
                                                                   EXHIBIT 10.34

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                              KINETICS GROUP, INC.

                                  $125,000,000
                          Senior Secured Notes due 2006

    Warrants to Purchase Equity Interests in Celerity Group, Inc. (Delaware)

                               ------------------

                     AMENDED AND RESTATED PURCHASE AGREEMENT

                               ------------------

                    Originally dated as of September 26, 2003
                as amended by Amendment No. 1 on January 21, 2004
            and as fully amended and restated hereby on April 9, 2004

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                                TABLE OF CONTENTS

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SECTION 1.      Authorization of Notes and Warrants...................................................          3

SECTION 2.      Sale and Purchase of Securities.......................................................          5

   2.01         Purchase Price........................................................................          5
   2.02         Warrants..............................................................................          6
   2.03         Security Interest.....................................................................          6
   2.04         Holder Expenses.......................................................................          7

SECTION 3.      Closing; Fees.........................................................................          7

   3.01         Closing...............................................................................          7
   3.03         Expenses..............................................................................          8
   3.04         Obligation of the Purchasers..........................................................          8

SECTION 4.      Prepayment of Notes; Payments; Taxes..................................................          9

   4.01         Optional Redemptions of Notes.........................................................          9
   4.02         Redemption Procedure..................................................................          9
   4.03         Net Payments; Taxes...................................................................         10
   4.04         Legal Defeasance and Covenant Defeasance..............................................         11

SECTION 5.      Conditions to Purchaser's Obligations.................................................         19

   5.01         Representations and Warranties........................................................         20
   5.02         Compliance with Agreements............................................................         20
   5.03         Certificates..........................................................................         20
   5.04         Documents; Due Diligence..............................................................         21
   5.05         Purchase of Securities Permitted by Applicable Laws...................................         21
   5.06         Opinion of Counsel....................................................................         21
   5.07         Approval of Counsel to the Purchasers.................................................         21
   5.09         No Material Judgment or Order.........................................................         21
   5.10         Pro Forma Balance Sheet...............................................................         22
   5.12         Good Standing Certificates............................................................         22
   5.13         No Litigation.........................................................................         22

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   5.14         Fees, Expenses, Etc...................................................................         22
   5.15         Employee Benefit Plans; Management Agreements; Debt Agreements; Senior Debt
                  Documents; Tax Sharing Agreements and Due Diligence.................................         22
   5.16         Indebtedness..........................................................................         23
   5.17         Guarantees............................................................................         23
   5.18         Adverse Change, Etc...................................................................         23
   5.19         Solvency Certificate; Solvency Opinion................................................         24
   5.20         Financial Statements; Projections.....................................................         24
   5.21         Assignment and Assumption Agreements..................................................         24
   5.22         BioKinetics Litigation................................................................         25
   5.23         Tax Effects...........................................................................         25
   5.24         Restructuring Agreement...............................................................         25
   5.25         Amended and Restated Limited Liability Agreement......................................         25
   5.26         Unitholders Agreement.................................................................         25
   5.27         Service of Process....................................................................         25
   5.28         Securities Laws.......................................................................         25
   5.29         Execution of Notes....................................................................         25
   5.30         Warrant Obligation; Warrant Exchange..................................................         25
   5.31         Amended Debt Documents................................................................         26
   5.33         Intercreditor Agreement...............................................................         26
   5.34         Liens.................................................................................         26
   5.35         UCCs..................................................................................         26
   5.36         SAFECO Forbearance....................................................................         26
   5.38         Parent Non-Recourse Guaranty and Pledge Agreement.....................................         27
   5.40         Performance; No Default...............................................................         27

SECTION 6.      Conditions to Company's Obligations...................................................         27

   6.01         Sale of Securities....................................................................         27
   6.02         Representations and Warranties of the Purchaser.......................................         27

SECTION 7.      Representations, Warranties and Agreements............................................         27

   7.01         Corporate Status......................................................................         28
   7.02         Corporate Power and Authority.........................................................         28
   7.03         No Violation..........................................................................         28
   7.04         Governmental Approvals................................................................         29

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   7.05         Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; Etc..         29
   7.06         Litigation............................................................................         30
   7.07         True and Complete Disclosure..........................................................         31
   7.09         Tax Returns and Payments..............................................................         31
   7.10         Compliance with ERISA.................................................................         31
   7.11         The Security Documents................................................................         33
   7.12         Representations and Warranties in Documents...........................................         34
   7.13         Title to Properties; Possession Under Leases..........................................         34
   7.14         Capitalization........................................................................         35
   7.15         Subsidiaries..........................................................................         35
   7.16         Compliance with Statutes, Etc.........................................................         35
   7.17         Status under Certain Federal Statutes.................................................         36
   7.18         Environmental Matters.................................................................         36
   7.19         Labor Relations.......................................................................         37
   7.20         Patents, Licenses, Franchises and Formulas............................................         37
   7.21         Indebtedness..........................................................................         40
   7.22         Transaction...........................................................................         40
   7.23         Insurance.............................................................................         40
   7.24         Subordinated Debt Provisions..........................................................         41
   7.25         Withholding and Other Taxes...........................................................         41
   7.26         Certain Fees..........................................................................         41
   7.27         Corporate Information.................................................................         41
   7.28         Securities Exemptions.................................................................         42
   7.29         Board Approval........................................................................         42
   7.30         Customers.............................................................................         42
   7.31         Affiliate Transactions................................................................         42
   7.32         Material Contracts....................................................................         43

SECTION 8.      Representations and Warranties of the Purchaser.......................................         44

   8.01         Purchaser Intent......................................................................         44
   8.02         Status of Purchaser...................................................................         44
   8.03         Source of Funds.......................................................................         44
   8.04         Authorization; No Contravention.......................................................         45
   8.05         Binding Effect........................................................................         45
   8.06         No Legal Bar..........................................................................         45
   8.07         Broker's, Finder's or Similar Fees....................................................         45
   8.08         Governmental Authorization............................................................         45

                                     -iii-

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   8.09         Purchasers and Agent..................................................................         45

SECTION 9.      Affirmative Covenants.................................................................         45

   9.01         Information Covenants.................................................................         45
   9.02         Books, Records and Inspections........................................................         52
   9.03         Maintenance of Property; Insurance....................................................         52
   9.04         Corporate Franchises..................................................................         54
   9.05         Compliance with Statutes, Etc.........................................................         54
   9.06         Compliance with Environmental Laws....................................................         54
   9.07         ERISA.................................................................................         55
   9.08         End of Fiscal Years; Fiscal Quarters..................................................         57
   9.09         Performance of Obligations............................................................         57
   9.10         Payment of Taxes......................................................................         57
   9.11         Ownership of Subsidiaries; Preservation of Corporate Existence........................         57
   9.12         Further Assurances; Additional Collateral.............................................         57
   9.13         Foreign Subsidiaries Security.........................................................         59
   9.14         Maintenance of Corporate Separateness.................................................         59
   9.15         Interest Rate Protection..............................................................         60
   9.16         Revolving Loan Reductions.............................................................         60
   9.17         Service of Process....................................................................         60
   9.18         Additional Collateral.................................................................         60
   9.19         Board Rights..........................................................................         60
   9.20         Ares Affiliates' Special Rights.......................................................         61
   9.21         Compliance with Transaction Documents.................................................         62

SECTION 10.     Negative Covenants....................................................................         62

   10.01        Liens.................................................................................         62
   10.02        Consolidation, Merger, Purchase or Sale of Assets, Etc................................         65
   10.03        Dividends.............................................................................         67
   10.04        Indebtedness..........................................................................         69
   10.05        Advances, Investments and Loans.......................................................         73
   10.06        Transactions with Affiliates..........................................................         75
   10.07        Capital Expenditures..................................................................         77
   10.08        Consolidated Interest Coverage Ratio..................................................         77
   10.09        Consolidated Fixed Charge Coverage Ratio..............................................         77
   10.10        Leverage Ratios.......................................................................         78

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   10.11        Minimum EBITDA; Liquidity.............................................................         79
   10.12        Limitation on Modifications of Indebtedness; Modifications of Certificate of
                  Incorporation, By-Laws and Certain Other Agreements; Etc............................         79
   10.13        Limitation on Certain Restrictions on Subsidiaries....................................         81
   10.14        Limitation on Issuance of Capital Stock...............................................         82
   10.15        Limitation on Creation of Subsidiaries................................................         82
   10.16        Business..............................................................................         83
   10.17        Senior Indebtedness...................................................................         83
   10.18        Compensation..........................................................................         83
   10.19        Alfa Laval Litigation Settlement......................................................         83
   10.20        Amendments or Waivers of Related Agreements...........................................         83

SECTION 11.     Events of Default.....................................................................         83

   11.01        Payments..............................................................................         83
   11.02        Representations, Etc..................................................................         84
   11.03        Covenants.............................................................................         84
   11.04        Default Under Other Agreements........................................................         84
   11.05        Bankruptcy, Etc.......................................................................         84
   11.06        ERISA.................................................................................         85
   11.07        Security Documents....................................................................         86
   11.08        Guarantee.............................................................................         86
   11.09        Judgments.............................................................................         86
   11.10        Change of Control.....................................................................         87
   11.11        Conviction............................................................................         87

SECTION 12      Definitions and Accounting Terms......................................................         87

   12.01        Defined Terms.........................................................................         87
   12.02        Accounting Terms: Financial Statements................................................        116
   12.03        Knowledge of Holdings and the Company.................................................        116

SECTION 13.     Guarantees............................................................................        117

   13.01        The Guarantee.........................................................................        117
   13.02        Obligations Unconditional.............................................................        117
   13.03        Reinstatement.........................................................................        118
   13.04        Subrogation; Subordination............................................................        119

                                      -v-

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   13.05        Remedies..............................................................................        119
   13.06        Instrument for the Payment of Money...................................................        119
   13.07        Continuing Guarantee..................................................................        120
   13.08        General Limitation on Guarantee Obligations...........................................        120
   13.09        Release of BioKinetics and KTS........................................................        120

SECTION 14.     Miscellaneous.........................................................................        120

   14.01        Payment of Expenses, Etc..............................................................        120
   14.02        Right of Setoff.......................................................................        122
   14.03        Notices...............................................................................        122
   14.04        Benefit of Agreement..................................................................        123
   14.05        No Waiver; Remedies Cumulative........................................................        123
   14.06        Calculations; Computations............................................................        123
   14.07        Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial................        124
   14.08        Counterparts..........................................................................        125
   14.09        Headings Descriptive..................................................................        125
   14.10        Amendment or Waiver; Etc..............................................................        125
   14.11        Survival..............................................................................        125
   14.12        Confidentiality.......................................................................        126
   14.13        Special Provisions Regarding Pledges of Equity Interests in, and
                     Promissory Notes Owed by, Persons Not Organized in the United
                     States...........................................................................        127
   14.14        Registration of Notes.................................................................        128
   14.15        Restructuring Agreement...............................................................        128

SECTION 15.     Appointment of Agent..................................................................        128

ANNEX 1         EXISTING SECURITIES HOLDERS
ANNEX 2         SCHEDULE OF PURCHASERS
ANNEX 3         TCP MEZZANINE PURCHASERS
ANNEX 4         GROSS-UP ALLOCATIONS
ANNEX 5         POST-TRANSACTION ALLOCATIONS

SCHEDULE 7.01   CORPORATE STATUS
SCHEDULE 7.06   LITIGATION
SCHEDULE 7.09   TAXES

SCHEDULE 7.10(a)                ERISA PLANS
SCHEDULE 7.10(b)                ERISA MATTERS
SCHEDULE 7.10(c)                FOREIGN PENSION PLANS
SCHEDULE 7.11(b)                MORTGAGED REAL PROPERTY RECORDING LOCATIONS
SCHEDULE 7.13(a)(i)             OWNED REAL PROPERTY
SCHEDULE 7.13(a)(ii)            LEASED REAL PROPERTY
SCHEDULE 7.13(a)(iii)           ENCUMBRANCES ON OWNED REAL PROPERTY
SCHEDULE 7.13(c)                EXISTING LIENS ON PROPERTY (OTHER THAN LIENS ON
                                REAL PROPERTY)
SCHEDULE 7.13(e)                RECOVERY EVENTS
SCHEDULE 7.14                   CAPITAL STOCK
SCHEDULE 7.15(b)                COMPANY'S SUBSIDIARIES
SCHEDULE 7.15(c)                ORGANIZATIONAL CHART
SCHEDULE 7.18                   ENVIRONMENTAL MATTERS
SCHEDULE 7.19                   LABOR RELATIONS
SCHEDULE 7.20(a)(v)             INTELLECTUAL PROPERTY LICENSES
SCHEDULE 7.20(b)                INTELLECTUAL PROPERTY CLAIMS OF COMPANY
SCHEDULE 7.20(c)                INTELLECTUAL PROPERTY CLAIMS AGAINST COMPANY
SCHEDULE 7.21                   EXISTING INDEBTEDNESS
SCHEDULE 7.21A                  PRE-CLOSING INDEBTEDNESS
SCHEDULE 7.23                   INSURANCE
SCHEDULE 7.25                   WITHHOLDING AND OTHER TAXES
SCHEDULE 7.27                   CORPORATE INFORMATION
SCHEDULE 7.30                   CUSTOMERS
SCHEDULE 7.31                   INTERCOMPANY CONTRACTS
SCHEDULE 7.32(a)                SIGNIFICANT CONTRACTS
SCHEDULE 7.32(b)                NON-BINDING CONTRACTS
SCHEDULE 10.01(iii)             EXISTING LIENS
SCHEDULE 10.02(xiv)             ASSETS
SCHEDULE 10.05                  EXISTING INVESTMENTS

EXHIBIT A                       Form of Series A Note
EXHIBIT A-1                     Form of Series B Note
EXHIBIT A-2                     Form of Series C Note
EXHIBIT B                       Form of Warrant Exchange Agreement
EXHIBIT C                       Form of Opinion of Cooley Godward LLP
EXHIBIT C-1                     Form of Opinion of Fenwick & West LLP
EXHIBIT C-2                     Form of Opinion of Company's General Counsel
EXHIBIT D                       Form of Compliance Certificate
EXHIBIT E                       Form of Officer's Certificate
EXHIBIT E-1                     Form of Secretary's Certificate
EXHIBIT F                       Form of Security Agreement

                                     -vii-

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EXHIBIT H                       Form of Solvency Certificate for Company
EXHIBIT H-1                     Form of Solvency Certificate for KSI
EXHIBIT I                       Form of Restated Certificate of Incorporation
EXHIBIT J                       Form of Joinder Agreement
EXHIBIT K                       Form of Intercreditor Agreement
EXHIBIT L                       Form of Trustee Joinder Agreement

         AMENDED AND RESTATED PURCHASE AGREEMENT dated as of April 9, 2004 (the "Agreement") among KINETICS GROUP, INC., a Delaware corporation (the "Company"), CELERITY GROUP, INC., a Delaware corporation ("Holdings"), KINETIC SYSTEMS, INC., a California corporation ("KSI"), the SUBSIDIARY GUARANTORS (as hereinafter defined) party hereto from time to time, the KSI GUARANTORS (as hereinafter defined), (Holdings, KSI, the Subsidiary Guarantors and the KSI GUARANTORS, the "Guarantors" and each individually a "Guarantor"), SPECIAL VALUE ABSOLUTE RETURN FUND, LLC, a Delaware limited liability company, SPECIAL VALUE BOND FUND, LLC, a Delaware limited liability company, SPECIAL VALUE BOND FUND II, LLC, a Delaware limited liability company, J.B. FUQUA FAMILY CHARITABLE LEAD ANNUITY TRUST - 2000, a trust organized under the laws of Georgia, ARES III CLO LTD., a company organized under the laws of the Cayman Islands, ARES IV CLO LTD., a company organized under the laws of the Cayman Islands, ARES TOTAL VALUE FUND, L.P., a Delaware limited partnership (Ares III CLO Ltd., Ares IV CLO Ltd. and Ares Total Value Fund, L.P., collectively, "Ares") and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Delaware corporation (each of Special Value Absolute Fund, LLC, Special Value Bond Fund, LLC, Special Value Bond Fund II, LLC, J.B. Fuqua Family Charitable Lead Annuity Trust - 2000, Ares III CLO Ltd., Ares IV CLO Ltd., Ares Total Value Fund, L.P. and Massachusetts Mutual Life Insurance Company, a "Purchaser" and together, the "Purchasers") and TENNENBAUM CAPITAL PARTNERS, LLC, a Delaware limited liability company, as agent for the Purchasers (in such capacities, the "Collateral Agent" or, alternatively, the "Agent").

         WHEREAS, the Company, Holdings, the Subsidiary Guarantors party thereto and the purchasers party thereto (the "Original Purchasers") entered into that certain Purchase Agreement dated as of September 26, 2003 (the "Original Purchase Agreement") whereby the Original Purchasers purchased $75 million principal amount of the Company's Senior Secured Notes due 2006 (as amended and in substantially the form attached hereto as Exhibit A, the "Series A Notes") and warrants to acquire shares of stock of Holdings (the "Series A Warrants");

         WHEREAS, the Company, Holdings, the Subsidiary Guarantors party thereto and the Original Purchasers entered into that certain Amendment No. 1 ("Amendment No. 1") to the Original Purchase Agreement dated as of January 21, 2004 (as amended, the "Existing Purchase Agreement") whereby the Original Purchasers purchased an additional $16 million principal amount of the Company's Senior Secured Notes due 2006 (as amended and in substantially the form attached hereto as Exhibit A-1, the "Existing Series B Notes" and, together with the Series A Notes, the "Existing Notes") and warrants to acquire shares of stock of Holdings (the "Existing Series B Warrants" and, together with the Series A Warrants, the "Existing Warrants", and the Existing Warrants together with the Series A Notes and the Existing Series B Notes, the "Existing Securities");

         WHEREAS, pursuant to certain assignment and assumption agreements, the Original Purchasers transferred a portion of their interest in the Existing Notes to Ares Leveraged Investment Fund II, L.P. and Massachusetts Mutual Life Insurance Company, and Ares Leveraged Investment Fund II, L.P. subsequently allocated a portion of its interest in the Existing Notes to Ares VII CLO Ltd. and Ares VIII CLO Ltd.;

         WHEREAS, the Company, Holdings, KSI, KH LLC, Celerity Group, Inc., a California corporation, Kinetics Chempure, FTS Systems, Inc. (formerly Kinetics Thermal Systems, Inc.), Kinetic Systems Caribe, Inc., and Kinetic Systems International, Inc., the Purchasers hereto, the Agent, Ares Corporate Opportunities Fund, L.P., MidOcean Celerity Investment Partners, L.P. ("MidOcean"), Behrman Capital Partners ("Behrman"), Gryphon Investors ("Gryphon"), Ares Leveraged Investment Fund II, L.P., Ares VII CLO Ltd. and Ares VIII CLO Ltd. have entered into that certain Restructuring Agreement dated as of April 9, 2004 (the "Restructuring Agreement") whereby the parties thereto have agreed to undertake the restructuring and refinancing transactions described therein in order to effectuate the initial public offering of Holdings;

         WHEREAS, pursuant to this agreement, the Purchasers identified on Annex 2 hereto as TCP Note Purchasers have agreed to pay to the Company an aggregate of $29 million in consideration ($19 million of which is payable in cash and $10 million of which is payable by the transfer of $10 million aggregate principal amount of Old Mezzanine Notes, as defined hereinafter) to purchase (i) $25 million aggregate principal amount of Series C Notes (as defined hereinafter),
(ii) $4 million aggregate principal amount of the New Series B Notes (as defined hereinafter), and (iii) warrants for shares of Holdings' preferred and common stock, each in the amounts indicated opposite such Purchaser's name on Annex 2;

         WHEREAS, the Purchasers identified on Annex 2 hereto as Ares Note Purchasers have agreed to pay to the Company $5 million in cash to purchase (i) $5 million aggregate principal amount of Series C Notes and (ii) warrants for shares of Holdings' preferred and common stock, each in the amounts indicated opposite such Purchaser's name on Annex 2;

         WHEREAS, the Purchasers identified on Annex 3 hereto as TCP Mezzanine Liquidation Certificate Purchasers have agreed to pay to the Company (i) $125,000 in cash to purchase $833,333.33 aggregate face amount of Liquidation Certificates, as defined in the Senior Subordinated Note Purchase Agreement (the "TCP Liquidation Certificates") and (ii) $74,676.64 in cash for the New TCP Mezzanine Warrants (as defined herein), each in the amounts indicated opposite such Purchaser's name on Annex 3;

         WHEREAS, the Company, Holdings and the Subsidiary Guarantors have agreed that the Notes hereunder will be secured by the liens created under the Security Documents; and

         WHEREAS, pursuant to Section 14.10, the Required Holders have the right to amend various provisions of the Transaction Documents, consent to various departures of any Restricted Party therefrom or take action contemplated in the Transaction Documents on the terms and limitations set forth herein; and

         WHEREAS, subject to and in accordance with the terms and conditions hereinafter set forth, the Required Holders are willing to amend and restate the Existing Purchase Agreement in accordance with the terms hereof to facilitate the transactions under the Restructuring Agreement.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Authorization of Notes and Warrants. The Company and each Guarantor acknowledges:

                  (i) the authorization, issuance and sale of $75 million aggregate principal amount of the Series A Notes (pursuant to the Original Purchase Agreement) and $16 million aggregate principal amount of the Existing Series B Notes (pursuant to Amendment No. 1) to the Existing Purchasers;

                  (ii) the authorization, issuance and sale of the Series A Warrants (pursuant to the Original Purchase Agreement) and the Existing Series B Warrants (pursuant to Amendment No. 1) to the Existing Purchasers;

                  (iii) the authorization and issuance of the shares from time to time underlying the Existing Warrants upon exercise of the Existing Warrants.

The Existing Notes and Existing Warrants are currently held by the holders listed on Annex 1 hereto, in the amounts indicated opposite such holder's name thereon.

         (b)      the Company hereby authorizes:

                  (i) the issuance and sale of an additional $4,000,000 aggregate principal amount of its Series B Senior Secured Notes due 2006 substantially in the form of Exhibit A-1 hereto (the "New Series B Notes") to the Purchasers in the amount indicated opposite such Purchaser's name on Annex 2 hereto;

                  (ii) the issuance and sale of $30,000,000 aggregate principal amount of its Series C Senior Secured Notes due 2006 substantially in the form of Exhibit A-2 hereto (the "Series C Notes", and together with the New Series B Notes, the "New Notes", and the New Notes together with the Existing Notes, the "Notes"), the Notes bearing interest at a rate of LIBOR plus 10% per annum (the "Base Amount") subject to Section 2.04 hereof, interest payable quarterly in arrears with no amortization, to the Purchasers in the amount indicated opposite such Purchaser's name on Annex 2 hereto;

                  (iii) the issuance and sale of detachable warrants to purchase 0.53% of each of Holdings' outstanding series of preferred and common stock on a fully-diluted basis as of the Closing Date after giving effect to the transactions contemplated hereby (the "New Series B Warrants"), to the Purchasers in the amount indicated opposite such Purchaser's name on Annex 2 hereto;

                  (iv) the sale of the TCP Liquidation Certificates having the rights, benefits and limitations given thereto in the Senior Subordinated Note Purchase Agreement and the issuance and sale of detachable warrants to purchase 0.348% of each of Holdings' outstanding series of preferred and common stock on a fully-diluted basis as of the Closing Date after giving effect to the transactions contemplated hereby (the "New TCP Mezzanine Warrants"), each to the Purchasers in the amount indicated opposite such Purchaser's name on Annex 3;

                  (v) the issuance and sale of detachable warrants to purchase 3.00% of each of Holdings' outstanding series of preferred and common stock on a fully-diluted basis as of the Closing Date after giving effect to the transactions contemplated hereby (the "Series C Warrants", and together with the New Series B Warrants and the New TCP Mezzanine Warrants, the "New Warrants", and the New Warrants together with the New Notes and the TCP Liquidation Certificates, the "New Securities", and the New Securities together with the Existing Securities, the "Securities") to the Purchasers in the amount indicated opposite such Purchaser's name on Annex 2 hereto; and

                  (vi) the issuance of the shares from time to time underlying the New Warrants (the "Warrant Shares") upon exercise of the New Warrants.

The warrants to be issued to the each of the holders of the Existing Warrants pursuant to the anti-dilution provisions of such holder's Existing Warrants and the term sheet attached to the Restructuring Agreement as a result of the issuance of certain of the New Warrants and warrants being issued in connection with the Senior Subordinated Note Purchase Agreement are set forth on Annex 4, in the amounts indicated opposite such holder's name thereon. The Securities to be held by each of the holders of Securities immediately following the consummation of the transactions contemplated herein (exclusive of the TCP Retained Warrants) are set forth on Annex 5, in the amounts indicated opposite such holder's name thereon.

         SECTION 2.        Sale and Purchase of Securities.

         2.01     Purchase Price.

         (a) The Company has issued and sold to the Original Purchasers, pursuant to the Original Purchase Agreement, the Existing Securities in the principal amount (in the case of the Series A Notes) and exercisable for the number of shares of common stock and preferred stock (in the case of the Series A Warrants) specified opposite such Original Purchaser's name on Annex 1, for an aggregate purchase price equal to 100% of the principal amount of the Series A Notes (the "Original Purchase Price"); and in that regard, the parties to the Original Purchase Agreement agreed that $71,700,000 of the $75,000,000 aggregate Original Purchase Price paid for the Series A Notes and the Series A Warrants was allocated to the Notes for United States federal income tax purposes and the remaining $3,300,000 of the Original Purchase Price was allocated to the Series A Warrants.

         (b) The Company has issued and sold to the Original Purchasers pursuant to Amendment No. 1 (or, an Original Purchaser has sold to a Purchaser) the Existing Securities in the principal amount (in the case of the Existing Series B Notes) and exercisable for the number of shares of common stock and preferred stock (in the case of the Existing Series B Warrants) specified opposite such Original Purchaser's or Purchaser's name, as the case may be, on Annex 1, for an aggregate purchase price equal to 100% of the principal amount of the Existing Series B Notes (the "Series B Purchase Price"); and in that regard, the parties to Amendment No. 1 agreed that $15,296,000 of the $16,000,000 aggregate Series B Purchase Price paid for the Series B Notes and the Existing Series B Warrants shall be allocated to the Existing Series B Notes for United States federal income tax purposes and the remaining $704,000 of the Series B Purchase Price shall be allocated to the Existing Series B Warrants.

         (c) The Company will hereby issue and sell to the Purchasers and, subject to the terms and conditions of this Agreement, the Purchasers will buy from the Company, at the Closing provided for in Section 3, the New Securities in the principal amount (in the case of the New Notes), in the face amount (in the case of the Liquidation Certificates) and exercisable for the number of shares of common stock and preferred stock (in the case of the New

                                      -6-
Warrants) specified opposite such Purchaser's name on Annex 2 and Annex 3, for an aggregate purchase price equal to 100% of the principal amount of the New Notes specified therein (the "Purchase Price"); and in that regard, the parties hereto agree that the aggregate Purchase Price paid for the New Securities shall be allocated for federal income tax purposes as follows:

      NEW SECURITY                        PURCHASE PRICE ALLOCATION
New Notes                                      $33,042,423.36

New Series B Warrants                          $   114,400.00

Series C Warrants                              $   643,500.00

New TCP Mezzanine Warrants                     $    74,676.64

TCP Liquidation Certificates                   $   125,000.00

         (d) The consideration for the New Securities will consist of $24,000,000 in cash and $10,000,000 in Old Mezzanine Notes. The allocation of the Purchase Price among the Purchasers is set forth on Annex 2 and Annex 3.

         2.02 Warrants. (a) The New Warrants and the Warrant Shares are subject to the terms of, and are entitled to all of the rights and benefits therefor in, the Restated Shareholders Agreement. The New Warrants may be transferred separately from the Notes. The parties hereto acknowledge that the Warrants purchased by certain of the Purchasers hereunder pursuant to the TCP Assignment and Assumption Agreement may be immediately exchanged into warrant strips as set forth in the Letter Agreement dated as of the date hereof between the Purchasers under the Senior Subordinated Note Purchase Agreement and Holdings. The parties hereto acknowledge that this obligation of Holdings to issue the New Warrants may be exchanged by the Holder thereof directly into membership interests in KH LLC in accordance with the terms of the Restructuring Agreement without requiring the New Warrants to be issued in physical form prior to such exchange. Upon such exchange, such membership interests in KH LLC will be subject to the terms of, and will be entitled to all of the rights and benefits therefor in, the LLC Agreement and the Unitholders Agreement. Such membership interests may be transferred separately from the Notes.

         2.03 Security Interest. Each of the Notes shall be obligations of the Company secured by Liens on the Company's interests in the Collateral with such Liens having the relative priority set forth in the Intercreditor Agreement substantially in the form of Exhibit K, and supported by guaranties made by the Guarantors.

         2.04 Holder Expenses. If any Holder incurs costs or expenses of the type specified or similar to those described in Section 1.10 of the Senior Credit Agreement or is funding any portion of its Notes through a credit agreement, line of credit or other loan arrangement ("funding source agreement") which contains provisions similar to those set forth in Section 1.10 of the Senior Credit Agreement and such Holder is required by the terms of such funding source agreement to pay to one or more lenders under such funding source agreement increased amounts similar to those payable under Section 1.10 of the Senior Credit Agreement, then the Company shall promptly pay to such Holder, such additional amount or amounts as may be necessary to compensate such Holder for the increased amounts payable under such funding source agreement. Such Holder may assume for purposes of apportioning such increased amounts that the Notes issued hereunder by such Holder were funded entirely by borrowings under such funding source agreement.

         SECTION 3.        Closing; Fees.

         3.01 Closing. The sale of the New Securities to be purchased by the Purchasers shall take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York, at 10:00 a.m., Eastern Standard Time, at a closing (the "Closing") on April 9, 2004 or at such other place and on such other Business Day thereafter (the "Closing Date") as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the New Securities indicated opposite such Purchaser's name on Annex 2 hereto subject to the following:

         (a) the New Notes to be issued to each Purchaser shall be registered in the names, and in the denominations, set forth in Annex 2, and dated the Closing Date; and

         (b) the New Warrants to be issued to each Purchaser shall be registered in the names, and in respect of the number of Warrant Shares, set forth on Annex 2 and Annex 3, and dated the Closing Date (the parties hereto acknowledge that this obligation of Holdings to issue the New Warrants may be exchanged by the Holder thereof directly into membership interests in KH LLC in accordance with the terms of the Restructuring Agreement without requiring the New Warrants to be issued in physical form prior to such exchange; upon such exchange, such membership interests in KH LLC will be subject to the terms of, and will be entitled to all of the rights and benefits therefor in, the Unitholders Agreement, and such membership interests may be transferred separately from the Notes);

against delivery by each Purchaser to the Company of the consideration specified above in the amount of the purchase price therefor. The portion of the Purchase Price to be paid in cash shall be paid in immediately available funds. The portion of the Purchase Price to be paid by tender of Old Mezzanine Notes shall be paid by delivery of such consideration to the Company for immediate cancellation at Closing. The transactions set forth herein and the obligations of the Purchasers hereunder are conditioned upon the Company's simultaneous cancella-tion of the Old Mezzanine Notes. If at the Closing the Company shall fail to tender such Securities to the Purchasers as provided above in this Section 3, or any of the conditions specified in Section 5 shall not have been satisfied to the Purchasers' satisfaction, each Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights it may have by reason of such failure to deliver the New Securities or such failure of condition precedent.

         3.02 Advisory Fee. At the Closing, the Company shall pay to the Agent or its designees a fee (the "Advisory Fee") in an amount equal to 1.5% of the principal amount of the New Notes.

         3.03 Expenses. Subject to Section 14.01, whether or not the New Securities are sold, on the Closing Date, the Company will pay to each Purchaser the reasonable fees and disbursements of legal counsel and consultants and such other expenses, including search fees, diligence fees and expenses, documentation fees and filing fees, incurred by the Purchasers or them in connection with the transactions contemplated herein, set forth in a statement (accompanied by reasonable detail) delivered to the Company on or prior to the date of the Closing, and thereafter the Company will pay, promptly upon receipt of a supplemental statement therefor (accompanied by reasonable detail), such additional reasonable fees and expenses, if any, as may be incurred in connection with such transactions.

         3.04 Obligation of the Purchasers. The Company hereby acknowledges and agrees that the Purchasers shall have no obligation to purchase the New Securities or otherwise consummate the transactions contemplated by this Agreement if any of the conditions to closing described in Section 5 has not been satisfied at or prior to the Closing.

         SECTION 4.        Prepayment of Notes; Payments; Taxes.

         4.01     Optional Redemption of Notes. (a) Other than pursuant to
Section 4.01(b), the Company may not voluntarily redeem any portion of the Notes from the Closing Date through September 26, 2005. At its option from and after September 26, 2005 through the Maturity Date, upon notice as provided in Section 4.01(c), the Company may redeem at any time, or from time to time, all or any part of the Notes at the redemption price (expressed as percentages of the principal amount of Notes outstanding) set forth below (the "Redemption Premium") plus accrued and unpaid interest thereon, if any, to the applicable redemption date:

                                                  Optional Redemption Price as a Percentage of
                Period                                        the Principal Amount
-----------------------------------------         --------------------------------------------
From and after September 26, 2003 through                        Not Redeemable
          September 26, 2005

From September 27, 2005 through                                       101.5%
          the Maturity Date

         (b) Any time subsequent to the Closing, in the event that the Company completes a Qualified Public Equity Offering, the Company may redeem up to 20% of the then outstanding Notes at 101.5% of the principal face amount of such Notes plus accrued and unpaid interest thereon, if any, to the applicable redemption date. Such redemption shall be made pro rata across all tranches of Notes issued hereunder.

         (c) The Company will give each holder of a Note written notice of each optional redemption under this Section 4.01 not less than 30 days and not more than 60 days prior to the date fixed for such redemption, in each case specifying such date, the aggregate principal amount of the Notes to be redeemed, and the principal amount of each Note held by such holder to be redeemed. Such notice shall be accompanied by an officer's certificate certifying that the conditions of this Section 4.01 have been fulfilled and specifying the particulars of such fulfillment.

         (d) Notwithstanding anything to the contrary contained herein, the Company may not redeem any portion of the Notes under Sections 4.01(a) or (b) if a Default or Event of Default shall be continuing.

         4.02     Redemption Procedure.

                  (a) In the case of each redemption of less than all of the outstanding Notes pursuant to Section 4.01(a), the Notes shall be redeemed pro rata among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption, with adjustments, to the extent practicable, to compensate for any prior redemptions not made exactly in such proportion. In the case of a redemption of Notes pursuant to Section 4.01(b), the Notes shall be redeemed pro rata among all Notes of the series at the time outstanding being redeemed in accordance with the percentages allocated to such series in such section above, in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not therefore called for redemption.

                  (b) In the case of each redemption pursuant to Section 4.01(a) or (b), the principal amount of each Note to be redeemed shall mature and become due and payable on the date fixed for such redemption, together with interest on such principal amount accrued to such date and the applicable premium, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and premium, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or redeemed in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any redeemed principal amount of any Note.

         4.03 Net Payments; Taxes. (a) All payments made by any Restricted Party hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax (including, without limitation, franchise taxes) imposed on or measured by the net income or net profits of a Holder pursuant to the laws of the United States of America, the jurisdiction in which it is organized or the jurisdiction in which the principal office of such Holder is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Company agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Company agrees to reimburse any Holder, upon the written request of such Holder, for taxes (including, without limitation, franchise taxes) imposed on or measured by the net income or net profits of the Purchasers pursuant to the laws of the jurisdiction in which the Holder is organized or in which the principal office of such Holder is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Holder is organized or in which the principal office of such Holder is located and for any withholding of taxes as such Holder shall determine are payable by, or withheld from, such Holder, in respect of such amounts so paid to or on behalf of such Holder pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of the Holder pursuant to this sentence. The Company will furnish to such Holder within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Company. The Company agrees to indemnify and hold harmless each Holder, and reimburse such Holder upon its written request, for the amount of any Taxes so levied or imposed and paid by such Holder.

         (b) If a Holder in its sole discretion determines that it has received a refund of, or in respect of, any U.S. Taxes for which the Company has paid additional amounts pursuant to this Section 4.03 or, after the payment of such U.S. Taxes or additional amounts, the Purchaser in its sole discretion determines that it has received a tax credit, deduction or other benefit by reason of the payment or accrual of such U.S. Taxes, such Holder shall within 120 days from the date of the receipt of such refund or realization of such credit, deduction or benefit, pay to the Company an amount equal to such refund, credit, deduction or tax benefit. Nothing in this Section 4.03(b) shall require any Holder to disclose its tax returns to any Restricted Party.

         4.04     Legal Defeasance And Covenant Defeasance.

         (a)      Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an officer's certificate, at any time, elect to have either subsection (b) or (c) of this Section 4.04 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Section 4.04.

         (b)      Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 4.04(a) above of the option applicable to this Section 4.04(b), each of the Restricted Parties, as applicable, shall, subject to the satisfaction of the applicable conditions set forth in Section 4.04(d) hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged all amounts owed under the outstanding Notes and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 4.04(e) hereof and the other Sections of this Agreement referred to in (i) and (ii) of this
Section 4.04(b) below, and to have satisfied all its other obligations under such Notes, such Guarantees and this Agreement, except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 4.04(d) hereof, and as more fully set forth in such Section 4.04(d), payments in respect of the principal of, the premium, (including the premium described in Section 4.04(e) below) and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Sections 14.01, 14.07 and 14.14 hereof, and (iii) this Section
4.04. Subject to compliance with this Section 4.04, the Company may exercise its option under this Section 4.04(b) notwithstanding the prior exercise of its option under Section 4.04(c) hereof.

         (c)      Covenant Defeasance.

                  Upon the Company's exercise under Section 4.04(a) hereof of the option applicable to this Section 4.04(c), subject to the satisfaction of the applicable conditions set forth in Section 4.04(d) hereof, the Restricted Parties shall be released from their respective obligations under Sections 9.01 (as to any particular information thereunder to the extent such information is not at the applicable time being prepared for any other provider of debt financing or credit to the Company or any Subsidiary of the Company), 9.03, 9.04, 9.05, 9.06, 9.07, 9.08, 9.09, 9.11, 9.12, 9.13, 9.14, 9.15, 9.16, 9.18,
9.19, 9.20, 9.21 and all of Section 10 hereof, in each case on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes and Guarantees shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Restricted Parties may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 11 hereof, but, except as specified above, the remainder of this Agreement and such Notes and Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 4.04(a) hereof of the option applicable to this Section 4.04(c) hereof, subject to the satisfaction of the applicable conditions set forth in Section 4.04(d) hereof, (x) Sections 11.02, 11.03, 11.04, 11.06, 11.07, 11.09 and 11.11 hereof shall not constitute Events of Default and (y) Sections 11.05

(with respect to Subsidiaries of the Company only), 11.08 and 11.10 shall not constitute an Event of Default as of the 91st day following the occurrence of the Company's exercise of Covenant Defeasance; provided, however that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective.

         (d)      Conditions to Legal or Covenant Defeasance.

     The following shall be the conditions to the application of either Section 4.04(b) or 4.04(c) hereof to the outstanding Notes and Guarantees:

                           (i) the Company must irrevocably deposit with the
Trustee, in trust, for the benefit of the Holders, cash in United States legal tender, U.S. Government Obligations, or a combination thereof, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the Defeasance Amount as described in
Section 4.04(e) below and the Trustee will have been granted for the benefit of the Holders, a valid, perfected exclusive security interest in such trust;

                           (ii) only in the case of an election under Section
4.04(b) hereof, the Company must deliver to the Holders an opinion of counsel in the United States reasonably acceptable to the Holders confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Agreement, there has been a change in the applicable federal income tax law, in either case to the effect that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                           (iii) only in the case of an election under Section
4.04(c) hereof, the Company must deliver to the Holders an opinion of counsel in the United States reasonably acceptable to the Holders confirming that either
(A) Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred, provided that in giving such opinion, counsel shall be entitled to rely upon a certificate of the Company as to factual matters (including, by way of example and not limitation, a representation from the Company as to the effect of such Covenant Defeasance on the Holders' expectations of repayment), or (B) the Company has received from the Internal Revenue Service a ruling to the same effect;

                           (iv) in the case of Legal Defeasance no Event of
Default specified in Section 11.05 shall have occurred at any time from the date of the deposit to the 91st calendar day thereafter (it being understood that this condition to Legal Defeasance may not be satisfied until such 91st calendar day after the date of deposit);

                           (v) the Defeasance may not result in a breach or
violation of, or constitute a default under this Agreement or any other material agreement or instrument to which any Restricted Party is a party or by which a Restricted Party is bound;

                           (vi) the Company must deliver to the Trustee an
officers' certificate stating that the deposit was not made by the Company with the intent to hinder, delay or defraud any other of the Company's creditors;

                           (vii) the Company shall have delivered to the Trustee
and the Holders an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds (except as to trust funds that would be payable to holders of Notes who are "Insiders" as that term is defined by the United States Bankruptcy Code) will not be subject to Section 547 of the United States Bankruptcy Code; and

                           (viii) the Company must deliver to the Trustee an
officers' certificate confirming the satisfaction of the conditions in clauses
(i) through (viii) of this Section 4.04(d) above, and an opinion of counsel, confirming the satisfaction of the conditions in clauses (i) of this Section 4.04(d) (with respect to the validity and perfection of the security interest) and (v) of this Section 4.04(d).

     Legal Defeasance or Covenant Defeasance, as the case may be, shall be deemed to occur on the date all of the applicable conditions set forth in this
Section 4.04(d) are satisfied as to such Defeasance.

         (e)      Defeasance Amount.

                  The Defeasance Amount is equal to the sum of the following:

                           (i)      the principal of the outstanding Notes;

                           (ii)     accrued but unpaid interest on the
outstanding Notes through date of Defeasance;

                           (iii)    interest on the outstanding Notes (computed
as mutually determined by the Company and the Agent in good faith) through the earlier of the applicable redemption date as may be permitted under Section 4.01 (as may be specified by the Company upon exercise of its option for Legal Defeasance or Covenant Defeasance) or the stated date of maturity of the outstanding Notes; and

                           (iv)     the Redemption Premium, if applicable.

         (f) Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 4.04(g) hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.04(d) hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Agreement, to the payment to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 4.04(d) hereof or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Section 4.04 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 4.04(d) hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Holders are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         (g)      Repayment to Company.

                  Any money deposited with the Trustee in trust for the payment of the Defeasance Amount and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Company on its written request and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee with respect to such trust money, shall thereupon cease; provided, however, that the Trustee, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         (h)      Reinstatement.

                  If the Trustee is unable to apply any United States legal tender or U.S. Government Obligations in accordance with Section 4.04(b) or 4.04(c) hereof, as the case may be, by reason of any order directing the repayment of the deposited money to the Company or otherwise making the deposit unavailable to make payments under the Notes when due, or if any court enters an order avoiding the deposit of money with the Trustee or otherwise requires the payment of the money so deposited to the Company or to a fund for the benefit of its creditors, then (so long as the insufficiency exists or the order remains in effect) the Restricted Parties' obligations under this Agreement, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.04(b) or 4.04(c) hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 4.04(b) or 4.04(c) hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee.

         (i) Release of Collateral. Provided all conditions for Legal Defeasance or Covenant Defeasance in Section 4.04(d) have been met (except that the provisions of Section 4.04(d)(iv) shall have been met with respect to both Legal Defeasance and Covenant Defeasance) and the Legal Defeasance or Covenant Defeasance, as the case may be, has been deemed to have occurred, the Collateral Agent shall execute documents and deliver such instruments as may be required to reconvey, release, assign and deliver to the Company the Collateral Agent's interest in the Collateral.

         (j)      The Trustee.

                           (i) Appointment of Trustee. Each of the Agent and the
Company hereby agree that upon the Company's notice to the Agent of its intention to pursue defeasance under Section 4.04(b) or Section 4.04(c) the Company shall choose a party to act as trustee for purposes of this Section 4.04, subject to the reasonable written approval of the Agent. The Company and the Agent agree to act reasonably to amend the terms of this Section 4.04(j) as reasonably requested by a prospective trustee or its counsel in order for it to enter into this Agreement. Thereafter, such mutually agreed upon party shall become party to this Agreement by signing the Trustee Joinder Agreement attached hereto as Exhibit L (upon signing the Trustee Joinder Agreement such party, the "Trustee"). Thereafter, the Trustee shall be empowered to take such actions and to exercise such powers as are delegated to the

Trustee by the terms of this Section 4.04, together with such actions and powers as are reasonably incidental thereto.

                           (ii) Duties of Trustee. (1) The duties of the Trustee
shall be determined solely by the express provisions of this Section 4.04 and the Trustee need perform only those duties that are specifically set forth in this Section 4.04 and no others, and no implied covenants or obligations shall be read into this Section 4.04 against the Trustee; and in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Section 4.04. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Agreement.

                                    (2) The Trustee may not be relieved from
liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and no provision of this Agreement shall require the Trustee to expend or risk its own funds or incur any liability.

                           (iii) Rights of Trustee.

                                    (1) In connection with the Trustee's rights
and duties under this Section 4.04, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                                    (2) Before the Trustee acts or refrains from
acting under this Section 4.04, it may require an officers' certificate or an opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such officers' certificate or opinion of counsel. The Trustee may consult with counsel and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                                    (3) The Trustee may act through its
attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                                    (4) The Trustee shall not be liable for any
action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Section 4.04.

                                    (5) The Trustee shall not be bound to make
any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit.

                           (iv) Compensation and Indemnity. The Company shall
pay to the Trustee from time to time reasonable compensation for its acceptance of this Section 4.04 and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                           The Company shall indemnify the Trustee against any
and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Section 4.04, including the costs and expenses defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                           The obligations of the Company under this Section
4.04 shall survive the satisfaction and discharge of this Agreement.

                           To secure the Company's payment obligations in this
Section 4.04, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Agreement.

                           (v) Replacement of Trustee. A resignation or removal
of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                           The Trustee may resign in writing at any time and be
discharged from the trust hereby created by so notifying the Company. The Required Holders may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if: (1) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (2) a custodian or public officer takes charge of the Trustee or its property; or (3) the Trustee becomes incapable of acting.

                           If the Trustee resigns or is removed or if a vacancy
exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee, subject to the written reasonable approval of the Agent.

                           A successor Trustee shall deliver a written
acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Agreement. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 4.04(j)(v), the Company's obligations under Section 4.04(j)(iv) hereof shall continue for the benefit of the retiring Trustee.

                           (vi) Successor Trustee by Merger, etc. If the Trustee
consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                           (vii) Eligibility; Disqualification. Any Trustee
appointed hereunder shall be a corporation or trust company (or a member of a bank holding company) organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

         SECTION 5. Conditions to Purchasers' Obligations. The effectiveness of the amendment and restatement of the Existing Purchase Agreement and the Purchasers' obligation to purchase and pay for the New Securities at the Closing is subject to the fulfillment, to the Purchasers' satisfaction or written waiver, on or before the Closing Date, of the following conditions, provided, the occurrence of the Closing shall constitute evidence of the satisfaction or waiver of such conditions:

         5.01 Representations and Warranties. The representations and warranties of the Restricted Parties contained in Section 7 hereof and those otherwise made in writing by or on behalf of the Restricted Parties in connection with the Transactions shall be true and correct at and as of the date hereof and the Closing Date as if made at and as of such date (unless such representation or warranty was made as of a specified date, in which case such representation or warranty shall be true and correct only as of such specified date).

         5.02 Compliance with Agreements. The Restricted Parties shall have performed and complied with all of their agreements and conditions set forth or contemplated herein or in the Restructuring Agreement that are required to be performed or complied with by such parties on or before the Closing Date, and Agent shall have received at the Closing a certificate to the foregoing effect, dated the Closing Date, and executed by the Chief Executive Officer, President or a Vice President of the Company.

         5.03 Certificates. (a) The Agent shall have received certificates from each Restricted Party, dated the Closing Date (a) substantially in the form of Exhibit E-1 signed by the Secretary or an Assistant Secretary of such Restricted Party, certifying (i) that the attached copies of the Certificate of Incorporation and By-laws of the Restricted Party, and resolutions of the Board of Directors of the Restricted Party approving the Transaction Documents and the Restructuring Agreement to which it is a party and the transactions contemplated hereby and thereby are all true, complete and correct and remain unamended and in full force and effect, and (ii) the incumbency and specimen signature of each officer of the Restricted Party executing any Transaction Document and the Restructuring Agreement to which it is a party or any other document delivered in connection herewith and therewith on behalf of such Restricted Party and (b) substantially in the form of Exhibit E signed by the President, Chief Financial Officer or Treasurer of Restricted Party certifying that (i) the conditions to closing set forth in Section 5 have been satisfied, (ii) the representations and warranties contained in this Agreement and the other Transaction Documents and the Restructuring Agreement are true and correct in all material respects and
(iii) no Default or Event of Default has occurred and is continuing or would result from the Transactions.

         (b) All corporate and legal proceedings and all material instruments and agreements in connection with the Transactions shall be reasonably satisfactory in form and substance to the Purchasers, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

         5.04 Documents; Due Diligence. The Agent shall have received true, complete and correct copies of such agreements, schedules, exhibits, certificates, documents, financial information and filings as they may reasonably request in connection with or relating to the Transactions contemplated hereby, all in form and substance satisfactory to the Agent. In addition, the Purchasers shall have, to their sole satisfaction and the satisfaction of their legal counsel, completed a due diligence review, including without limitation, with respect to business, legal, accounting, environmental and tax matters.

         5.05 Purchase of Securities Permitted by Applicable Laws. The acquisition of and payment for the Securities to be acquired by the Purchasers hereunder and the consummation of the transactions contemplated hereby and by the other Transaction Documents or the Restructuring Agreement (a) shall not be prohibited by any Requirement of Law, (b) shall not subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law, and (c) shall be permitted by all Requirements of Law to which any Purchaser or the transactions contemplated by or referred to herein or in the other Transaction Documents or the Restructuring Agreement are subject; and the Agent shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

         5.06 Opinion of Counsel. The Purchasers shall have received favorable written opinions of (i) Cooley Godward LLP, special counsel to Holdings, the Company and its Subsidiaries covering the matters set forth in Exhibit C, (ii) Fenwick & West, special counsel to Holdings, the Company and its Subsidiaries covering the matters set forth in Exhibit C-1 and (iii) general counsel to Holdings, the Company and its Subsidiaries covering the matters set forth in Exhibit C-2, in each case dated as of the Closing Date, relating to the transactions contemplated by or referred to herein, in form and substance acceptable to the Agent.

         5.07 Approval of Counsel to the Purchasers. All actions and proceedings hereunder and all agreements, schedules, exhibits, certificates, financial information, filings and other documents required to be delivered by Holdings, the Company, KSI and each of their Subsidiaries hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been in form and substance acceptable to Milbank, Tweed, Hadley & McCloy LLP, counsel to certain of the Purchasers, in its reasonable judgment (including, without limitation, the opinions of counsel referred to in Section 5.06 hereof).

         5.08     [Intentionally omitted]

         5.09 No Material Judgment or Order. There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the judgment of the Agent, would prohibit the purchase of the Securities to be purchased hereunder or subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Securities were to be purchased hereunder.

         5.10 Pro Forma Balance Sheet. The Agent shall have received a Pro Forma Balance Sheet of Holdings and the Company, each certified by the chief financial officer of Holdings and the Company, as applicable, that it fairly presents the pro forma adjustments reflecting the consummation of the transactions contemplated by the (a) Transactions and (b) the Transaction Documents, including all material fees and expenses in connection therewith.

         5.11     [intentionally omitted]

         5.12 Good Standing Certificates. The Agent shall have received good standing certificates for each Restricted Party for each of their respective jurisdictions of incorporation and all other jurisdictions where they are required to be qualified to conduct business as such business is currently operated.

         5.13 No Litigation. No action, suit or proceeding before any court or any Governmental Authority shall have been commenced or threatened, no investigation by any Governmental Authority shall have been commenced and no action, suit or proceeding by any Governmental Authority shall have been threatened against any Purchaser, Holdings, the Company, KSI or any of their Subsidiaries (i) seeking to restrain or prevent the transactions contemplated hereby or questioning the validity or legality of any of such transactions, or
(ii) which would, if resolved adversely to such Purchaser, Holdings, the Company or such Subsidiary, severally or in the aggregate, have a Material Adverse Effect, other than the Alfa Laval Litigation.

         5.14 Fees, Expenses, Etc. On the Closing Date, the Company shall have paid to the Purchasers all costs, fees and expenses (including, without limitation, legal fees and expenses and the Advisory Fee set forth in Section 3.02) described herein.

         5.15 Employee Benefit Plans; Management Agreements; Debt Agreements; Senior Debt Documents; Tax Sharing Agreements and Due Diligence. On or prior to the Closing Date, there shall have been made available for review by the Purchasers and their counsel true and correct copies of the following documents:

         (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) for the most recent plan year, and for each Plan that is a "single-employer plan," as defined in
    Section 4001(a)(15) of ERISA, if any, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in
    Section 3(3) of ERISA,
    and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Company or any of its Subsidiaries (provided that the foregoing shall apply in the case of any Multiemployer Plan, if any, only to the extent that any document described therein is in the possession of the Company, KSI or any Subsidiary thereof (collectively, the "Employee Benefit Plans"));

         (ii) all agreements with members of, or with respect to, the management of Holdings, the Company, KSI or any of their Subsidiaries (collectively, the "Management Agreements");

         (iii) all agreements evidencing or relating to Indebtedness of Holdings, the Company, KSI or any of their Subsidiaries which are to remain outstanding after giving effect to the incurrence of Indebtedness under this Agreement on the Closing Date (collectively, the "Debt Agreements"); and

         (v) all tax sharing, tax allocation and other similar agreements entered into by Holdings, the Company, KSI or any of their respective Subsidiaries;

all of which Employee Benefit Plans, Management Agreements, Debt Agreements and the foregoing tax sharing agreements described in (v) above shall be in form and substance reasonably satisfactory to the Agent and shall be in full force and effect on the Closing Date.

         5.16 Indebtedness. On the Closing Date, after giving effect to the consummation of the Transactions, Holdings, the Company and their Subsidiaries shall have no outstanding Indebtedness except Existing Indebtedness and any Securities issued hereunder that may constitute Indebtedness as defined herein, and no such party shall be in default in the observance or performance of any agreement or condition relating thereto, except with respect to the failure to provide audited financial statements under Section 9.01(b) of the Original Purchase Agreement and similar requirements under the Senior Credit Agreement and the Senior Subordinated Note Purchase Agreement.

         5.17 Guarantees. Holdings, KSI, the KSI Guarantors and each Subsidiary Guarantor existing on the Closing Date shall have guaranteed the obligations of the Company and its Subsidiaries hereunder and duly authorized, executed and delivered a counterpart of this Agreement.

         5.18 Adverse Change, Etc. (a) On the Closing Date, there shall not have occurred or been threatened since December 26, 2003 any change (or a series of changes) that the Purchasers shall determine, has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

         (b) On or prior to the Closing Date, all necessary material governmental (domestic and foreign) and material third party approvals and/or consents in connection with the Transactions, any of the other transactions contemplated by this Agreement shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transactions or the other transactions contemplated by this Agreement. Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the Transactions or the other transactions contemplated by this Agreement.

         5.19 Solvency Certificate; Solvency Opinion. On or before the Closing Date, the Company shall cause to be delivered to the Agent a (a) solvency certificate from the Chief Financial Officer of the Company in the form of Exhibit H hereto, which shall be addressed to the Purchasers and dated as of the Closing Date, after giving effect to the KSI Spin-Off, setting forth the conclusion that the Company and its Subsidiaries taken as a whole are Solvent,
(b) a solvency opinion from the Chief Financial Officer of the Company and KSI, respectively, in the form of Exhibit H-1 hereto, which shall be addressed to the Purchasers and dated as of the Closing Date, setting forth the conclusion that each of Company and KSI is Solvent and (c) a Solvency Opinion given by a third party as to the solvency of the Company and KSI, in form and substance acceptable to the Purchasers, after giving effect to the Transactions.

         5.20 Financial Statements; Projections. On or prior to the Closing Date, the Purchasers shall have received and be satisfied with (a) copies of the financial statements referred to in Section 7.05 (including the pro forma balance sheet giving effect to the Transactions) and the projections referred to in Section 7.05(d), (b) an officer's certificate as to the reasonableness of the assumptions underlying the Projections and (c) an officer's certificate as to the scope and substance (as contained in Section 7.05(a)) of the unaudited consolidated financial statements of Holdings, the Company and its Consolidated Subsidiaries provided to the Holders, which certificate shall provide that the Company would have been in compliance with the covenants under this Agreement based on unaudited financial statements for fiscal year 2003. A certificate from the Chief Financial Officer of the Company shall be delivered to the Agent confirming that, based on conversations with the Company's outside auditors, no material adjustments or modifications will be required to be made to Holdings', the Company's or its Consolidated Subsidiaries' financial information contained in Holdings', the Company's and its Consolidated Subsidiaries' unaudited quarterly and annual financial statements for fiscal 2003 as a result of such auditors' review in preparation of the unaudited financial statements for fiscal 2003 for such business.

         5.21 Assignment and Assumption Agreements. The Ares Assignment and Assumption Agreement shall have been executed and delivered to the Agent under the Senior

Subordinated Note Purchase Agreement in form and substance satisfactory to the Agent. The TCP Assignment and Assumption Agreement and the Abandonment Agreement shall have been executed and delivered to the Agent hereunder in form and substance satisfactory to the Agent.

         5.22 BioKinetics Litigation. The Purchasers shall be satisfied with and have approved the terms of any settlement of the Alfa Laval Litigation to the extent settlement of such litigation occurs prior to the Closing Date.

         5.23 Tax Effects. The Purchasers shall be satisfied as to the tax effects to them from the Transactions contemplated hereunder and under the Restructuring Agreement.

         5.24 Restructuring Agreement. The Restructuring Agreement shall have been executed and delivered to the Agent in form and substance satisfactory to the Purchasers.

         5.25 Amended and Restated Limited Liability Company Agreement. An amended and restated limited liability company agreement for KH LLC (the "LLC Agreement") shall have been executed and delivered to the Purchasers in form and substance satisfactory to the Purchasers.

         5.26 Unitholders Agreement. A unitholders agreement relating to the membership interests in KH LLC shall have been executed and delivered to the Purchasers in form and substance satisfactory to the Purchasers (the "Unitholders Agreement").

         5.27 Service of Process. The Agent shall have received evidence that (i) each Restricted Party shall have duly and irrevocably appointed CT Corporation System as agent for service of process and (ii) CT Corporation System shall have accepted such appointment.

         5.28 Securities Laws. The offering and sale of the Securities to the Purchasers shall have complied with all Requirements of Law and shall be exempt from registration under the Securities Act.

         5.29 Execution of Notes. The New Notes, as amended hereby, shall have been executed by the Company, and delivered to the Purchasers, in the amount, maturity and as otherwise provided herein.

         5.30 Warrant Obligation; Warrant Exchange. A warrant exchange agreement providing for the exchange of each Purchaser's Warrants or rights to Warrants into membership interests in KH LLC shall have been executed by KH LLC and Holdings and delivered to the Purchasers substantially in the form attached as Exhibit B hereto.

         5.31 Amended Debt Documents. Amendments to and/or consents under the Senior Credit Documents and the Senior Subordinated Note Documents shall have been executed and delivered to the Agent in form and substance satisfactory to the Purchasers.

         5.32     [Intentionally omitted]

         5.33 Intercreditor Agreement. The intercreditor and collateral agency agreement among the Company, the Guarantors, the Collateral Agent and The Bank of Nova Scotia, as Collateral Agent and Agent for the Lenders (under and as defined in the Senior Credit Agreement) (as amended or restated from time to time, the "Intercreditor Agreement") shall have been amended and be in form and substance satisfactory to the Collateral Agent.

         5.34 Liens. The liens in favor of the Agent, for the benefit of the Secured Parties, granted pursuant to the Transaction Documents (including, without limitation, the New Notes) shall continue to be valid, enforceable and perfected and the properties and assets of the Restricted Parties shall be subject to no other Lien not otherwise permitted under Section 10.01 hereof.

         5.35 UCCs. The UCC financing statement of KH LLC under the Parent Pledge Agreement in favor of the Agent shall have been delivered, in satisfactory form and substance, to the Agent.

         5.36 SAFECO Forbearance. The parties to the SAFECO Reimbursement Agreement dated as of February 18, 2003 (the "2003 SAFECO Reimbursement Agreement"), by and among Holdings, the Company, KSI, Celerity, MidOcean Capital Investors, L.P., Behrman, SEP, and Shimmon shall have agreed, in form and substance reasonably satisfactory to the Agent, to delay the payment due under such agreement (a) as to Shimmon, until the earliest of the consummation of a Qualified Public Equity Offering, January 10, 2005, and the earliest date arising under clause (b) immediately hereafter and (b) as to MidOcean, Behrman and SEP, until the earlier of (i) such time as all amounts (including principal and interest thereon, to the extent applicable) payable, regardless of when due and including principal, under the Notes, the Senior Subordinated Notes and the Senior Subordinated Liquidation Preference have each been paid in full, and (ii) the date upon which the SAFECO surety facility no longer requires the guaranty or other credit support of any Person other than KH LLC, KSI or any of the Restricted Parties or their Subsidiaries (other than by termination of such SAFECO surety facility by KH LLC, KSI or any of the Restricted Parties or their Subsidiaries). The parties to the 2003 SAFECO Reimbursement Agreement and Deutsche Bank AG, Gryphon Partners II, L.P., Gryphon Partners II-A, L.P. and MidOcean Celerity Investment Partners, L.P. shall have entered into the 2004 SAFECO Reimbursement Agreement. In addition, the parties to such agreement shall further agree, in form and substance reasonably satisfactory to the Agent, to defer any payment similar to the payment due on March 31, 2004 (subject to the forbearance above) under the 2003 SAFECO Reimbursement Agreement, any extension or replacement thereof, until after the Maturity Date of the Notes and the Senior Subordinated Notes.

         5.37     [Intentionally omitted]

         5.38 Parent Non-Recourse Guaranty and Pledge Agreement. A non-recourse guaranty by KH LLC in favor of the Holders of the Notes shall have been executed and delivered to the Purchasers in form and substance satisfactory to the Purchasers (the "Parent Non-Recourse Guaranty"). A pledge agreement securing the Parent Non-Recourse Guaranty by KH LLC in favor of the Holders of the Notes shall have been executed and delivered to the Purchasers in form and substance satisfactory to the Purchasers (the "Parent Pledge Agreement"). Pursuant to the terms of the Parent Pledge Agreement, all of the shares of stock of Holdings shall have been delivered by KH LLC to the Joint Collateral Agent (as defined in the Intercreditor Agreement) for the benefit of the Holders and the lenders under the Senior Credit Agreement.

         5.39     [Intentionally omitted]

         5.40 Performance; No Default. Each Restricted Party shall have performed all of its obligations under this Agreement required to be performed by such Person at or prior to the Closing; and no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to the issuance and sale of the New Securities.

         SECTION 6. Conditions to Company's Obligations. The Company's and Holding's obligation to sell the New Securities to be delivered to the Purchasers at the Closing is subject to the fulfillment, to the Company's and Holding's satisfaction or waiver, on or before the Closing Date, of the following conditions:

         6.01 Sale of Securities. Each Purchaser shall have delivered payment to the Company in respect of its purchase of the New Securities pursuant to Section 2.01.

         6.02 Representations and Warranties of the Purchaser. The representations and warranties of each Purchaser contained in this Agreement and those otherwise made in writing by or on behalf of each Purchaser in connection with the Transactions shall be correct in all material respects when made and at the Closing Date (unless such warranty was made as of a specified date, in which case such representation or warranty shall be true and correct only as of such specified date).

         SECTION 7. Representations, Warranties and Agreements of the Company and Holdings. In order to induce the Purchasers to purchase the New Securities, Holdings, the Company, and the Subsidiary Guarantors make the following representations, warranties and agreements, in each case after giving effect to the Transactions as consummated on the Closing Date, all of which shall survive the execution and delivery of this Agreement and the New Securities, on and as of the Closing Date.

         7.01 Corporate Status. Each of Holdings, the Company and each of their respective Subsidiaries (i) is a duly organized and validly existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, (ii) has the corporate or other applicable power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) except as disclosed on Schedule 7.01, is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires qualification.

         7.02 Corporate Power and Authority. Each of Holdings, the Company and each of their respective Subsidiaries has the corporate or other applicable power and authority to execute, deliver and perform the terms and provisions of each of the Transaction Documents and the Restructuring Agreement to which it is party and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of each of such Transaction Documents and the Restructuring Agreement. Each of Holdings, the Company and each of their respective Subsidiaries has duly executed and delivered each of the Securities Documents to which it is party, and each of such Transaction Documents and the Restructuring Agreement constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         7.03 No Violation. Neither the execution, delivery or performance by any Restricted Party of the Transaction Documents and the Restructuring Agreement to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of Holdings, the Company or any of their respective Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings, the Company or any of their respective Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or equivalent organizational documents) of any Restricted Party.

         7.04 Governmental Approvals. Except as required to effect the Transactions, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made or, in the case of any filings or recordings in respect of the Security Documents executed on the Closing Date, will be made in accordance with the provisions thereof), or exemption by, any Governmental Authority is required to authorize, or is required in connection with, (i) the execution, delivery and performance by any Restricted Party of any Transaction Document and the Restructuring Agreement or (ii) the legality, validity, binding effect or enforceability as to any Restricted Party of any Transaction Document and the Restructuring Agreement.

         7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; Etc. (a) The audited balance sheet of Holdings for the fiscal year ended on or nearest to December 27, 2002 and the draft audited balance sheets of Holdings, the Company and its Consolidated Subsidiaries for the fiscal year ended on or nearest to December 26, 2003 in the form required for Amendment No. 5 of the Registration Statement on Form S-1 for the initial public offering of Holdings (the "IPO Registration Statement Amendment") and the unaudited monthly balance sheets of Holdings as of January 23, 2004 and February 20, 2004 and, in each case, the related statements of income, cash flows and shareholders' equity of Holdings, the Company and its Consolidated Subsidiaries for the fiscal year ended on such dates, copies of which have been furnished to the Purchasers prior to the Closing Date, present fairly in all material respects the financial position of Holdings, the Company and its Consolidated Subsidiaries at the dates of such balance sheets and the results of the operations of Holdings, the Company and its Consolidated Subsidiaries for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with GAAP consistently applied. The pro forma consolidated balance sheet of Holdings, the Company and its Consolidated Subsidiaries as of February 20, 2004, as if the Transactions and the other transactions contemplated by this Agreement had been effected as of such date, copies of which have been furnished to the Purchasers prior to the Closing Date, present fairly in all material respects the pro forma consolidated financial position of the Holdings, the Company and its Consolidated Subsidiaries as of February 20, 2004.

         (b) On and as of the Closing Date, on a pro forma basis after giving effect to the Transactions and all other transactions contemplated by the Transaction Documents and to all Indebtedness (including the Notes) being incurred or assumed, and Liens created by each Restricted Party in connection therewith, with respect to each of Holdings and the Company, individually, and each such Person and its Subsidiaries taken as a whole, (x) the sum of the assets, at a fair valuation, of each such Person, individually, and each such Person and its Subsidiaries, taken as a whole, will exceed its or their debts;
(y) such Person has or Persons have not incurred and does/do not intend to incur, nor believes that it/they will incur, debts beyond its ability to pay such debts as such debts mature; and (z) such Person or Persons will have sufficient capital with which to conduct its/their business. For purposes of this Section

7.05(b), "debt" means any liability on a claim and "claim" means a (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (c) Except (i) as fully and specifically disclosed in the financial statements (including the pro forma financial statements) delivered under this Agreement, (ii) liabilities incurred in connection with the Transactions, (iii) the Existing Indebtedness and (iv) for non-material liabilities arising in the ordinary course of business since February 20, 2004, there were as of the Closing Date no liabilities or obligations with respect to Holdings, the Company or its Consolidated Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due). As of the Closing Date, none of the Restricted Parties knows of any basis for the assertion against it of any liability or obligation of any nature that is not fully disclosed in the financial statements delivered pursuant to Section 5.15 which, either individually or in the aggregate, could be adverse to Holdings, the Company and their respective Subsidiaries taken as a whole.

         (d) On and as of the Closing Date, the projections which have been delivered to the Purchasers on or prior to the Closing Date have been prepared on a basis consistent with the financial statements referred to in Section 7.05(a), and are based on good faith estimates and assumptions believed by management of the Company to be reasonable as of the date of such projections, and there are no statements or conclusions in any of the projections which are based upon or include information known to Holdings, the Company or any of its Consolidated Subsidiaries to be misleading in any respect or which fail to take into account information regarding the matters reported therein. On the Closing Date, the Company believes that the projections were reasonable, it being recognized by the Purchasers, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the projections may differ from the projected results and such differences may be material.

         (e) Since February 20, 2004 no event has occurred that is or could reasonably be expected to be materially adverse to the condition (financial or otherwise), business, operations or prospects of Holdings, the Company and its Consolidated Subsidiaries taken as a whole, except for the Alfa Laval Litigation.

         7.06 Litigation. Except as described in Schedule 7.06, there are no actions, suits or proceedings pending or, to the knowledge of any Restricted Party, threatened against any of Holdings, the Company or any of their respective Subsidiaries.

         7.07 True and Complete Disclosure. All factual information furnished by or on behalf of Holdings, the Company and their respective Subsidiaries in writing to a Purchaser or the Agent for purposes of or in connection with this Agreement, the other Transaction Documents or any transaction contemplated herein or therein is, taken as a whole is true and accurate in all material respects on the date as of which such information is dated or certified and do not omit to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

         7.08     [Intentionally omitted].

         7.09 Tax Returns and Payments. Each Restricted Party has filed all Federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on its financial statements in accordance with GAAP. Each Restricted Party has at all times paid, or have provided reserves determined adequate in accordance with GAAP for the payment of, all Federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. Except as set forth on
Schedule 7.09, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of each Restricted Party, threatened by any authority regarding any taxes relating to any Restricted Party. Except as set forth on Schedule 7.09, as of the Closing Date, none of the Restricted Parties has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of such Restricted Party, or is aware of any circumstances that would cause the taxable years or other taxable periods of such Restricted Party not to be subject to the normally applicable statute of limitations. None of the Restricted Parties has incurred, or will incur, any tax liability in connection with the Transactions that could reasonably be expected to have a Material Adverse Effect.

         7.10 Compliance with ERISA. (i) Schedule 7.10(a) sets forth, as of the Closing Date, each Plan and each Multiemployer Plan. Except as set forth on
Schedule 7.10(b) or to the extent that any breach of the representations set forth herein would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect (determined without regard to items disclosed on Schedule 7.10(b)), each Plan currently maintained or contributed to by the Company or any Subsidiary (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan currently maintained or contributed to the Company or any Subsidiary (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code, or such Plan is within the remedial amendment period for submitting an application for a determination letter, or has been drafted with the intent that it meets the requirements of Sections 401(a) and 501(a) of the Code and will be amended as required by the Internal Revenue Service to meet such requirements; no Reportable Event has occurred; no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities of all other Plans, exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Closing Date by $1,000,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan currently maintained or contributed to by the Company or any Subsidiary or ERISA Affiliate and each Multiemployer Plan currently maintained or contributed to by the Company or any Subsidiary or ERISA Affiliate have been timely made; neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has incurred any liability to or on account of a Plan or Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code or, to the Company's knowledge, is likely to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Company or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan or Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan currently maintained or contributed to by the Company or any Subsidiary of the Company (other than routine claims for benefits) is pending, or to the Company's knowledge is expected or threatened; the aggregate liabilities of the Company and its Subsidiaries and their ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date hereof, would not exceed $1,000,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Company or any of its Subsidiaries has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Company or any of its Subsidiaries exists or is reasonably likely to arise on account of any Plan or Multiemployer Plan; and the Company or any of its Subsidiaries may cease contributions to or terminate any Employee Benefit Plan maintained by any of them without incurring any material liability.

         (ii) Except as set forth on Schedule 7.10(c), each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where re-quired, in good standing with applicable regulatory authorities; all contributions required to be made by the Company or any of its Subsidiaries with respect to a Foreign Pension Plan have been and are expected to be timely made; none of the Restricted Parties has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The excess of the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Company's most recently ended fiscal year on the basis of actuarial assumptions, used by the actuary for such plan in accordance with applicable local standards, over the current value of the assets of each such Foreign Pension Plan allocable to such benefit liabilities could not reasonably be expected to, in the aggregate, have a Material Adverse Effect.

         7.11 The Security Documents. (a) The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest in the Collateral, and when (i) the financing statements and other filings in appropriate form are filed as required by Section 5 of the Security Agreement, and (ii) the Intercreditor Agreement is executed and delivered, the Liens created pursuant to the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Pledged Collateral (other than the Intellectual Property, as defined in the Security Agreement), in each case prior and superior in right to any other person except as provided in this Agreement and subject to no other Liens except for Permitted Collateral Liens. When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral (as defined in the Security Agreement), in each case prior and superior in right to any other person except as provided in this Agreement (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof), and subject to no other Liens except for Permitted Collateral Liens.

         (b) The Mortgages are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Restricted Parties' right, title and interest in and to the Mortgaged Real Property thereunder, and when the Mortgages are recorded in the offices specified on Schedule 7.11(b), the Liens created pursuant to the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Restricted Parties in such Mortgaged Real Property, in each case prior and superior in right to any other person except as provided in this Agreement and subject to no other Liens except for Permitted Collateral Liens.

         (c) Each Security Document delivered pursuant to Section 9.12 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the rat-able benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Restricted Parties' right, title and interest in and to the Collateral thereunder, and when such Security Document is filed or recorded in the appropriate offices as may be required under applicable law, such Security Document will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Restricted Parties in such Collateral, in each case prior and superior in right to any other Person except as provided in this Agreement, and subject to no other Liens except for Permitted Collateral Liens.

         7.12 Representations and Warranties in Documents. On the Closing Date, all representations and warranties of any Restricted Party set forth in the other Transaction Documents and the Restructuring Agreement were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

         7.13 Title to Properties; Possession Under Leases. (a) Schedule 7.13(a)(i) contains a true and complete list of each parcel of Real Property owned by the Company and/or any Domestic Subsidiary after giving effect to the KSI Spin-Off and describes the type of interest therein held by the Company and/or the Domestic Subsidiaries. Schedule 7.13(a)(ii) contains a true and complete list of each Real Property leased, subleased or otherwise occupied or utilized (including, without limitation, each property subject to Lease) by the Company and/or any Domestic Subsidiary, as lessee, as of the date hereof and describes the type of interest therein held by the Company and/or the Domestic Subsidiaries and which provides for annual lease payments in excess of $50,000. Except as set forth on Schedule 7.13(a)(iii), each of the Company and the Subsidiaries has good and indefeasible fee simple title to all its owned Real Property free and clear of all Liens other than Permitted Liens or Permitted Collateral Liens.

         (b) On the Closing Date, the lessee under each lease set forth on
Schedule 7.13(a)(ii) is in peaceable or undisturbed possession of the Real Property and improvements, buildings, machinery, equipment or other tangible property or assets covered thereby and such lessee is not in material default thereunder and any prior material default has been cured or waived except to the extent that any breach of the representations set forth under this Section 7.13(b) could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

         (c) Except as set forth on Schedule 7.13(c), title to all property (other than Real Property) is held by Holdings, the Company and/or each Subsidiary free and clear of all Liens.

         (d) The owned, leased or otherwise utilized property of the Company and the Subsidiaries, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the assets and properties which are required for the business and operations of the Company and the Subsidiaries as presently conducted.

         (e) Except as set forth on Schedule 7.13(e), as of the Closing Date, none of the Company or any Subsidiary has received any notice of, or has any knowledge of, the occurrence or pendency or contemplation of any Recovery Event affecting all or any portion of the property.

         7.14 Capitalization. On the Closing Date and after giving effect to the Transactions, the authorized capital stock of (x) Holdings shall consist of 500,000,000 shares of common stock, $0.0001 par value per share, 93,449,395 of which shall be issued and outstanding, and 120,000,000 shares of preferred stock, $0.0001 par value per share, 41,295,887 of which shall be issued and outstanding, and (y) the Company shall consist of 1,000 shares of common stock, $0.01 par value per share, 1,000 of which shall be issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. Except as set forth on Schedule 7.14, as of the Closing Date, neither Holdings, the Company or any Subsidiary has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock. Schedule 7.14 sets forth, as of the Closing Date, a list of all preemptive rights granted with regard to the capital stock of Holdings or the Company. The Warrants listed on Annex 5 in the table titled "TCP Notes and Warrants", in aggregate, are exercisable for 15.432% of the total outstanding shares of capital stock of Holdings on a fully-diluted basis, other than upon the conversion of the US Filter Notes and Capital Call Notes as defined in the Restructuring Agreement. The Warrants listed on Annex 5 in the table titled "TCP Mezzanine Notes and Warrants", in aggregate, are exercisable for 0.5% of the total outstanding shares of capital stock of Holdings on a fully-diluted basis (other than the TCP Retained Warrants), and other than upon the conversion of the US Filter Notes and Capital Call Notes as defined in the Restructuring Agreement.

         7.15 Subsidiaries. (a) Holdings has no direct Subsidiaries other than the Company.

         (b) After giving effect to the KSI Spin-Off, the Company has no Subsidiaries other than (i) those Subsidiaries listed on Schedule 7.15(b), and
(ii) new Subsidiaries created in compliance with Section 10.15.

         (c) An accurate organization chart, showing the ownership structure of Holdings, the Company and each of their respective Subsidiaries on the Closing Date but after giving effect to the KSI Spin-Off is set forth on Schedule 7.15(c).

         7.16 Compliance with Statutes, Etc. Each Restricted Party is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         7.17     Status under Certain Federal Statutes. No Restricted Party is
(a) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended;
(b) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; (c) a "public utility" as such term is defined in the Federal Power Act, as amended; or (d) a "rail carrier or a person controlled by or affiliated with a rail carrier," within the meaning of Title 49, U.S.C., or a "carrier" to which 49 U.S.C. Section 11301(b)(1) is applicable.

         7.18 Environmental Matters. (a) Except as disclosed on Schedule 7.18, (a) each Restricted Party and each of their respective businesses, operations and Real Properties has complied with, and on the Closing Date will be in compliance with, all applicable Environmental Laws and the requirements of any permits and authorizations issued under such Environmental Laws. There is no Environmental Claim that is (i) pending or, to the best knowledge of each Restricted Party after due inquiry, threatened against any Restricted Party or any Real Property or (ii) pending, or to the best knowledge of each Restricted Party after due inquiry, threatened against any Person whose liability for such Environmental Claim may have been assumed by contract or otherwise by any Restricted Party or may be imputed by law to any Restricted Party. There are no facts, circumstances, conditions or occurrences that could reasonably be expected (i) to form the basis of an Environmental Claim against such Restricted Party or any such Real Property, or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any applicable Environmental Law. No Restricted Party has received notice that it is or may be identified as a potentially responsible party, or any request or information, under CERCLA or other Environmental Law.

         (b) Hazardous Materials have not at any time been generated, used, treated, stored or disposed on, or transported to or from, any Real Property owned or operated by any Restricted Party where such generation, use, treatment, storage or disposal has violated or could reasonably be expected to violate, or resulted or could reasonably be expected to result in an Environmental Claim against any Restricted Party or Real Properties under, any Environmental Law. Hazardous Materials have not been Released on or from any Real Property owned or operated by any Restricted Party where such Release has violated or could reasonably be expected to violate, or resulted or could reasonably be expected to result in an Environmental Claim against any Restricted Party or Real Properties under, any applicable Environmental Law. No Real Property owned or operated by any Restricted Party nor any of their respective predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated under CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation, and Liability Information System list promulgated under CERCLA, or on any comparable list of contaminated sites published by any Governmental Authority. No Restricted Party nor any of their respective predecessors in interest has sent any Hazardous Materials to an off-site location that could reasonably be expected to result in an Environmental Claim.

         (c) The execution and delivery of this Agreement and the consummation of the Transactions will not trigger any Governmental Real Property Disclosure Requirements.

         (d) Notwithstanding anything to the contrary in this Section 7.18, the representations made in this Section 7.18 shall only be untrue if the aggregate effect of all failures and noncompliances of the types described in this Section
7.18 could reasonably be expected to have a Material Adverse Effect.

         7.19 Labor Relations. Except as set forth on Schedule 7.19, none of the Restricted Parties is engaged in any unfair labor practice and there is:

         (i) no unfair labor practice complaint pending against any Restricted Party or, to the best knowledge of the Restricted Parties, threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Restricted Party or, to the best knowledge of the Restricted Parties threatened against any of them,

         (ii) no strike, labor dispute, slowdown or stoppage pending against any Restricted Party or, to the best knowledge of the Restricted Parties, threatened against any Restricted Party, and

         (iii) to the best knowledge of the Restricted Parties, no union representation proceeding is pending with respect to the employees of Restricted Party, except (with respect to any matter specified in clause
    (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

         7.20 Patents, Licenses, Franchises and Formulas. (a) "Intellectual Property" means all intellectual property rights of any nature or form of protection of a similar nature or having equivalent or similar effect to any of the foregoing, including, without limitation: (1) inventions, discoveries, processes, designs, techniques, developments, technology, and related improvements, whether or not patentable, and all United States patents, patent applications, divisionals, continuations, reissues, renewals, registrations, confirmations, re-examinations, certificates of inventorship, extensions, and the like, and any provision applications of any such patents or patent applications, and any foreign or international equivalent of any of the foregoing (collectively "Patents"); (2) any word, name, symbol, color, designation, or device or any combination thereof (to the extent the same may be trademarked under applicable law), including, without limitation, any United States or pending trademark, trade dress, service mark, service name, trade name, brand name, logo, domain name, or business symbol, and any foreign or international equivalent of any of the foregoing and all goodwill associated therewith (collectively "Trademarks");
(3) any work, whether or not a registered copyright in the United States or elsewhere, that incorporates, is based upon, derived from, or otherwise uses any intellectual property, including, without limitation, mechanical and electronic design drawings (including, without limitation, computer-aided design files), specification, software (including, without limitation, source code and object code), processes, technical or engineering data, test procedures, schematics, writings, materials, products, artwork, packaging and advertising materials algorithms, flowcharts, and know-how (collectively "Copyrights"); (4) technical, scientific, and other know-how and information, trade secrets, knowledge, technology, means, methods, processed, practices, formulas, assembly procedures, computer programs, apparatuses, specifications, books, records, production data, publications, databases, reports, manuals, data and results, in written, electronic, or any other form not known or hereafter developed (collectively "Trade Secrets"); and (5) mask work and similar rights protecting integrated circuit or chip topographies or designs. "Company Intellectual Property" means all of the Intellectual Property that is owned by any Restricted Party or any Restricted Party has the right to use pursuant to written license, sublicense, agreement or permission, that is used or useful in, related to, or arises out of the conduct of the business or services of such Restricted Party as of the Closing Date including, but not limited to:

         (i)      all Patents;

         (ii)     all Trademarks;

         (iii)    all Copyrights;

         (iv)     all Trade Secrets;

         (v) all licenses, sublicenses, agreements and permissions by which the Restricted Party uses Intellectual Property owned by a third party, or a third party uses Intellectual Property owned by such Restricted Party, including those listed on Schedule 7.20(a)(v) (the "Licenses"); and

         (vi) all internet, intranet and world wide web content, sites and pages, and all HTML and other code related thereto.

         (b) Except as set forth on Schedule 7.20(b), no claim has been threatened or asserted by any Person that a Restricted Party has interfered with, infringed upon, misappropriated or otherwise violated (whether through the use of the Company Intellectual Property or otherwise) any Intellectual Property rights of any third party, and no claim has been asserted by any Person as to the use of the Company Intellectual Property or alleging any such interference, infringement, misappropriation or violation (including any claim that the relevant Restricted Party must license or refrain from using any Intellectual Property rights of any third party), and to the knowledge of any Restricted Party, there is no valid basis for any such claim. To the knowledge of any Restricted Party, no third party has interfered with, infringed upon, misappropriated or otherwise violated any rights of any Restricted Party with respect to the Company Intellectual Property. The Company has made available to the Purchasers all infringement studies, including opinions of counsel, prepared by or on behalf of any Restricted Party.

         (c) Except as set forth on Schedule 7.20(c), with respect to each item of Company Intellectual Property:

         (i) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge, nor, to the knowledge of any Restricted Party, is any of the foregoing threatened;

         (ii) no claim or investigation is pending or, to the knowledge of any Restricted Party, threatened which challenges the legality, validity, enforceability, use or ownership of the item;

         (iii) no Restricted Party has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other violation with respect to the item; and

         (iv) no Restricted Party has taken, or is aware of, any actions, including a sale or offer for sale, the disclosure of which could lead to the invalidity of any such item.

         (d) Schedule 7.20(a)(v) identifies each material license, sublicense, agreement and permission by which any Restricted Party uses the Intellectual Property owned by a third party or a third party uses the Company Intellectual Property. The Company has made available to the Purchasers correct and complete copies of all such Licenses (as amended to date). With respect to each License:

         (i) the License is legal, valid, binding, enforceable and in full force and effect with respect to the applicable Restricted Party, subject to the qualifications that enforcement of the rights and remedies created thereby is subject to (A) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and

         (ii) to the knowledge of the Restricted Parties, no Restricted Party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder.

         7.21 Indebtedness. Schedule 7.21 sets forth a true and complete list of all Indebtedness (excluding the Notes) that will be outstanding after the consummation of the Transactions, in each case showing the aggregate principal amount thereof and the name of the respective company and any other entity which directly or indirectly will guarantee such debt (the "Existing Indebtedness"). Notwithstanding the introductory paragraph to this Article 7,
Schedule 7.21A sets forth a true and complete list of all Indebtedness existing immediately prior to the consummation of the Transactions, in each case showing the aggregate principal amount thereof and the name of the respective company and any other entity which directly or indirectly guaranteed such debt. Except as set forth on Schedule 7.21A, no default or event, act or condition which with notice or lapse of time, or both, would constitute a default that is continuing under the Indebtedness set forth therein.

         7.22 Transactions. At the time of consummation thereof, the Transactions shall have been consummated in all material respects in accordance with the terms of the respective Transaction Documents and all applicable laws. At the time of consummation of the Transactions, all necessary material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transactions will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transactions. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transactions or the performance by any Restricted Party of its obligations under the respective Transaction Documents. All actions taken by Holdings or any Restricted Party pursuant to or in furtherance of the Transactions have been taken in all material respects in compliance with the respective Transaction Documents and all applicable laws.

         7.23 Insurance. Schedule 7.23 sets forth a true and complete listing of all insurance maintained by the Restricted Parties as of the Closing Date, and with the amounts insured (and any deductibles) set forth therein. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, the Restricted Parties are in compliance in all material respects with the terms thereof and no amounts available under any such policy have been materially exhausted. The insurance reflected on Schedule 7.23 is adequate and customary for the business engaged in by the Restricted Parties and is sufficient for compliance by the Restricted Parties with all requirements of law and all agreements and leases to which a Restricted Party is a party. No Restricted Party has received notice of default under any such insurance policy, and has not received written notice or oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or premium increase with respect to such insurance policy. Since August 30, 2000, except with respect to contract surety, no Restricted Party has had an application for an insurance policy rejected.

         7.24 Subordinated Debt Provisions. The subordination provisions contained in the Senior Subordinated Notes, the Holdings Subordinated Debt, the Holdings Notes and the Junior Subordinated Notes are enforceable against the Restricted Parties party thereto and the holders thereof, and all Obligations and Guaranteed Obligations are within the definition of "Senior Indebtedness" or "Guarantor Senior Indebtedness," as the case may be, included in such subordination provisions.

         7.25 Withholding and Other Taxes. Except as set forth on Schedule 7.25, the Company and its Subsidiaries have properly withheld and currently paid all applicable federal and state unemployment Taxes and other federal and state Taxes payable with respect to the income of their employees (including without limitation, all Taxes and other amounts withheld pursuant to their employees' Internal Revenue Service form W-4, all social security, all Federal Insurance Contribution Act ("FICA") contributions and all Federal Unemployment Tax Act contributions), and have currently paid all workers compensation insurance, disability and insurance benefits properly payable with respect to their employees, other than immaterial amounts not paid through oversight and promptly corrected.

         7.26 Certain Fees. Except for the fees and expenses referred to in Sections 3.03 and 14.01, no broker's or finder's fee or commission has been paid or will be payable by the Company with respect to the offer, issuance and sale of the Notes.

         7.27 Corporate Information. As of the date hereof, the jurisdiction of organization, the principal place of business, chief executive office and location of its books and records of Holdings, the Company and each of their Subsidiaries is set forth on Schedule 7.27 attached hereto and none of Holdings, the Company, nor any of their Subsidiaries, nor any of their respective predecessors has had any other chief executive office or principal place of business except as set forth on Schedule 7.27 during the five years immediately preceding the date hereof.

         7.28 Securities Exemptions. The Holdings Merger, as defined and as contemplated in the Restructuring Agreement, and each other transaction involving the issuance of securities by the Company or its Affiliates in the Phase I Restructuring (as defined in the Restructuring Agreement) is exempt from the registration requirements of the Securities Act pursuant to a valid exemption thereunder.

         7.29 Board Approval. The Board of Directors of each Restricted Party has been sent copies of all Transaction Documents and the Restructuring Agreement and the Board of Directors of each Restricted Party has approved the Transactions and all other transactions contemplated hereby and by such Transaction Documents and the Restructuring Agreement. In addition, the Board of Directors of Holdings and the Company have been sent and each approved the annual financial statements and received copies of the quarterly financial statements, each delivered to the Purchasers pursuant to Section 7.05.

         7.30 Customers. (a) Schedule 7.30 sets forth a list of the five largest customers of the Company and its Subsidiaries for the one-year period ended December 26, 2003 together with the approximate dollar amount of goods or services provided to or by such customer or supplier during said period.

         (b)      Since December 26, 2003, no customer set forth on Schedule
7.30 has (i) discontinued being a customer of the Company or its Subsidiaries or given any notice, oral or written, and no Restricted Party has any reason to believe that, any customer on such schedule is considering discontinuing business with the Company or its Subsidiaries, (ii) materially reduced or given any notice, oral or written, and no Restricted Party has any reason to believe that, any customer on such schedule is considering materially reducing its current purchases from the Company or its Subsidiaries or (iii) materially changed the terms or conditions from those previously used in its purchases from the Company or its Subsidiaries, or given notice, oral or written, and no Restricted Party has any reason to believe that, any customer on such schedule is considering materially changing the terms or conditions from those previously used in its purchases from the Company or its Subsidiaries.

         7.31 Affiliate Transactions. (a) For purposes of this Section 7.31, the term "Affiliated Person" means any Affiliate or any member of the immediate family or any of Affiliate.

         (b) Except as set forth on Schedule 7.31 or as contemplated in the Restructuring Agreement, since December 26, 2003, no Restricted Party has, in the ordinary course of business or otherwise, (i) purchased, leased or otherwise acquired any material property or assets or obtained any material services from (other than in connection with their role as director, officer or executive of such Restricted Party), (ii) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of such Restricted Party), (iii) entered into or modified in any manner any material contract with, or (iv) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Affiliated Person.

         (c) Except as set forth on Schedule 7.31 or as contemplated in the Restructuring Agreement, (i) the contracts of the Restricted Parties do not include any obligation or commitment between any Restricted Party and any Affiliated Person, (ii) the assets of any Restricted Party do not include any receivable or other obligation or commitment from an Affiliated Person to such Restricted Party and (iii) the liabilities of any Restricted Party do not include any payable or other obligation or commitment from such Restricted Party to any Affiliated Person.

         (d) No Affiliated Person of any Restricted Party is a party to any contract with any customer or supplier of such Restricted Party that materially and adversely affects in any manner the business, financial condition or results of operation of such Restricted Party.

         7.32 Material Contracts. (a) Set forth on Schedule 7.32(a) is a list of all contracts, agreements (whether oral or written) to which each Restricted Party is a party or by which the any Restricted Party is bound or to which any of the properties, assets or operations of a Restricted Party is subject, in each case to the extent that such contracts or agreements are material to the business of such Restricted Party (collectively, the "Significant Contracts"). Notwithstanding the foregoing, the following shall be deemed to be Significant Contracts: (i) all master contracts or agreements with the Company's five largest customers during calendar year 2003, (ii) all distribution contracts, supply contracts, national accounts contracts valued in excess of $1.0 million annually, (iii) any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money, (iv) any license or grant or agreement relating to Intellectual Property (other than with respect to readily available commercial office software), (v) any agreement or instrument under which the Company is obligated to incur liabilities, or render services, valued in excess of $1.0 million annually, (vi) any acquisition, joint venture, partnership or other similar contracts or agreements entered into by the Company since January 1, 2001, and (vii) any contract or agreement restricting or otherwise affecting the ability of any Restricted Party to compete in its business or otherwise in any jurisdiction or for any time period. Subject to the following sentence, prior to the date hereof, the Company has provided true and complete copies of all such Significant Contracts to the Purchasers.

         (b) Except as set forth on Schedule 7.32(b), to the knowledge of all Restricted Parties, each Significant Contract is a legal, valid and binding agreement of the respective Restricted Party to which it relates, no Restricted Party nor any other party thereto is in default under any Significant Contract, and none of such Significant Contracts has been canceled by the other party thereto; to the knowledge of any Restricted Party, each Significant Contract is in full force and effect and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default, event of default or other breach by the Company which would entitle the other party to such Significant Contract to terminate the same or declare a default or event of default thereunder; the Company is not in receipt of any claim of default under any such agreement.

         SECTION 8. Representations and Warranties of the Purchasers. In order to induce the company to sell the New Securities, each Purchaser purchasing securities on the date hereof (and the Agent only as to Sections 8.04, 8.05 and 8.09), severally but not jointly, makes the following representations and warranties as to itself as of the date hereof and as of the Closing Date.

         8.01 Purchaser Intent. Each Purchaser represents that it is purchasing the Securities hereunder for its own account, not with a view to the distribution thereof or with any present intention of distributing or selling any of such Securities except in compliance with the Securities Act and any applicable state securities laws, provided that the disposition of the Purchaser's property shall at all times be within its control.

         8.02 Status of Purchaser. Each Purchaser represents that it is an "accredited investor" within the meaning of Rule 501 of the Securities Act, with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Securities and that it is capable of bearing the economic risks of such investment. Each Purchaser understands that no public market now exists for the Securities and there can be no assurance that a public market will ever exist for such Securities. Each Purchaser represents that it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and an opportunity to review the Company's facilities. Each Purchaser agrees to the imprinting of a legend on certificates representing all of the Securities held by it to the following effect: "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

         8.03 Source of Funds. Each Purchaser represents that all or a portion of the funds to be used by it to pay the Purchase Price consists of funds which do not constitute assets of any employee benefit plan and the remaining portion, if any, of such funds consists of funds which may be deemed to constitute assets of one or more specific employee benefit plans, complete and accurate information as to the identity of each of which the Purchaser has delivered to the Company. As used in this Section 8.03, the terms "employee benefit plan" and "government plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         8.04 Authorization; No Contravention. The execution, delivery and performance of this Agreement by the Agent and each Purchaser: (a) is within its power and authority and has been duly authorized by all necessary action and (b) does not contravene the terms of its organizational documents or any amendment thereof.

         8.05 Binding Effect. This Agreement has been duly executed and delivered by the Agent and each Purchaser and this Agreement constitutes the legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         8.06 No Legal Bar. The execution, delivery and performance of this Agreement by each Purchaser will not violate any Requirement of Law applicable to it.

         8.07 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with any Purchaser or any action taken by any Purchaser.

         8.08 Governmental Authorization. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, an Governmental Authority in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against it of this Agreement or the Transactions.

         8.09 Purchasers and Agent. The Agent represents that it is currently investment manager or investment advisor for each of the Purchasers and has the power and authority to cause such Purchasers to enter into this Agreement.

         SECTION 9. Affirmative Covenants. Each of Holdings and the Company hereby covenants and agrees that from the date of this Agreement through the Closing and thereafter so long as any of the Notes are outstanding and any other amounts are due to the Purchasers under this Agreement, absent the prior written consent of the Required Holders:

         9.01 Information Covenants. The Company will furnish to the Holders the following:

                  (a) Monthly Reports. Within 30 days after the end of each fiscal month of Holdings, the Company and its Consolidated Subsidiaries (or, if earlier, at the time delivered by the Company to its Board of Directors)
    (i) the management reports furnished by the Chief Financial Officer to the Chief Executive Officer and the Chairman of the Board, and, such report shall include a consolidated balance sheet, income statement, and statement of cash flow of Holdings, the Company and its Consolidated Subsidiaries as at the end of such month and results of operations for each during such month and the Consolidated EBITDA for such month in each case setting forth comparative figures for the corresponding month in the prior fiscal year;
    (ii) year-to-date financial statements, including a consolidated balance sheet, income statement and statement of cash flow of Holdings, the Company and its Consolidated Subsidiaries (covering the period from the beginning of the then-current fiscal year to the month of issuance of the statements),
    (iii) an analysis of 13-week cash flows provided on an monthly basis as compared to that period's projected cash flows (described in Section 9.01(e) below) and (iv) a certificate signed by the Chief Financial Officer or Chief Executive Officer (or, if neither such officer is available, the Treasurer, provided that the Treasurer shall have received confirmation from either of such officers that the information contained in the certificate is correct and that the immediately prior certificate delivered to the Holders under this subsection was signed by the Chief Financial Officer or Chief Executive Officer) of the Company to the effect that (x) the consolidated financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and subject to year-end audit adjustments), fairly present the financial condition and result of operations of Holdings, the Company and its Consolidated Subsidiaries and
    (y) there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the Restricted Parties have taken, are taking, or propose to take with respect thereto).

         (b) Quarterly Financial Statements. (A) Within 45 days after the close of each quarterly accounting period in each fiscal year of Holdings, the Company and its Consolidated Subsidiaries, commencing with the fiscal quarter ending March 31, 2004, (i) the consolidated balance sheets of Holdings, the Company and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and cash flows and results of operations and Consolidated EBITDA, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case, setting forth comparative figures for the related periods in the prior fiscal year and the budgeted figures for such quarterly periods as set forth in the respective projection delivered pursuant to
    Section 9.01(e), all of which shall be certified by the Chief Financial Officer or Treasurer of the Company, subject to normal year-end audit adjustments, (ii) year-to-date financial statements, including a consolidated balance sheet, income statement, and statement of cash flow of Holdings, the Company and its Consolidated Subsidiaries (covering the period from the beginning of the then-current fiscal year to the quarter of issuance of the statements), (iii) an analysis of 13-week cash flows provided on a quarterly basis as compared to that period's projected cash flows (described in Section 9.01(e) below), (iv) a comparison of the quarterly and quarterly year-to-date statements delivered pursuant to (i) and (ii) above with the budget used by management for such period of each of Holdings, the Company and its Consolidated Subsidiaries for such period, (v) a comparison of the financial statements provided under this subsection 9.01(b) against the financial statements provided for the same period during the prior fiscal year of each of Holdings, the Company and its Consolidated Subsidiaries, (vi) management's discussion and analysis of the important operational and financial developments during the fiscal quarter and year-to-date periods and (vii) a certificate signed by the Chief Financial Officer or Chief Executive Officer (or, if neither such officer is available, the Treasurer, provided that the Treasurer shall have received confirmation from either of such officers that the information contained in the certificate is correct and that the immediately prior certificate delivered to the Holders under this subsection was signed by the Chief Financial Officer or Chief Executive Officer) of the Company and Holdings, respectively, to the effect that (x) the consolidated financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and subject to year-end audit adjustments), fairly present the financial condition and result of operations of Holdings, the Company and its Consolidated Subsidiaries and each has been received and reviewed by the Board of Directors of the Company and Holdings, respectively (and, following the filing of the IPO Registration Statement Amendment approved by the Board of Directors of the registrant thereunder) and (y) there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the Restricted Parties have taken, are taking, or propose to take with respect thereto), and (B) within 75 days after the close of each quarterly accounting period in each fiscal year of KH LLC, commencing with the fiscal quarter ending March 31, 2004, the balance sheets of KH LLC as at the end of such quarterly accounting period and the related statements of income and cash flows for such quarterly accounting period.

         (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Company and Holdings, (i) the consolidated balance sheets of Holdings, the Company and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, retained earnings, cash flows and Consolidated EBITDA for such fiscal year setting forth comparative figures for the preceding fiscal year and as received and approved by the Board of Directors of the

    Company and Holdings and certified, in the case of such consolidated financial statements, by an independent certified public accountants of recognized national standing reasonably acceptable to the Required Holders, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Holdings, the Company and its Consolidated Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Event of Default with respect to the covenants described in Sections 10.08 through 10.11 which has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof, (ii) a comparison of such annual financial statements with the budget used by management for such period of the Company and Holdings, (iii) an analysis of cash flow in such year as compared to that year's forecast (as provided in (e) below), and (iv) management's discussion and analysis of the important operational and financial developments during such fiscal year. Notwithstanding anything to the contrary provided in this Section 9.01(c) or any other provision of this Agreement, (y) the consolidated balance sheet of Holdings, the Company and its Consolidated Subsidiaries for the fiscal year 2003 and the related consolidated statements of income and retained earning and of cash flows for the fiscal year 2003 shall be delivered by the earlier of two Business Days after receiving an accountants' report related to such financial statements and September 30, 2004 (provided, that if Holdings completes a Qualified Public Equity Offering by July 15, 2004, the requirement to deliver such financials is permanently waived) and (z) the consolidated balance sheet of Holdings, the Company and its Consolidated Subsidiaries for the fiscal year 2003 and the related consolidated statements of income and retained earnings and of cash flows for fiscal year 2003, after giving effect to the KSI Spin-Off and the anticipated Qualified Public Equity Offering of Holdings, in the form required to be filed with the SEC in connection with the anticipated Qualified Public Equity Offering of Holdings, shall be delivered concurrently with such filing and in no event later than May 30, 2004.

         Within 120 days after the close of each fiscal year of KH LLC, the balance sheets of KH LLC as at the end of such fiscal year and the related statements of income and retained earnings and of cash flows for such fiscal year, together with a certificate signed by the Chief Financial Officer or Chief Executive Officer (or, if neither such officer is available, the Treasurer, provided that the Treasurer shall have received confirmation from either of such officers that the information contained in the certificate is correct and that the immediately prior certificate delivered to the Holders under this subsection was signed by the Chief Financial Officer or Chief Executive Officer) of KH LLC to the effect that the financial statements delivered hereunder (x) are special purpose parent financial statements which are non-GAAP because they do not include the consolidation of its Subsidiaries and (y) fairly present the financial condi-tion and results of operations of KH LLC and such financial statements have been received and reviewed by the Board of Managers of KH LLC.

         (d) Management Letters. Promptly after the receipt thereof by Holdings, the Company or any of its Subsidiaries, a copy of any "management letter" received by any such Person from its independent certified public accountants and the management's responses thereto.

         (e) Projections. No later than 60 days after the commencement of each fiscal year of the Company commencing with its fiscal year 2005, Holdings, the Company and its Consolidated Subsidiaries shall prepare and deliver to the Purchasers projections of Holdings, the Company and its Consolidated Subsidiaries (in substantially the form of the projections previously delivered to the Purchasers) for (i) each fiscal quarter of such fiscal year prepared in detail and (ii) each of the years immediately following such fiscal year up to the Maturity Date prepared in summary form of Holdings, the Company and its Consolidated Subsidiaries, accompanied by the statement of the Chief Financial Officer or Treasurer of the Company or Holdings, as applicable, setting forth the principal assumptions upon which such projections are based. In addition, the Company shall, no later than 15 days after the end of each fiscal month of the Company commencing with the month ending March 31, 2004, provide cash flow projections for the upcoming 13 weeks indicating anticipated sources and uses of cash and the liquidity position of the Company based on available Unrestricted Cash and availability under the revolver under the Senior Credit Agreement.

         (f) Compliance Certificate. Together with each delivery of financial statements of the Company and its Subsidiaries pursuant to Sections 9.01(a),
    (b) and (c) above, the Company shall deliver or cause to be delivered a fully and properly completed compliance certificate (in substantially the form attached hereto as Exhibit D (or in such other form or substance as shall be satisfactory to the Agent) and referred to as a "Compliance Certificate") signed by the chief executive officer or chief financial officer of the Company (or, if neither such officer is available, the Treasurer, provided that the Treasurer shall have received confirmation from either of such officers that the information contained in the certificate is correct and that the immediately prior certificate delivered to the Holders under this subsection was signed by the Chief Financial Officer or Chief Executive Officer). The Company and the Purchasers acknowledge and agree that calculations of covenant compliance, with respect to the financial covenants contained in Sections 10.08 through 10.11 hereof and contained in any such compliance certificate delivered for a month that is not the last month of a fiscal quarter, will be for informational purposes only and shall not measure compliance (or lack of compliance) with such financial covenants.

         (g) Notice of Default or Litigation. Promptly, and in any event within five Business Days after a senior officer of any Restricted Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default and (ii) any litigation or governmental investigation or proceeding pending or threatened (including any material development therein) (x) against any Restricted Party which could reasonably be expected to have a Material Adverse Effect, (y) with respect to any Indebtedness in excess of $1,000,000 of any Restricted Party or (z) with respect to any Transaction Document.

         (h) SEC Filings and Press Releases. Promptly, (i) copies of all financial information, proxy materials and other information and reports, if any, which Holdings, the Company or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor) and (ii) all press releases and other statements made available by Holdings, the Company or any of its Subsidiaries to the public concerning material developments in the business of Holdings, the Company or any of its Subsidiaries.

         (i) No Defaults. The Company shall deliver to the Purchasers concurrently with the delivery of the financial statements referred to in
    Section 9.01 a certificate of the Company's Chief Financial Officer stating that to his or her knowledge no Event of Default shall have occurred during the period covered thereby, except as specified in such certificate.

         (j) Environmental Matters. Promptly upon, and in any event within ten Business Days after, an officer of any Restricted Party obtains knowledge thereof, notice of one or more of the following environmental matters which occur after the Closing Date, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect:

                  (i) any Environmental Claim pending or threatened in writing against any Restricted Party or any Real Property owned or operated by any Restricted Party;

                  (ii) any condition or occurrence, including without limitation the Release of any Hazardous Materials on, at, under, from, or arising from any Real Property owned or operated by any Restricted Party that (a) could reasonably be expected to result in noncompliance by any Restricted Party with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against any Restricted Party or any such Real Property;

                  (iii) any condition or occurrence on any Real Property owned or operated by any Restricted Party that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by any Restricted Party of such Real Property under any Environmental Law; and

                  (iv) the taking of any investigation, removal, remedial or other corrective action in response to the actual presence or Release of any Hazardous Material on, at, under, or from any Real Property owned or operated by any Restricted Party as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Company shall deliver to the Holders all material notices received by any Restricted Party from any government or governmental agency under, or pursuant to, CERCLA.

    All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal, remedial or other corrective action and the relevant Restricted Party's response thereto. In addition, the Company will provide the Holders with copies of all material communications with any government or governmental agency and all material communications with any Person (other than any Restricted Party's attorneys) relating to any Environmental Claim of which notice is required to be given pursuant to this Section 9.01(j), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Required Holders.

         (k) Real Property Certificate. Within 45 days after the end of each fiscal quarter of each fiscal year, a certificate of the Chief Financial Officer or Treasurer of the Company (i) certifying that no Real Property having an aggregate value in excess of $5,000,000 for all such Real Property has been acquired subsequent to the Closing Date or the date of the last certificate delivered under this Section 9.01(k), as appropriate, or if such Real Property has been so acquired, certifying which Real Property has been so acquired; (ii) if such Real Property has been so acquired, certifying that such Real Property has been made subject to the Lien of the Security Documents in accordance with the provisions of Section 9.12; and (iii) certifying that no property has been acquired subsequent to the Closing Date or the date of the last certificate delivered under this Section 9.01(k), as appropriate, which property has not been made subject to the Lien of the Security Documents in accordance with the provisions of Section 9.12.

         (l) Subsidiary Guarantor Reports; Joint Venture Reports. The Company shall cause each Subsidiary Guarantor to deliver its monthly, quarterly and annual financial statements at the time when the Company and Holdings provide their monthly and au-dited financial statements to the Holders, but only to the extent such Subsidiary Guarantor's financial statements are not consolidated with Holdings' or the Company's financial statements, and, at all times after the Required Holders' request therefor, copies of all federal and foreign income tax returns as soon as the same are available. The Company agrees to deliver to the Holders reasonably promptly after receipt of any financial statements and any federal or foreign income tax returns of any joint venture entities in which a Restricted Party has an interest.

         (m) Amendment Certificates. At the time any amendment is made to, or any waiver or consent is provided under, this Agreement, a certificate signed by the Chief Financial Officer or Chief Executive Officer of the Company and Holdings, respectively, to the effect that the representations and warranties of each Restricted Party contained in this Agreement and the other Transaction Documents are true and correct in all material respects on and as of the date of such certificate, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

         (n) Other Information. In addition to the foregoing, the Company shall provide such other information or documents (financial or otherwise) with respect to any Restricted Party as the Holders may reasonably request in writing.

         9.02 Books, Records and Inspections. Each of Holdings and the Company will, and the Company will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings and the Company will, and the Company will cause each of its Subsidiaries to, permit officers and designated representatives of the Purchasers, at its own cost, to visit and inspect, during regular business hours and under guidance of officers of such Person, any of its properties, and to examine the books of account of such Person and discuss the affairs, finances and accounts of such Person with, and be advised as to the same by, its officers and independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as the Required Holders may request.

         9.03 Maintenance of Property; Insurance. (a) Each of Holdings and the Company will, and the Company will cause each of its Subsidiaries to, (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted), (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to the Holders, upon written request, full information as to the insurance carried.

         (b) Each of Holdings and Company will, and the Company will cause each of its Subsidiaries to, do all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated (and reasonable extensions thereof); comply with all applicable Requirements of Law (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 9.03(b) shall prevent (i) sales of assets, consolidations or mergers by or involving Holdings, the Company or any Subsidiary in accordance with Section 10.02; (ii) the withdrawal by Holdings, the Company or any Subsidiary of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect; or (iii) the abandonment by Holdings, the Company or any Subsidiary of any rights, franchises, licenses and patents that such Person reasonably determines are not useful to its business.

         (c) Each of Holdings and the Company will, and will cause its Subsidiaries to, at all times keep their respective property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Company or any of its Subsidiaries) (i) shall be endorsed to the Collateral Agent's reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee or as an additional insured as its interest may appear together with a "standard" or "New York" lender's loss payable endorsement), (ii) shall state that such insurance policies shall not be cancelled without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) if reasonably available, shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Parties, (iv) shall contain the standard non-contributing mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard liability insurance, (v) shall, except in the case of public liability insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of any Restricted Party, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or pos-session of the insured properties and (vi) shall comply with the insurance requirements contained in each applicable Security Document.

         (d) If Holdings, the Company or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 9.03, the Holders shall have the right (but shall be under no obligation), upon ten days' advance notice to Holdings, the Company or any of its Subsidiaries, as the case may be, to procure such insurance and the Company agrees to reimburse the Holders for all reasonable costs and expenses of procuring such insurance.

         9.04 Corporate Franchises. Each of Holdings and the Company will, and the Company will cause each of its Subsidiaries, to do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents used in its business; provided, however, that nothing in this Section 9.04 shall prevent (i) sales of assets, consolidations or mergers by or involving Holdings, the Company or any of its Subsidiaries in accordance with Section 10.02, (ii) the withdrawal by Holdings, the Company or any of its Subsidiaries of their qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect or (iii) the abandonment by Holdings, the Company or any of its Subsidiaries of any rights, franchises, licenses and patents that Holdings, the Company or such Subsidiary reasonably determines are not useful to its business.

         9.05 Compliance with Statutes, Etc. Each of Holdings and the Company will, and the Company will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.06 Compliance with Environmental Laws. (a) Each of Holdings and the Company will comply, and the Company will cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws applicable to the business and its operations and to the ownership, operation or use of its business, assets and Real Property and other assets now or hereafter owned or operated by the Company or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith, in which case, adequate reserves shall be maintained), and will keep or cause to be kept all such Real Property and other assets free and clear of any Liens imposed pursuant to such Environmental Laws. None of Holdings, the Company or any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on, under, at or from any Real Property and other assets now or hereafter owned or operated by Holdings, the Company or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except in material com-pliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property or otherwise in connection with their businesses.

         (b) The Company will promptly give notice to the Holders of all matters referenced in Section 9.01(i). In each of the aforementioned circumstances, immediately following discovery thereof, each of Holdings, and the Company will, and the Company will cause each of its Subsidiaries to, take appropriate steps to initiate and expeditiously complete all investigation, compliance, response, corrective and other action required under any Environmental Law to mitigate and eliminate any such violation or liability and shall keep the Holders apprised of such action. If Holdings, the Company or any Subsidiary fails to take such steps, the Holders may, in addition to any other remedies set forth herein, at the Company's sole expense, cause any such actions to be taken, and Holdings, the Company or any Subsidiary shall grant the Holders and their agents an indefeasible non-exclusive license, subject to the rights of tenants for such purpose.

         (c) At the written request of the Required Holders, which request shall specify in reasonable detail the basis therefor, the Company will provide, at the Company's sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by Holdings, the Company or any of its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Holders, indicating the presence or absence of Hazardous Materials and the potential cost of any investigation, removal, remedial or other corrective action in connection with any Hazardous Materials on, at, under or emanating from such Real Property; provided, that such request may be made only if (i) there has occurred and is continuing an Event of Default or (ii) the Holders reasonably believe that the Company or any such Real Property is not in compliance with Environmental Law and such non-compliance could reasonably be expected to have a Material Adverse Effect, or circumstances exist, in each case, that reasonably could be expected to form the basis of a Environmental Claim against the Company or any such Real Property that could reasonably be expected to have a Material Adverse Effect. If the Company fails to provide the same within 90 days after such request was made, the Required Holders may order the same, and the Company shall grant and hereby grants to the Holders and their agents access to such Real Property and specifically grants to the Holders an irrevocable non-exclusive license, subject to the rights of tenants, to perform such an assessment, all at the Company's expense.

         9.07 ERISA. As soon as reasonably possible and, in any event, within 15 Business Days after Holdings, the Company or any of its Subsidiaries knows or has reason to know of the occurrence of any of the following that could reasonably be expected to result in liability of Holdings, the Company or any of its Subsidiaries in an aggregate amount exceeding $1,000,000, the Company will deliver to the Holders a certificate of the Chief Executive Officer, Chief Financial Officer or the Treasurer of the Company setting forth the full details as to such occurrence and the action, if any, that Holdings, the Company, such Subsidiary or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by Holdings, the Company, the Subsidiary, the ERISA Affiliate, or the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Company has previously delivered to the Holders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, ..64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or a Multiemployer Plan; that any contribution required to be made with respect to a Plan or a Multiemployer Plan or Foreign Pension Plan has not been timely made and such failure could result in a material liability for Holdings, the Company or any of its Subsidiaries; that a Plan or Multiemployer Plan has been (or notice has been given that it is expected to be) terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that proceedings have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that Holdings, the Company or any of its Subsidiaries will incur any liability to or on account of the termination of or withdrawal from a Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(l) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Company, or any of its respective Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA). Upon request, the Company will deliver to the Holders (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Holders pursuant to the first sentence hereof, copies of any records, documents or other information required to be furnished to the PBGC shall be delivered to the Holders no later than

15 Business Days after the date such records, documents and/or information has been furnished to the PBGC.

         9.08 End of Fiscal Years; Fiscal Quarters. Each of Holdings and the Company shall, and the Company shall cause each of its Subsidiaries, to maintain
(i) a fiscal year that ends for each 52 or 53 week year, as applicable, on or about December 31 and (ii) fiscal quarters that end on or about March 31, June 30, September 30 and December 31.

         9.09 Performance of Obligations. Each of Holdings and the Company will, and the Company will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.10 Payment of Taxes. Each of Holdings and the Company will pay and discharge, and the Company will cause each of its Subsidiaries to pay and discharge, all material (individually or in the aggregate) taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under
Section 10.01(i); provided that none of Holdings, the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

         9.11 Ownership of Subsidiaries; Preservation of Corporate Existence. (a) Holdings shall at all times own 100% of the outstanding capital stock of the Company. The Company shall, directly or indirectly, own (except to the extent permitted by Section 10.14(b)(iii) or Section 10.15) 100% of the capital stock of each of its Subsidiaries.

                  (b) Each of Holdings and the Company will, and the Company will cause each of its Subsidiaries to, preserve and maintain in full force and effect its corporate (or, as applicable, limited liability, partnership or other entity) existence except as permitted under Section 10.02.

         9.12 Further Assurances; Additional Collateral. (a) Each of Holdings and the Company will, and the Company will cause each of the Subsidiary Guarantors and KH LLC to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including, without limitation, filing UCC and other financing statements, recording assignments of leases and rents, mortgages, deeds of trust and memoranda of leases and filings with the United States Patent and Trademark Office and the United States Copyright Office) that may be required under applicable law, or that the Collat-eral Agent may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents, subject only to Permitted Collateral Liens and the Intercreditor Agreement.

         (b) The Company will cause any subsequently acquired (to the extent permitted hereunder) or organized Domestic Wholly-Owned Subsidiary (and any Domestic non-Wholly Owned Subsidiary acquired in connection with a Permitted Acquisition) to execute a Joinder Agreement and each applicable Security Document in favor of the Collateral Agent as shall be necessary or appropriate to grant a first priority Lien on and security interest in the property owned or held by such Domestic Wholly-Owned Subsidiary (and any Domestic non-Wholly Owned Subsidiary acquired in connection with a Permitted Acquisition) and to take all further action of the type described in this Section 9.12 in order to grant, preserve, protect and perfect such Lien and security interest.

         (c) The parties hereto acknowledge and agree that it is their intention that the Obligations shall be secured by, among other things, a first priority Lien, subordinated only as set forth in the Intercreditor Agreement, on substantially all the property of the Restricted Parties (including, without limitation, real and other property acquired subsequent to the Closing Date). Any property acquired after the Closing Date (other than Real Properties having an aggregate value of $5,000,000) by KH LLC, Holdings, the Company, and/or the Subsidiary Guarantors or if the lenders under the Senior Credit Agreement take a perfected first priority security interest on any existing property owned by any Restricted Party as to which the lenders under the Senior Credit Agreement do not, as of the date hereof, have a perfected first priority security interest, the Company will, at its cost and expense, within 90 days of such acquisition, secure the Obligations by pledging or creating, or causing to be pledged or created, perfected first priority security interests with respect to such property. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Company shall deliver or cause to be delivered to the Collateral Agent all such instruments and documents (including, without limitation, legal opinions, title insurance policies, surveys, appraisals, certificates of title, consents, lien waivers, subordination, non-disturbance and attornment agreements and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 9.12. The Company shall take all further action of the type described in Section 9.12(a) in order to grant, preserve, protect and perfect such Lien and security interest.

         (d) Each Restricted Party shall grant, at the Restricted Parties' sole cost and expense, to the Collateral Agent, for the benefit of the Secured Parties, at the request of the Collateral Agent, at any time, a perfected first priority security interest in and Lien on any Real Property acquired after the Closing Date (other than Real Properties having an aggregate value of $5,000,000) or vehicles owned by any such Restricted Party and any other property of such Restricted Party and not already subject to the Lien of the Security Documents, subject only to Prior Liens acceptable to the Collateral Agent. Each Restricted Party shall take all actions requested by the Collateral Agent (including, without limitation, the obtaining of Mortgages, legal opinions, title insurance policies, surveys, appraisals, certificates of title, consents, lien waivers, subordination, non-disturbance and attornment agreements, lien searches and other documents necessary under applicable law, in each case, in form and substance acceptable to Collateral Agent) in connection with the granting of such security interest and Lien.

         (e) The Company agrees, from time to time, to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each security interest and Lien contemplated herein.

         (f) Each Restricted Party agrees that each action required by this
Section 9.12 shall be completed within 90 days of the date such action is requested or required to be taken; provided that in no event shall any Restricted Party be required to take any action, other than using its reasonable commercial efforts without any material expenditure, to obtain consents from third parties in connection with its compliance with this Section 9.12.

         9.13 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Company and its Subsidiaries acceptable to the Required Holders does not within 30 days after a request from the Required Holders deliver to the Holders evidence, in form and substance satisfactory to the Required Holders, with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the Security Agreement that a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Security Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement (or another agreement in substantially similar form, if needed), to the extent that the entering into such Security Agreement is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 9.13 to be in form and substance reasonably satisfactory to the Required Holders.

         9.14 Maintenance of Corporate Separateness. Each of Holdings and the Company will, and the Company will cause each of its respective Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the mainte-nance of corporate offices and records. Neither Holdings, the Company nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of Holdings, the Company or any of its Subsidiaries being ignored, or in the assets and liabilities of Holdings, the Company or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

         9.15 Interest Rate Protection. The Company shall enter into Interest Rate Protection Agreements in accordance with the provisions of the Senior Credit Agreement.

         9.16 Revolving Loan Reductions. The Company shall make the payments required by the Senior Credit Agreement to reduce the Revolving Loan Commitments (under and as defined in the Senior Credit Agreement) on a timely basis in accordance with the Senior Credit Agreement.

         9.17 Service of Process. Each Restricted Party shall maintain an agent for service of process in New York until the Notes have been indefeasibly paid in full. The Company shall notify the Agent if the appointment of CT Corporation System as agent for service of process in New York by any Restricted Party, shall be terminated for any reason.

         9.18 Additional Collateral. No later than 60 days after the Closing Date, (a) each Restricted Party shall take all commercially reasonable steps to record leasehold mortgages (and take all steps commercially reasonable to permit such recording) on those leases that the Agent, in its reasonable discretion, determines within 30 days of the Closing Date and (b) act and cooperate with the Agent to secure any additional Collateral under the Security Agreement, as such additional Collateral is reasonably specified by the Agent.

         9.19 Board Rights. (a) The Company shall give to the Purchasers notice of (in the same manner that notice is given to directors) all meetings of the Company's Board of Directors. The Company's Board of Directors shall meet no less than quarterly.

         (b) The Company shall provide to the Purchasers the same information concerning the Company, and access thereto, provided to members of the Company's Board of Directors.

         (c) So long as TCP does not already have the following rights in the LLC Agreement or the Unitholders Agreement, TCP will have the right to one seat on the Board of Directors (or, in lieu thereof at TCP's option, the right to appoint a board observer) of KH LLC, the Company, and Holdings, provided that after Holdings successfully completes a Qualified Public Equity Offering, TCP will no longer be entitled to appoint a member of its Board of Directors, but shall instead be entitled to appoint an observer to such board, subject to such observer entering into customary confidentiality arrangements with Holdings. In addi-

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                                      -61-

tion, so long as TCP does not already have the following rights in the LLC Agreement or the Unitholders Agreement and so long as TCP and its Affiliates and managed funds and accounts holds at least 1% of the voting equity of Holdings or KH LLC, TCP will have the right to one seat on the Board of Directors of each of the Subsidiaries of KH LLC (other than Holdings, the Company or KSI) so long as any of MidOcean, Behrman or Gryphon or any of their affiliates have the right to appoint or has appointed a member to such Subsidiary's Board of Directors.

         (d) So long as TCP does not already have the following rights in the LLC Agreement or the Unitholders Agreement, TCP shall have the right to appoint a member (or at its option, an observer) to each committee of the Board of Directors, the executive committee and all other management committees, in each case, of Holdings, the Company and KH LLC. So long as TCP does not already have the following rights in the LLC Agreement or the Unitholders Agreement, in addition to the foregoing, TCP will have the right to reasonable advance notice of and participation in all meetings of each committee of the Board of Directors, the executive committee and all other management meetings (whether such meetings occur in person, telephonically or otherwise) of KH LLC and its Subsidiaries for which at least two of MidOcean, Behrman and Gryphon, or their successors or their representatives, receives notice or invitation to attend.

         9.20 TCP Affiliates' Special Rights. TCP, so long as it or its Affiliates or its managed funds or accounts (the "TCP Affiliates") holds the Notes or Warrants, shall be entitled to the special management rights listed below:

                  (i) to discuss the business operations, properties, financial and other conditions, and plans and prospects of Holdings, the Company and their Subsidiaries with any director, senior executive officer and/or other authorized officer of Holdings or the Company designated by the Board of Directors of Holdings or the Company and, upon reasonable notice to Holdings or the Company, with any director, senior executive officer and/or other authorized officer of any other Subsidiary of the Company;

                  (ii) to submit suggestions from time to time to the management of Holdings or the Company with the requirement that one or more senior executive officers of Holdings or the Company shall discuss such suggestions with the TCP Affiliates within a reasonable period of time after such submission; and

                  (iii) to meet with one or more senior executive officers of Holdings or the Company, at reasonable times and on reasonable notice in order to discuss any suggestions made under (ii) above or for other purposes.

The rights granted to the TCP Affiliates hereunder are not in substitution for, and shall not be deemed to be in limitation of, any rights otherwise available to them as a holder of any securities of the Company or Holdings. In addition, such parties shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and or assets of any such party to expressly assume and agree to perform the covenants contained in this Section 9.20 on substantially the same terms hereunder.

         9.21 Compliance with Transaction Documents. Each of Holdings and the Company will, and the Company will cause each of its Subsidiaries to, comply in all respects with the obligations owed by such party under each of the Transaction Documents and the Restructuring Agreement.

         SECTION 10.       Negative Covenants. Each of Holdings and the
Company and hereby covenants and agrees that from the date of this Agreement through the Closing and thereafter so long as any of the Notes are outstanding, absent the prior written consent of the Required Holders, that Holdings and the Company shall not, and shall not permit any of its Subsidiaries to undertake the following:

         10.01 Liens. Each of Holdings and the Company will not, and the Company will not permit any of its Subsidiaries to, (i) create, incur, assume or permit to exist any Liens upon or with respect to any Collateral except for Permitted Collateral Liens and (ii) create, incur, assume or permit to exist any Lien upon or with respect to any property of any Restricted Party that does not constitute Collateral, whether now owned or hereafter acquired, or on any income or revenues or rights in respect of any thereof, except for the following (the "Permitted Liens"):

         (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable);

         (ii) Liens in respect of property of the Company or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the property of the Company or such Subsidiary and do not materially impair the use thereof in the operation of the business of the Company or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which pro-ceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

         (iii) Liens in existence on the Closing Date which are listed, and the property subject thereto described, on Schedule 10.01(iii), but only to the respective date, if any, set forth on such Schedule 10.01(iii) for the removal and termination of any such Liens, plus renewals and extensions of such Liens to the extent set forth on Schedule 10.01(iii); provided that with respect to any renewal or extension (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional properties of the Company or any of its Subsidiaries;

         (iv) Liens created pursuant to the Security Documents (including liens securing swaps and hedges);

         (v) Liens arising pursuant to licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company and its Subsidiaries taken as a whole and not resulting in material deterioration in the value of the property covered;

         (vi) Liens arising pursuant to Capitalized Lease Obligations and Purchase Money Obligations or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Closing Date; provided that (x) any such Liens attach only to the assets so purchased and do not encumber any other asset of the Company or any of its Subsidiaries, (y) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (z) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (vi) shall not at any time exceed $3,500,000;

         (vii) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Company and its Subsidiaries taken as a whole;

         (viii) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

         (ix) Liens arising out of judgments or awards in respect of which the Company or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all such judgments or awards does not exceed $1,500,000 at any time outstanding;

         (x) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance of project contracts and work completed under project contracts under ordinary course bonding arrangements of the Company and its Domestic Subsidiaries and any statutory obligations (other than excise taxes) arising in relation thereto on an arm's-length basis (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

         (xi) Liens on property acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Company in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04(xi), (y) such Liens are not incurred in connection with or in contemplation or anticipation of such Permitted Acquisition; and (z) such Liens may not extend to any other property of the Company or any of its Subsidiaries;

         (xii) Liens securing reimbursement of obligations in respect of letters of credit incurred under Section 10.04(ix); provided that such Liens attach only to the documents, the goods covered thereby and/or the proceeds thereof;

         (xiii) Liens in favor of customs and revenues authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (xiv) Foreign Subsidiaries may grant Liens on their assets to secure Indebtedness outstanding under Section 10.04(xiv);

         (xv) Liens consisting of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or operation of law, incurred in the ordinary course of business;

         (xvi) additional Liens incurred in the ordinary course of business by the Company and its Subsidiaries so long as such Liens do not arise in connection with the incurrence of Indebtedness and the value of the property subject to such Liens and any other obligations secured thereby do not exceed $250,000 at any one time outstanding; and

         (xvii)   Liens created pursuant to the Senior Credit Agreement.

         10.02 Consolidation, Merger, Purchase or Sale of Assets, Etc. Each of Holdings and the Company will not, and the Company will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business or reinvestments in assets) of any Person if permitted hereby and in the Senior Credit Agreement (or agree to do any of the foregoing at any future time), except that:

         (i) Capital Expenditures by the Company and its Subsidiaries shall be permitted to the extent not in violation of Section 10.07;

         (ii) each of the Company and its Subsidiaries may (x) in the ordinary course of business, sell, lease or otherwise dispose of any property which, in the reasonable judgment of such Person, is obsolete, worn out or otherwise no longer useful in the conduct of such Person's business and (y) sell, lease or otherwise dispose of any other property; provided that the aggregate Net Cash Proceeds of all assets subject to sales or other dispositions pursuant to this sub-clause (ii)(y) shall not exceed $1,000,000 in the aggregate in any four consecutive fiscal quarters of the Company;

         (iii)    investments may be made to the extent permitted by Section
    10.05;

         (iv) each of the Company and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 10.01 (vi));

         (v) each of the Company and its Subsidiaries may make sales or transfers of inventory in the ordinary course of business and that are consistent with past practices;

         (vi) the Company and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

         (vii) the Company or any Domestic Wholly-Owned Subsidiary of the Company may transfer assets or lease to or acquire or lease assets from the Company or any other Domestic Wholly-Owned Subsidiary or any Domestic Wholly-Owned Subsidiary may be merged into the Company or any other Domestic Wholly-Owned Subsidiary of the Company;

         (viii)   Permitted Acquisitions shall be permitted;

         (ix) any Restricted Party may sell or exchange specific items of equipment in the ordinary course of business, so long as the purpose of each such sale or exchange is to acquire (and results within 270 days of such sale or exchange in the acquisition of) replacement items of equipment which are, in the reasonable business judgment of such Restricted Party, the functional equivalent of the item of equipment so sold or exchanged;

         (x) the Company and its Domestic Subsidiaries may transfer assets in the ordinary course of business to Foreign Subsidiaries of the Company having a fair market value (as determined in good faith by the Board of Directors or senior management of the Company) not to exceed $1.0 million in any fiscal year of the Company,

         (xi) the assets of any Foreign Subsidiary of the Company may be transferred to the Company or any other Subsidiary of the Company and any Foreign Subsidiary may be merged into the Company or any of its Subsidiaries so long as the Company or such Subsidiary is the surviving entity;

         (xii) the disposition of Cash Equivalents, Foreign Cash Equivalents and other investments to the extent permitted under Section 10.05(ii); and

         (xiii) the Company may sell FTS Systems, Inc., formerly known as Kinetics Thermal Systems, Inc. (such transaction, the "KTS Sale"); provided that the Net Cash Proceeds to be received as a result of the KTS Sale shall not be less than $5.0 million and either (a) if the obligations under any indemnity arrangements with the purchaser of FTS Systems, Inc. in the KTS Sale do not expose any seller thereof to liability in excess of $1.0 million, the net proceeds of such sale are used by the Company for working capital and general operations, or (b) if the foregoing indemnity arrangements are in excess of such amount, then all of the net proceeds of such sale shall be used to repay and permanently reduce the Indebtedness of the Company, prior to any other use thereof.

To the extent the Required Holders waive the provisions of this Section 10.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 10.02, such Collateral (unless sold to any Restricted Party) shall be sold free and clear of the Liens created by the Security Documents (but the Liens created by the Security Documents shall attach to the proceeds of such sale), and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing. To the extent that any proceeds from a transaction described in this Section 10.02 are used to pay down Revolving Loans (under and as defined in the Senior Credit Agreement), the Company shall simultaneously cause the Revolving Loan Commitments (under and as defined in the Senior Credit Agreement) to be reduced by an amount equal to such payment, unless and to the extent (a) no reduction in Revolving Loan Commitments is required under (and as defined in) the Senior Credit Agreement, (b) with respect to no more than $10,000,000 of net cash proceeds from the sale of assets in any consecutive four fiscal quarters of the Company, no Default or Event of Default exists at the time of the respective Asset Sale and the Company has (A) delivered an officer's certificate to the Agent on or prior to such date stating that such net cash proceeds shall be used to purchase assets (including equity interests in another Person) useful in the business of the Company and permitted under this Section 10.02 no later than 270 days following the date of such sale of assets (which certificate shall set forth the estimates of the proceeds to be so expended) and (B) deposited any such net cash proceeds in excess of $5,000,000 in respect of Collateral into the Collateral Account, and (c) if all or any portion of such net cash proceeds, for which amount the Revolving Loan Commitments have not been reduced pursuant to the preceding clause (b), are not so reinvested in assets within such 270-day period, such reduction in the Revolving Loan Commitments (under and as defined in the Senior Credit Agreement) shall be made as provided above in this Section 10.02 without regard to the preceding clause (b).

         10.03 Dividends. Each of Holdings and the Company shall not, and the Company shall not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings, the Company or any of the Company's Subsidiaries, except that:

         (i) any Subsidiary of the Company (x) may pay cash Dividends to the Company or any Wholly-Owned Subsidiary of the Company and (y) if such Subsidiary is not a Wholly-Owned Subsidiary, may pay cash Dividends to its shareholders generally so long as the Company or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

         (ii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), (A) the Company may, or may pay cash to Holdings, such cash to be used to, repurchase outstanding shares of its common stock (or options to purchase such common stock) following the death, disability, retirement or termination of employment of employees, officers or directors of Holdings, the Company or any of its Subsidiaries; provided that (x) all amounts used to effect such repurchases are obtained by Holdings from (either before or after) an issuance of its common stock (or options to purchase such common stock) within one year of such repurchase to other employees, members of management, executive officers or directors of Holdings, the Company or any of their Subsidiaries or (y) to the extent the proceeds used to effect any repurchase pursuant to this clause (y) are not obtained as described in preceding clause (x), the aggregate amount of Dividends paid by the Company or Holdings pursuant to this clause (ii) (exclusive of amounts paid as described pursuant to preceding clause (x)) shall not exceed $200,000 plus the amount of any keyman life insurance proceeds actually received in any fiscal year;

         (iii) (a) prior to the Qualified Public Equity Offering, the Company may pay cash Dividends, so long as all proceeds thereof are used by KH LLC or Holdings to pay its reasonable operating expenses incurred in the ordinary course of business and other corporate overhead costs at KH LLC and Holdings, including without limitation income tax when and as due for Holdings, and expenses directly attributable to the operations of its Subsidiaries (including, without limitation, legal and accounting expenses and similar expenses) and expressly excluding (v) the payment of principal, interest or any other amount on or in respect of the Holding Notes, (w) the payment of principal and interest on the Holdings Subordinated Debt, (x) the payment of any put price of securities issued in connection with the Holdings Subordinated Debt, (y) the payment of management fees or the like to MidOcean, Behrman, Gryphon Partners or their Affiliates and (z) the payment of fees to directors or board observers (excluding reimbursement of reasonable expenses of individual directors or board observers for performing their duties as a director or observer); provided that the aggregate amount of Dividends paid by the Company pursuant to this clause
    (iii)(a) for all such operating expenses and other corporate overhead costs other than income taxes plus all amounts loaned or paid pursuant to Section 10.04(xv)(a) and Section 10.05(xi)(a) shall not exceed $750,000 (exclusive of any fees or expenses associated with the contemplated Qualified Public Equity Offering that are not otherwise paid or payable by the Company); and

                  (b) following the Qualified Public Equity Offering, the Company may pay cash Dividends, so long as all proceeds thereof are used by KH LLC to pay its reasonable operating expenses incurred in the ordinary course of business and other corporate overhead costs at KH LLC and expenses directly attributable to the operations of the Company's Subsidiaries (including, without limitation, legal and accounting expenses and similar expenses) and expressly excluding (v) the payment of principal, in-terest or any other amount on or in respect of the Holding Notes, (w) the payment of principal and interest on the Holdings Subordinated Debt, (x) the payment of any put price of securities issued in connection with the Holdings Subordinated Debt, (y) the payment of management fees or the like to MidOcean, Behrman, Gryphon Partners or their Affiliates and (z) the payment of fees to directors or board observers (excluding reimbursement of reasonable expenses of individual directors or board observers for performing their duties as a director or observer); provided that the aggregate amount of Dividends paid by the Company pursuant to this clause
    (iii)(b) for all such operating expenses and other corporate overhead costs other than income taxes plus all amounts loaned or paid pursuant to Section 10.04(xv)(b) and Section 10.05(xi)(b) shall not exceed in any fiscal year of the Company $400,000 (exclusive of any fees or expenses associated with the contemplated Qualified Public Equity Offering that are not otherwise paid or payable by the Company).

    If the Company pays Dividends under either subclause (a) or (b) above, the Company shall promptly provide to the Agent documentation setting forth the specific uses of proceeds from such Dividend paid by the Company pursuant to this Section 10.03(iii);

         (iv) the Company may dividend KSI to KH LLC such that KH LLC owns KSI in accordance with the terms of the Restructuring Agreement; and

         (v) the Company may, as of December, 2003, repurchase of the stock of Daniel Rubin; provided that (a) such stock was repurchased at fair market value, and (b) the amount of stock so repurchased did not exceed $125,000.

         10.04 Indebtedness. Each of Holdings and the Company will not, and the Company will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer or permit to exist any Indebtedness, except:

         (i)      Indebtedness incurred pursuant to this Agreement;

         (ii) (a) Additional Subordinated Indebtedness of the Company and the guarantees thereof by Holdings and the Subsidiary Guarantors in an aggregate principal amount not to exceed $15.0 million at any one time outstanding; provided, the Additional Subordinated Indebtedness permitted under this Section 10.04(ii)(a) shall only be permitted if the Agent or its Affiliates have the right to provide at least 50% of any such issuance and the borrower thereunder utilizes the proceeds from such issuance of Additional Subordinated Indebtedness for working capital and general operations (and not for the refinancing or repayment of Indebtedness, payment of dividends or litigation expenses or for any acquisition financing); and

                  (b) additional Indebtedness of the Company in an aggregate amount not to exceed $100,000 at any one time outstanding, which Indebtedness shall be subordinate and junior in right of payment to the Senior Subordinated Notes but senior in right of payment to the Senior Subordinated Liquidation Preference evidenced by the Liquidation Certificates.

         (iii) Existing Indebtedness shall be permitted to the extent actually outstanding on the Closing Date and as the same is listed on
    Schedule 7.21 and any guarantees thereon as the same are existing on the Closing Date, less the aggregate amount of all repayments or reductions in commitments effected after the Closing Date (any such repayments and reductions in commitments may not be reborrowed, other than such repayments that do not result in a permanent reduction in the Revolving Loan Commitments under and as defined in the Senior Credit Agreement), and any refinancing of such Existing Indebtedness provided that such refinancing shall (A) not be in a principal amount which exceeds the principal amount of the Existing Indebtedness being refinanced plus any premiums with respect thereto, (B) not be incurred if any Default or Event of Default has occurred and is continuing or would result therefrom, (C) not have a stated maturity or a weighted average life that is shorter than that of the Existing Indebtedness being refinanced, (D) not be on financial and other terms, including interest rate, liquidation preference, fee or other equity kicker, that are, taken as a whole, materially less favorable to any Restricted Party or any Holder than the Existing Indebtedness being refinanced, (E) if such Existing Indebtedness is subordinated, have subordination provisions which are substantially similar to those contained in the Existing Indebtedness being refinanced, and (F) with respect to the Celerity Junior Subordinated Notes and the junior subordinated notes issued pursuant to
    Section 10.04(xvii), accrue interest that may be paid only in kind and not in cash, provided further, that the debt under the Senior Credit Agreement (or any subsequent refinancing thereof) will not be refinanced unless (i) the Holders shall have been given notice by the Company of the Company's desire to refinance the Indebtedness under the Senior Credit Agreement, whereby, any one or more of the Holders shall have the right to offer to be the source of such refinancing (the "Refinancing Source") according to terms and conditions provided by such Holder or Holders; provided that (x) if, within 15 days of the receipt of such notice by the Holders, no Holder offers to act as the Refinancing Source, the Company may proceed to engage in discussions with and accept an offer from a third-party or parties to act as the Refinancing Source, and (y) if a Holder or Holders make an offer to be the Refinancing Source within the time period set forth in clause (x) above (such offer a "First Refinancing Offer"), then the Company may (a) accept the First Refinancing Offer, upon which acceptance the Holder or Holders that made such offer shall become the Refinancing Source and such Holder or Holders shall make good faith efforts to consummate such refinancing within 45 days of the Company's acceptance subject to the terms and conditions set forth in the First

    Refinancing Offer, or (b) reject the First Refinancing Offer, provided that, for a period of 60 days after such rejection, the Company will be permitted to engage in discussions with a third-party or parties regarding the possibility of such party or parties acting as the Refinancing Source but will not be permitted to accept any offer by such third-party or parties to act as the Refinancing Source unless such offer is on the same or better terms than the First Refinancing Offer; and provided further that, after such 60 day period, the Company shall be permitted to accept an offer by a third-party or parties to act as the Refinancing Source, regardless of whether such offer is on the same or better terms as the First Refinancing Offer, and (ii) the Holders shall have been consulted in good faith regarding the identity of the Refinancing Source and the terms of such refinancing at least 15 Business Days prior to the consummation of any refinancing by a party other than a Holder;

         (iv) accrued expenses and trade accounts payable incurred in the ordinary course;

         (v) Indebtedness under Interest Rate Protection Agreements entered into in compliance with the Senior Credit Agreement and Section 9.16 hereof and Indebtedness under non-speculative Interest Rate Protection Agreements which may be entered into from time to time by the Company and which the Company in good faith believes will provide protection against fluctuations in interest rates with respect to outstanding floating rate Indebtedness then outstanding, and permitted to remain outstanding, pursuant to the other provisions of this Section 10.04;

         (vi) Indebtedness subject to Liens permitted under Section 10.01(vi), so long as the outstanding principal amount of such Indebtedness does not exceed the $3.5 million as described in Section 10.01(vi) and any refinancing of such Indebtedness so long as the principal amount thereof is not increased and the terms of such refinancing Indebtedness is on substantially similar terms as the Indebtedness being refinanced;

         (vii) intercompany Indebtedness of the Company and its Subsidiaries outstanding to the extent permitted by Section 10.05(vi);

         (viii) Indebtedness evidenced by Other Hedging Agreements entered into pursuant to Section 10.05(v);

         (ix) Indebtedness of Holdings, the Company, or their Domestic Subsidiaries under performance guarantees, performance sureties, performance bonds, similar letter of credit obligations, in each case incurred in the ordinary course of business in transactions negotiated on an arm's-length basis that are expected to generate revenue for Holdings, the Company or their Domestic Subsidiaries;

         (x) Indebtedness consisting of guarantees (x) by the Company of Indebtedness, leases and other obligations permitted to be incurred by any Subsidiary Guarantor under this Agreement, (y) by any Subsidiary of the Company of Indebtedness, leases and other obligations permitted to be incurred by the Company or another Subsidiary of the Company (which, in the case of a guarantee to be executed by a Subsidiary Guarantor, must be a Subsidiary Guarantor) of the Company under this Agreement and (z) by Holdings of Indebtedness of Foreign Subsidiaries of the Company permitted under Section 10.04 (xiv);

         (xi) Indebtedness of a Subsidiary of the Company acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), and any refinancing of such Indebtedness so long as the principal amount thereof is not increased; provided that such Indebtedness was not incurred in connection with or in anticipation of such Permitted Acquisition;

         (xii) Indebtedness of the Company and its Subsidiaries consisting of customary indemnities or earn-out, incentive, non-compete, deferred compensation or similar arrangements entered into in connection with Permitted Acquisitions; provided that such arrangements (for which value may be ascertained readily) for any Permitted Acquisition shall not exceed 10% of the value of the consideration paid for such Permitted Acquisition;

         (xiii) Indebtedness refinancing the Senior Subordinated Notes; provided that such refinancing or other Indebtedness shall (A) not be in a principal amount which exceeds the principal amount of the Senior Subordinated Notes being refinanced plus any premiums with respect thereto,
    (B) not be incurred if any Default or Event of Default has occurred and is continuing or would result therefrom, (C) not have a stated maturity or a weighted average life that is shorter than that of the Senior Subordinated Notes being refinanced, (D) not be on financial and other terms that are, taken as a whole, materially less favorable to any Restricted Party or any Holder than the Senior Subordinated Notes being refinanced and (E) have subordination provisions which are substantially similar to those contained in the Senior Subordinated Notes or the Holdings Subordinated Debt being refinanced;

         (xiv) Indebtedness of Foreign Subsidiaries in respect of local lines of credit, letters of credit, bank guarantees and similar extensions of credit and renewals and refinancing thereof, each incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $2.0 million at any time;

         (xv) (a) Indebtedness incurred for the purpose of paying the operating costs and other overhead expenses contemplated in Section 10.03
    (iii)(a) hereof to the extent limited therein, and to the extent that such Indebtedness, after taking into account all amounts loaned or paid to Holdings or KH LLC by the Company under this section and under Sections 10.03(iii)(a) and 10.05(xi)(a), does not exceed $750,000 in the aggregate (exclusive of any fees or expenses associated with the contemplated Qualified Public Equity Offering that are not otherwise paid or payable by Company);

                  (b) Indebtedness incurred for the purpose of paying the operating costs and other overhead expenses contemplated in Section 10.03
    (iii)(b) hereof to the extent limited therein, and to the extent that such Indebtedness, after taking into account all amounts loaned or paid to KH LLC under this section and under Sections 10.03(iii)(b) and 10.05(xi)(b), does not exceed $400,000 in the aggregate (exclusive of any fees or expenses associated with the contemplated Qualified Public Equity Offering that are not otherwise paid or payable by Company) in any fiscal year of the Company;

         (xvi) Indebtedness under letters of credit to provide security for worker's compensation claims and bank overdrafts incurred in the ordinary course of business; provided that any obligations arising in connection with such bank overdraft Indebtedness is extinguished within five Business Days; and

         (xvii) Indebtedness incurred to pay liabilities and expenses of the Alfa Laval Litigation in an amount not to exceed $15.0 million at any one time outstanding, of ranking no more senior in right of payment than the Junior Subordinated Notes (with subordination, remedies standstill and the like no more favorable than those set forth in the Junior Subordinated Notes) with a maturity at least six months after the Maturity Date of the Notes or the Senior Subordinated Notes (whichever is longer) and with an interest rate and fees that on a blended basis do not exceed 15% per annum, which shall be payable only in kind; provided that amounts borrowed under this Section 10.04(xvii) and repaid shall not be available for re-borrowing.

         10.05 Advances, Investments and Loans. Each of Holdings and the Company will not, and the Company will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents or Foreign Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

         (i) the Company and its Subsidiaries may acquire and hold accounts receivable, notes receivable, retention balances, deposits and advances owing to any of them;

         (ii) the Company and its Subsidiaries may acquire and hold cash and Cash Equivalents (and, with respect to Foreign Subsidiaries, Foreign Cash Equivalents);

         (iii) the Company and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1.0 million at any time;

         (iv) the Company may enter into Interest Rate Protection Agreements to the extent permitted by Section 10.04(v).

         (v) the Company may enter into and perform its obligations under Other Hedging Agreements entered into in the ordinary course of business and so long as any such Other Hedging Agreement is not speculative in nature and is (x) related to income derived from foreign operations of the Company or any Subsidiary or otherwise related to purchases permitted hereunder from foreign suppliers or (y) entered into to protect the Company and/or its Subsidiaries against fluctuations in the prices of raw materials used in their businesses;

         (vi) any Wholly-Owned Subsidiary may make intercompany loans, advances or cash contributions to the Company or any Wholly-Owned Subsidiary and the Company may make intercompany loans, advances and cash contributions to any Wholly-Owned Subsidiary; provided that (x) any promissory notes evidencing such intercompany loans shall be pledged (and delivered) by the Company or the respective Domestic Wholly-Owned Subsidiary that is the lender of such intercompany loan as Collateral pursuant to the Security Agreement, (y) neither the Company nor any Domestic Subsidiaries of the Company may make loans, advances or equity contributions to any Foreign Subsidiaries of the Company pursuant to this clause (vi) (other than loans, advances and cash contributions in an amount not to exceed $1.0 million in the aggregate outstanding at any one time, provided, that the foregoing amount shall be permanently reduced by the amount of any such loans, advances and cash contributions cancelled, forgiven or otherwise written off by the maker of such loan, advance or contribution) and (z) any loans made by any Foreign Subsidiaries to the Company or any of its Domestic Subsidiaries pursuant to this clause (vi) shall be subordinated to the obligations of the Restricted Parties in form and substance reasonably acceptable to the Required Holders;

         (vii) the Company and its Subsidiaries may purchase, sell or transfer assets (including equity) to the extent permitted by Section 10.02;

         (viii) the Company may establish Subsidiaries to the extent permitted by Section 10.15;

         (ix)     Holdings may make equity contributions in the Company;

         (x) the Company and its Subsidiaries may make investments in joint ventures in an amount not to exceed $5.0 million at any one time outstanding in the aggregate, including investments made prior to the date hereof; and

         (xi) (a) Holdings and the Company may make loans to Holdings and/or KH LLC for the purposes of funding the operating costs and other overhead expenses contemplated in Section 10.03(iii)(a) hereof to the extent limited therein, and to the extent that such Indebtedness, after taking into account all amounts loaned or paid to Holdings or KH LLC under this section and under Sections 10.03(iii)(a) and 10.04(xv)(a), does not exceed $750,000 in the aggregate (exclusive of any fees or expenses associated with the contemplated Qualified Public Equity Offering that are not otherwise paid or payable by the Company) at any time of the Company;

                  (b) Holdings and the Company may make loans to KH LLC for the purposes of funding the operating costs and other overhead expenses contemplated in Section 10.03 (iii)(b) hereof to the extent limited therein, and to the extent that such Indebtedness, after taking into account all amounts loaned or paid to KH LLC under this section and under Sections 10.03(iii)(b) and 10.04(xv)(b), does not exceed $400,000 in the aggregate (exclusive of any fees or expenses associated with the contemplated Qualified Public Equity Offering that are not otherwise paid or payable by the Company) in any fiscal year of the Company;

         (xii) investments existing on the Closing Date set forth on Schedule 10.05;

         (xiii) the entry by the Company and/or any of its Affiliates into the Tax Sharing Agreement; and

         (xiv) so long as no KSI Change of Control has occurred, the Company may make loans to KSI under the KSI/KGI Revolving Loan Agreement, in an amount not to exceed $22 million outstanding at any time.

         10.06 Transactions with Affiliates. Each of Holdings and the Company will not, and the Company will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings, the Company or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings, the Company or such Subsidiary as would reasonably be obtained by Holdings, the Company or such Sub-sidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate (in any such transaction or series of transactions valued in excess of $1.0 million, except for the sale by Holdings or the Company of debt or equity securities, at the option of the Agent, the board of directors of the relevant entity shall obtain the opinion as to the fairness of such transaction from an investment banking, accounting or valuation firm reasonably acceptable to the Required Holders prior to undertaking or entering into such transaction or series of transactions), except that:

         (i)      Dividends may be paid to the extent provided in Section 10.03;

         (ii) loans may be made and other transactions may be entered into between KH LLC, Holdings, the Company and its Subsidiaries to the extent permitted by Sections 10.04 and 10.05 and otherwise in accordance with the terms of this Agreement;

         (iii) employment arrangements may be entered into in the ordinary course of business with officers of Holdings and its Subsidiaries;

         (iv) reimbursement of out-of-pocket expenses of, and indemnification and similar arrangements may be made with, members of the Board of Directors of Holdings;

         (v) the issuance by Holdings of its Qualified Capital Stock or options exercisable for its Qualified Capital Stock; and

         (vi) the notes permitted to be issued under, and consistent with the limitations of, Section 10.04(xvii);

         (vii) the Company may incur Indebtedness evidenced by the KSI/KGI Revolving Loan Agreement in a principal amount not to exceed $22.0 million outstanding at any;

         (viii) the entry by the Company and/or any of its Affiliates into the Tax Sharing Agreement;

         (ix) the KSI Note in a principal amount not to exceed $13.0 million shall be permitted;

         (x)      the Celerity Junior Subordinated Notes shall be permitted;

         (xi) the Additional Subordinated Indebtedness permitted to be issued under, and consistent with the limitations of, Section 10.04(ii) shall be permitted;

         (xii) the Indebtedness permitted to be issued under, and consistent with the limitations of, Section 10.04(xvii), shall be permitted;

         (xiii) the Dividends permitted to be issued under, and consistent with the limitations of, Section 10.03(iii), shall be permitted;

         (xiv) the Indebtedness permitted to be issued under, and consistent with the limitations of, Section 10.04(xv), shall be permitted; and

         (xv) the loans permitted to be issued under, and consistent with the limitations of, Section 10.05(xi), shall be permitted.

         10.07 Capital Expenditures. The Company will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that the Company and its Subsidiaries may make Capital Expenditures during any fiscal year in an aggregate amount not to exceed $8.0 million for fiscal year 2004 and each fiscal year thereafter, provided, that the Company may roll forward to the following year an amount equal to one-half of any unused amount of Planned Capital Expenditures for the previous fiscal year, in addition to the amount otherwise permitted hereunder for such fiscal year.

         10.08 Consolidated Interest Coverage Ratio. The Company will not permit the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter to be less than the ratio set forth opposite such fiscal quarter below:

                                                                  Ratio shall not be less
               Fiscal Quarter Ended on or about                            than:
----------------------------------------------------------------  -----------------------
March 31, 2004..................................................     Requirement Waived
June 30, 2004...................................................     Requirement Waived
September 30, 2004..............................................     Requirement Waived
December 31, 2004...............................................     Requirement Waived
March 31, 2005..................................................     Requirement Waived
June 30, 2005...................................................     Requirement Waived
September 30, 2005..............................................         2.50 to 1.0
December 31, 2005...............................................         2.80 to 1.0
March 31, 2006..................................................         3.30 to 1.0
June 30, 2006...................................................         3.90 to 1.0

         10.09 Consolidated Fixed Charge Coverage Ratio. The Company will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ended on the last day of a fiscal quarter to be less than the ratio set forth opposite such fiscal quarter below:

                                                                    Ratio shall not be less
              Fiscal Quarter Ended on or about                              than:
---------------------------------------------------------------     ------------------------
March 31, 2004.................................................          0.47 to 1.0
June 30, 2004..................................................          0.63 to 1.0
September 30, 2004.............................................          0.71 to 1.0
December 31, 2004..............................................          0.89 to 1.0
March 31, 2005.................................................          1.18 to 1.0
June 30, 2005..................................................          1.48 to 1.0
September 30, 2005.............................................          1.30 to 1.0
December 31, 2005..............................................          1.40 to 1.0
March 31, 2006.................................................          1.50 to 1.0
June 30, 2006..................................................          1.60 to 1.0

         10.10 Leverage Ratios. (a) The Company will not permit the Leverage Ratio for any Test Period ended on the last day of a fiscal quarter to be greater than the ratio set forth opposite such fiscal quarter below:

                                                                    Ratio shall not be less
              Fiscal Quarter Ended on or about                              than:
---------------------------------------------------------------     ------------------------
March 31, 2004.................................................          17.0 to 1.0
June 30, 2004..................................................          12.3 to 1.0
September 30, 2004.............................................          10.8 to 1.0
December 31, 2004..............................................           8.4 to 1.0
March 31, 2005.................................................           5.9 to 1.0
June 30, 2005..................................................           4.4 to 1.0
September 30, 2005.............................................           3.6 to 1.0
December 31, 2005..............................................           3.3 to 1.0
March 31, 2006.................................................           3.0 to 1.0
June 30, 2006..................................................           2.8 to 1.0

    (b) The Company will not permit the Senior Leverage Ratio for any Test Period ended on the last day of a fiscal quarter to be greater than the ratio set forth opposite such fiscal quarter below:

                                                                    Ratio shall not be less
              Fiscal Quarter Ended on or about                              than:
---------------------------------------------------------------     ------------------------
March 31, 2004..................................................       Requirement Waived
June 30, 2004...................................................       Requirement Waived
September 30, 2004..............................................       Requirement Waived

                                      -79

                                                                    Ratio shall not be less
              Fiscal Quarter Ended on or about                              than:
---------------------------------------------------------------     ------------------------
December 31, 2004...............................................       Requirement Waived
March 31, 2005..................................................       Requirement Waived
June 30, 2005...................................................       Requirement Waived
September 30, 2005..............................................             2.10 to 1
December 31, 2005...............................................             2.00 to 1
March 31, 2006..................................................             1.80 to 1
June 30, 2006...................................................             1.60 to 1

         10.11    Minimum EBITDA.

         The Company will not permit Consolidated EBITDA for any Test Period ended on the last day of a fiscal quarter to be less than the amount set forth opposite such fiscal quarter below.

                                                Ratio shall not be less
Fiscal Quarter Ended on or about                          than:
--------------------------------                -----------------------
March 31, 2004                                        $14,656,000
June 30, 2004                                         $20,717,000
September 30, 2004                                    $23,817,000
December 31, 2004                                     $30,017,000
March 31, 2005                                        $40,300,000
June 30, 2005                                         $49,459,000
September 30, 2005                                    $62,000,000
December 31, 2005                                     $66,000,000
March 31, 2006                                        $73,500,000
June 30, 2006                                         $78,800,000

         10.12 Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Etc. Each of Holdings and the Company will not, and the Company will not permit any of its Subsidiaries to,

         (i) amend or modify, or permit the amendment or modification of, any provision of the Existing Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any Existing Indebtedness, other than any amendments or modifications to the Existing Indebtedness (other than Existing Indebtedness and the agreements related thereto subject to the restrictions in clause (iv) hereof) which do not in any way adversely affect the interests of the Holders under the Notes and are otherwise permitted under Section 10.04(iii) and except to the extent per-

                                      -80

mitted by Section 10.12 of the Senior Subordinated Note Purchase Agreement as in effect as of the date hereof;

         (ii) make (or give any notice in respect of) any cash interest payments on the Senior Subordinated Notes or any other Subordinated Debt or any voluntary or optional or mandatory payment or prepayment on or redemption or acquisition for value of such Senior Subordinated Notes or other Subordinated Debt, or any prepayment or redemption as a result of any asset sale, change of control or similar event in respect of the Senior Subordinated Notes or other Subordinated Debt; except:

                  (w) with respect to that portion of the Net Cash Proceeds from a Qualified Public Equity Offering or the KSI Sale paid to holders of the Senior Subordinated Notes under and in accordance with the Restructuring Agreement, so long as permitted under the Senior Credit Agreement and so long as no Event of Default is continuing hereunder;

                  (x) interest payments and principal payments at maturity on the Senior Subordinated Notes in accordance with the terms of Article 16 of the Senior Subordinated Note Purchase Agreement;

                  (y) refinancing of the Senior Subordinated Notes on terms that do not adversely effect the interests of the Holders in any material respect; and

                  (z) the repayment in full of the Shareholder Bridge Agreement on or about the Closing Date in an amount not to exceed $5.0 million plus interest stated thereon through the date of repayment.

         (iii) amend, modify, change or replace its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws (or equivalent organizational documents) or any agreement entered into by it, with respect to its capital stock (or equivalent interests), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications, changes or replacements pursuant to this clause (iii) or any such new agreements pursuant to this clause (iii) which do not in any way adversely affect in any material respect the interests of the Holders, provided, that to the extent amendments to the Restated Shareholders Agreement, By-Laws or Certificate of Incorporation are required to effectuate the transactions contemplated by the Restructuring Agreement, such amendments shall be permitted;

         (iv) amend, modify or permit the amendment, modification of, any provision of any of the Senior Credit Agreement, or any documents setting forth the terms of or governing any Subordinated Debt (including, without limitation, the increase of interest rates or fees payable under any such documents), other than amendments or modifications which do not adversely affect the interests of the Holders, or make any principal, cash interest or other payments on any such Subordinated Debt (including but not limited to the repurchase or retirement of such Indebtedness prior to its maturity) except as permitted by clause (ii) of this Section 10.12;

         (v) reborrow any amounts repaid at any time under the Revolving Loans (under and as defined in the Senior Credit Agreement) in connection with a commensurate reduction of commitments, including, without limitation any amount repaid pursuant to Section 10.02 and 10.14 of this Agreement or the mandatory prepayment provisions of Section 4.02 of the Senior Credit Agreement; or

         (vi) notwithstanding anything else to the contrary herein, Holdings, the Company and their Subsidiaries may undertake the transactions (and make necessary modifications to documentation) in order to complete the Phase I Restructuring on the terms and as defined in the Restructuring Agreement.

         10.13 Limitation on Certain Restrictions on Subsidiaries. Each of Holdings and the Company will not, and the Company will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to

         (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to the Company or a Subsidiary of the Company,

         (b) make loans or advances to the Company or any of the Company's Subsidiaries, or

         (c) transfer any of its properties or assets to the Company or any of the Company's Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement, the Senior Credit Documents and the Senior Subordinated Note Documents, (iii) customary provisions restricting subletting or assignment of any Lease governing a leasehold interest of the Company or a Subsidiary of the Company, (iv) customary provisions restricting assignment of any agreement entered into by the Company or a Subsidiary of the Company in the ordinary course of business, (v) Permitted Liens restricting the transfer of the asset or assets subject thereto and (vi) restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness incurred after the Closing Date in accordance with the provisions of this Agreement.

         10.14 Limitation on Issuance of Capital Stock. (a) Holdings has not and will not issue any capital stock which is not Qualified Capital Stock. The Company has not and will not issue any capital stock of any form other than as set forth in Section 7.14.

         (b) The Company will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except

         (i) for transfers and replacements of then outstanding shares of capital stock,

         (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Company or any of its Subsidiaries in any class of the capital stock of such Subsidiary,

         (iii) in the case of Foreign Subsidiaries of the Company, to qualify directors to the extent required by applicable law, and

         (iv) Subsidiaries of the Company formed after the Closing Date pursuant to Section 10.15 may issue capital stock to the Company or the respective Subsidiary of the Company which is to own such stock in accordance with the requirements of Section 9.11.

All capital stock issued in accordance with this Section 10.14(b) shall, to the extent required by the Security Agreement, be delivered to the Collateral Agent for pledge pursuant to the Security Agreement. In addition, to the extent that any proceeds from the issuance of Qualified Capital Stock are used to pay down Revolving Loans (under and as defined in the Senior Credit Agreement) the Company simultaneously shall cause the Revolving Loan Commitments (under and as defined in the Senior Credit Agreement) to be reduced by an amount equal to such payment.

         10.15 Limitation on Creation of Subsidiaries. The Company shall not establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Holders; provided that the Company may establish or create one or more Wholly-Owned Subsidiaries of the Company without such consent so long as (i) 100% of the capital stock of any new Domestic Subsidiary owned by any Restricted Party (or all capital stock of any new Foreign Subsidiary which is owned by any Restricted Party, except that not more than 66-2/3% of the voting stock of any such Foreign Subsidiary shall be required to be so pledged) is as promptly as practicable after the creation or establishment of any such new Subsidiary pledged and delivered to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement and (ii) upon the creation or establishment of any such new Wholly-Owned Domestic Subsidiary, such Wholly-Owned Domestic Subsidiary executes the additional Security Documents and guaranty required to be executed by it in accordance with Section 9.12.

         10.16 Business. (a) Notwithstanding anything to the contrary set forth herein, Holdings will not engage in any business activities (other than activities incidental to its corporate existence, as permitted under Section
10.04 and any other Capital Contribution Investments) and will have no assets or liabilities, other than its ownership of the capital stock of the Company and its Subsidiaries, any other Capital Contribution Investments and as permitted by
Section 10.04, including its liabilities pursuant to the Security Agreement and its guarantee under this Agreement.

         (b) The Company will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than as currently engaged and other businesses reasonably related thereto.

         10.17 Senior Indebtedness. In no event will the Company designate any indebtedness as "Senior Indebtedness" for purposes of any documentation relating to Existing Indebtedness (other than Senior Indebtedness) unless the Required Holders specifically consent thereto in writing.

         10.18 Compensation. Any compensation paid by a Restricted Party (or any affiliate of a Restricted Party) to any member of the Board of Directors of a Restricted Party shall be for a customary purpose for, and in an amount that is customarily paid to, board members.

         10.19 Alfa Laval Litigation Settlement. Neither KH LLC, the Company nor any of their Affiliates shall settle the Alfa Laval Litigation without the consent of the Required Holders hereunder, not to be unreasonably withheld.

         10.20 Amendments or Waivers of Related Agreements. Neither Holdings nor the Company will agree to any material amendment to, or waive any of its material rights under, or agree to terminate, the Restructuring Agreement without in each case obtaining the consent of Required Holders to such amendment, waiver or termination.

         SECTION 11. Events of Default. (a) Upon the occurrence of any of the following specified events (each an "Event of Default"):

         11.01 Payments. The Company shall (i) default in the payment when due of any principal of any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Note, or any Fees or any other amounts owing hereunder; or

         11.02 Representations, Etc. Any representation, warranty or statement made by any Restricted Party herein or in any other Transaction Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect (or, with respect to any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect," shall prove to be untrue in any respect) on the date as of which made or deemed made; or

         11.03 Covenants. (i) Any Restricted Party shall default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7.08(a), Section 9.01(g), 9.08, 9.11(b), 9.19 or Section 10, (ii) the
Company shall default in the due observance or performance of the covenants to be observed or performed pursuant to Section 9.01 (except subsection (g) thereof) and such default shall continue for the first to occur of (x) five Business Days after delivery by the Required Holders of notice thereof and (y) 30 days, or (iii) any Restricted Party default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied either 30 days or for such lesser period of time ending on the date that is 5 Business Days after delivery by a Holder or notice thereof; or

         11.04    Default Under Other Agreements. Any Restricted Party shall:

         (i) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or

         (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or

         (iii) any Indebtedness (other than the Obligations) of any Restricted Party shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof;

provided that it shall not be a Default or Event of Default under this Section
11.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, is at least $2.0 million; or

         11.05 Bankruptcy, Etc. Holdings, the Company or any of its Subsidiaries (other than an Immaterial Subsidiary) shall commence a voluntary case concerning itself un-der Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings, the Company or any of its Subsidiaries (other than an Immaterial Subsidiary) and the petition is not controverted within 15 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Company or any of its Subsidiaries (other than an Immaterial Subsidiary) or Holdings, the Company or any of its Subsidiaries (other than an Immaterial Subsidiary) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Company or any of its Subsidiaries (other than an Immaterial Subsidiary) or there is commenced against Holdings, the Company or any of its Subsidiaries (other than an Immaterial Subsidiary) any such proceeding which remains undismissed for a period of 60 days, or Holdings, the Company or any of its Subsidiaries (other than an Immaterial Subsidiary) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings, the Company or any of its Subsidiaries (other than an Immaterial Subsidiary) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, the Company or any of its Subsidiaries (other than an Immaterial Subsidiary) makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings, the Company or any of its (other than an Immaterial Subsidiary) Subsidiaries for the purpose of effecting any of the foregoing; or

         11.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, ..67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had a trustee appointed to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, or shall have been terminated or is the subject of termination proceedings under ERISA, a contribution required to be made by the Company or any of its Subsidiaries with respect to a Plan or Multiemployer Plan or a Foreign Pension Plan has not been timely made, the Company has incurred any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(l) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Company, or any of its Subsidiaries has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(l) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA);

         (b) there shall result from any such event or events the imposition of a Lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and

         (c) such Lien, or security interest or liability, individually, and/or in the aggregate, has a Material Adverse Effect; or

         11.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Parties the liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.01), and subject to no other liens (except as permitted by Section 10.01), or any Restricted Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period (if any) specifically applicable thereto pursuant to the terms of such Security Document; or

         11.08 Guaranty. Any Guaranty (other than any Guaranty by the KSI Entities) or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor (unless, in the case of a Guarantor that is a Subsidiary, such Guarantor is no longer a Subsidiary by virtue of a liquidation, sale, merger or consolidation permitted by Section 10.02 or with respect to any Immaterial Subsidiary that is in circumstances described in Section 11.05), or any Guarantor (other than the KSI Entities) or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor (other than the KSI Entities) shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

         11.09 Judgments. One or more judgments or decrees shall be entered against any one or more Restricted Parties and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed for any period of 30 consecutive days, and the aggregate amount of all such judgments (to the extent not paid or to the extent not covered by insurance provided by a carrier that has acknowledged coverage) equals or exceeds $2.0 million (or in the case of non-monetary judgments or decrees, has or is reasonably likely to have a Material Adverse Effect); or

                  11.10 Change of Control. A Change of Control shall occur; or

                  11.11 Conviction. Any Restricted Party shall be convicted under any criminal law that could lead to a forfeiture of any property of such entity;

                  11.12 Alfa Laval Litigation. The Alfa Laval Litigation shall result in costs, expense, settlement or judgment that in the aggregate exceed $15.0 million, regardless of the source of payment to satisfy such settlement or judgment.

(b) upon the occurrence of any such Event of Default, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall (at the request of the Required Holders), by written notice to the Company, take any or all of the following actions, without prejudice to the rights of any Holder to enforce its claims against any Restricted Party (provided that, if an Event of Default specified in Section 11.05 shall occur with respect to the Company, the result which would occur upon the giving of written notice by the Agent to the Company as specified in clause (i) below shall occur automatically without the giving of any such notice):

                  (i) declare the principal of and any accrued interest in respect of all Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Restricted Party; and

                  (ii) enforce all of the liens and security interests created pursuant to the Security Documents.

(c) If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case the Company and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 12. Definitions and Accounting Terms.

                  12.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Abandonment Agreement" means the agreement dated as of even date herewith by which the holders of Senior Subordinated Notes prior to the date hereof surrendered certain fees to the Company for cancellation.

                  "Additional Subordinated Indebtedness" shall mean unsecured Indebtedness of the Company that is contractually subordinated to any Indebtedness of the Company and permitted hereunder by Section 10.04(ii)(a) and having terms, covenants and conditions, including subordination, remedies standstill and the like, no more favorable than those set forth in the Senior Subordinated Notes.

                  "Additional Units Letter" shall mean that certain Additional Units Side Agreement among KH LLC, the Purchasers party hereto and the Purchasers party to the Senior Subordinated Note Purchase Agreement dated as of the date hereof.

                  "Advisory Fee" shall have the meaning provided in Section
3.02.

                  "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 11.06 only, all directors, officers and partners of such Person) directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with, such Person; provided, however, that for purposes of Section 11.06, an Affiliate of Holdings shall include any Person that directly or indirectly owns more than 10% of any class of the capital stock of Holdings and any officer or director of Holdings or any of its Subsidiaries; provided, that none of the Purchasers shall be deemed to be an Affiliate for purposes of this Agreement or the other Transaction Documents.

                  "Affiliated Person" shall, for purposes of Section 7.31, have the meaning assigned to that term in Section 7.31(a).

                  "Agent" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Agreement" shall have the meaning given thereto in the first paragraph hereof.

                  "Alfa Laval Litigation" shall mean the suit filed on March 19, 2004 (including any replacement thereof or modification thereto) brought by Alfa Laval against the Company in relation to the sale of BioKinetics, Inc.

                  "Amendment No. 1" shall have the meaning provided in the preambles hereof.

                  "Ares Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement, dated as of the date hereof, by and between J.H. Whitney Mezzanine Fund, L.P., J.H. Whitney Market Value Fund, LLC, The Northwestern Mutual Life Insurance Company, Albion Alliance Mezzanine Fund II, L.P., Deutsche Bank Securities, Inc. and Ares Corporate Opportunities Fund, L.P., MidOcean Celerity Investment Partners, L.P., Behrman Capital Partners and Gryphon Investors.

                  "Asset Sale" shall mean any sale, transfer, issuance or other disposition by any Restricted Party to any Person (including by way of redemption by such Person) of any property (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) (other than dispositions resulting in Net Cash Proceeds from Recovery Events).

                  "Bankruptcy Code" shall have the meaning provided in Section 11.05.

                  "Base Amount" shall have the meaning provided in Section 1(a).

                  "Behrman" shall have the meaning provided in the preamble hereto.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks generally in the City of New York are authorized or required by law or executive order to close.

                  "Capital Contribution Investments" shall mean the offering and sale of common or preferred equity of Holdings, as applicable.

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which are or are required to be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of Capitalized Lease Obligations incurred by such Person.

                  "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                  "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia having capital, surplus and undivided profits aggregating in excess of $500 million and rated at least AAA or the equivalent thereof by Standard & Poor's Rating Services, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any

Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Rating Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

                  "Celerity Junior Subordinated Notes" shall mean those certain 12.5% junior subordinated promissory notes made by KSI in favor of certain existing holders of the equity interests of Holdings in the aggregate initial principal amount of up to $15,750,000, as the same may be amended, restated or otherwise modified from time to time to the extent that such amendment, restatement or modification would be permitted pursuant to Section 10.12 hereof, only to the extent that such notes have become the obligation of the Company (or Holdings following the merger of the Company into Holdings as set forth in the Restructuring Agreement) pursuant to the Shareholder Rescission Letter.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Sections 9601 et seq.

                  "Certificate of Incorporation" shall mean, unless the context in which it is used shall otherwise require, the Certificate of Incorporation (or similar organizational documents) of Holdings or any of its Subsidiaries.

                  "Change of Control" shall mean, at any time, a Liquidation Event, a Change of Control under and as defined in the Senior Subordinated Note Purchase Agreement or (a) the failure of Holdings to own directly shares representing 100% of the aggregate ordinary voting power and economic interest represented by the issued and outstanding capital stock of the Company; (b) the failure of KH LLC prior to an initial public offering of the stock of Holdings to own directly shares representing 100% of the aggregate ordinary voting power and economic interest represented by the issued and outstanding capital stock of Holdings (other than options issued to employees, and shares of capital stock issued upon the exercise thereof, in an amount not to exceed 12.5% of the fully-diluted capital stock of Holdings); (c) prior to the consummation of a Qualified Public Equity Offering, during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Company, as the case may be, was approved by a vote of at least a majority of the directors of the Company then still in office) cease for any reason to constitute a majority of the board of directors of the Company then in office; or (d) prior to the consummation of a Qualified Public Equity Offering, (i) the failure of the Permitted Holders (x) to own beneficially (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof except that beneficial ownership shall include all shares that any Person has the right to acquire, whether such right is exercis-able immediately or only after the passage of time), either directly or through KH LLC shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings and (y) to maintain the power to elect, or cause to be elected, a majority of the directors of Holdings and KH LLC; or (ii) the failure of MidOcean and its Affiliates to collectively beneficially own at least 50% of their interest in KH LLC or the capital stock of Holdings, in each case owned by them as of the date of this Agreement; provided, that so long as (x) the Unitholders Agreement is in full force and effect and (y) United States Filter Corporation is contractually required to vote its shares of common stock in favor of the nominees of the Permitted Holders to Holdings' Board of Directors as set forth in Section 5.1 of the Unitholders Agreement (or any substantially similar provision of the Unitholders Agreement, as amended, amended and restated, or replaced), then the exercise of the United Filter Warrants by United States Filter Corporation shall not be deemed a Change of Control so long as the Permitted Holders maintain the power to elect or cause to be elected, a majority of the directors of Holdings. Notwithstanding the foregoing, it shall not be a Change of Control if the Permitted Holders fail to own at least 50% of the capital stock of the Company or Holdings following a Qualified Public Equity Offering; provided that the Permitted Holders continue (i) to own beneficially (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof except that beneficial ownership shall include all shares that any Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) either directly or through KH LLC shares representing
(x) more than 35% of the aggregate ordinary voting power of KH LLC and (y) more of the aggregate ordinary voting power of KH LLC than any other Person or group of related Persons for purposes of Section 13(d) of the Exchange Act owns beneficially and of record, as determined above.

                  "Closing" shall have the meaning provided in Section 3.01.

                  "Closing Date" shall have the meaning provided in Section
3.01.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                  "Collateral" shall mean all of the Pledged Collateral, the Mortgaged Property Collateral and all other property of whatever kind and nature pledged as collateral under any Security Document.

                  "Collateral Account" shall have the meaning provided in the Security Agreement.

                  "Collateral Agent" shall have the meaning provided in the Security Agreement.

                  "Company" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Common Stock" shall mean the common stock of Holdings, par value $0.01 per share, or any other capital stock of Holdings into which such stock is reclassified or reconstituted.

                  "Company Intellectual Property" shall have the meaning provided in Section 7.20(a).

                  "Consolidated Cash Interest Expense" shall mean, for any period, the total consolidated cash interest expense of the Company and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, (a) charges in connection with indemnification of surety providers for domestic operations and
(b) that portion of Capitalized Lease Obligations of the Company and its Consolidated Subsidiaries representing the interest factor for such period, but excluding the amortization of any deferred financing costs incurred in connection with this Agreement, the Senior Credit Agreement or the Senior Subordinated Note Purchase Agreement; provided that (x) in the event that the period for which the Consolidated Interest Coverage Ratio is being determined includes any period prior to the Closing Date, the Consolidated Interest Coverage Ratio shall be determined on a pro forma basis to give effect to any Indebtedness incurred on or after the Closing Date (including, without limitation, the Loans (under and as defined in the Senior Credit Agreement), the Senior Subordinated Notes and the Notes) as if such Indebtedness has been incurred at the beginning of such period and had remained outstanding throughout such period and (y) for the purposes of calculating Consolidated Cash Interest Expense for any period pursuant to any determination of the Consolidated Interest Coverage Ratio or the Consolidated Fixed Charge Coverage Ratio, if during such period the Company or its Subsidiaries shall have made a Permitted Acquisition, utilizing in all cases recent audited (or, if no recent audited financial statements are available, recent unaudited) financial statements of the business or entity subject to such Permitted Acquisition, Consolidated Cash Interest Expense for such period shall be calculated after giving pro forma effect thereto and any Indebtedness incurred or assumed in connection therewith as if such Permitted Acquisition occurred and such Indebtedness had been incurred or assumed on the first day of such period.

                  "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income for such period, before interest expense and provision for taxes based on income and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

                  "Consolidated EBITDA" shall mean Consolidated EBIT plus, in each case that such items were deducted in arriving at Consolidated Net Income for such period and without duplication (i) the amortization of intangibles and depreciation, (ii) fees paid in connection with the amendment, amendment and restatement, supplement, modification or waiver of Indebtedness, (iii) non-operating costs in connection with the issuance of Indebtedness, (iv) non-transactional, non-cash, mark-to-market adjustments on real estate and Investments, (v) non-cash impairment charges required under FAS 142 promulgated by the Financial Accounting Standards Board,
(vi) the non-cash write-down of long-lived assets under FAS 144 promulgated by the Financial Accounting Standards Board, and (vii) non-cash deferred and/or variable compensation charges, (viii) non-cash charges that may arise from the contribution of the Junior Subordinated Notes to KSI and all other non-cash debt retirement costs as contemplated in the Restructuring Agreement, and (ix) any cancellation of indebtedness expense that may arise in the event there is a rescission of the contribution of the Junior Subordinated Notes as contemplated in the Shareholder Rescission Letter. Notwithstanding the foregoing, the costs and expenses incurred in connection with (x) the Transactions and (y) the Qualified Public Equity Offering shall each be excluded from the calculation of Consolidation EBITDA.

                  "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Fixed Charges for such period; provided that in the event that the period for which the Consolidated Fixed Charge Coverage Ratio is being determined includes any period prior to the Closing Date, the Consolidated Fixed Charge Coverage Ratio shall be determined on a pro forma basis to give effect to any Indebtedness incurred on or after the Closing Date (including, without limitation, the Notes and the Senior Subordinated Notes) as if such Indebtedness had been incurred at the beginning of such period and had remained outstanding throughout such period.

                  "Consolidated Fixed Charges" shall mean, for any period, the sum, without duplication, of (i) Consolidated Cash Interest Expense for such period, (ii) the amount of all Capital Expenditures made by the Company and its Subsidiaries pursuant to Section 10.07 for such period, and (iii) the amount of all cash payments made by the Company and its Subsidiaries in respect of income taxes or income tax liabilities for such period net of any cash income tax refunds actually received by the Company and its Subsidiaries during such period.

                  "Consolidated Indebtedness" shall mean, as at any date of determination, the aggregate principal amount of all Indebtedness for borrowed money of the Company and its Subsidiaries on a consolidated basis; provided that Indebtedness outstanding pursuant to trade payables incurred in the ordinary course of business shall be excluded in determining Consolidated Indebtedness.

                  "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Cash Interest Expense for such period; provided, that in the event that the period for which the Consolidated Interest Coverage Ratio is being determined includes any period prior to the Closing Date, the Consolidated Interest Coverage Ratio shall be determined on a pro forma basis to give effect to any Indebtedness incurred on or after the Closing Date (including, without limitation, the Notes and the

Senior Subordinated Notes) as if such Indebtedness had been incurred at the beginning of such period and had remained outstanding throughout such period.

                  "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of the Company and its Consolidated Subsidiaries determined in accordance with GAAP; provided that in the event that
(x) the period for which Consolidated Net Income is being determined includes any period prior to the Closing Date, the Consolidated Net Income shall be determined on the basis of the consolidated net after tax income of the Company and its Consolidated Subsidiaries prior to the Closing Date and (y) if any Permitted Acquisition occurs at any time during such period, utilizing in all cases recent audited (or if no recent audited financial statements are available, recent unaudited) financial statements of such Permitted Acquisition, Consolidated Net Income shall be calculated on a pro forma basis to (I) include actual earnings of the acquired entity or business for such entire period prior to such Permitted Acquisition as if such Permitted Acquisition had taken place on the first day of such period, all as reasonably calculated by the Company based on actual results of operations of the acquired entity or business, (II) add back one-time or non-recurring, non-cash charges in connection with such Permitted Acquisition (provided that any such charges are calculated in accordance with Regulation S-X under the Securities Act) and (III) add back one-time or non-recurring, non-cash charges relating to in-process research and development calculated in accordance with GAAP and only to the extent that such charges do not exceed $10,000,000 in the aggregate for any fiscal year and, all as reasonably calculated by the Company based on actual results of operations of the acquired entity or business.

                  "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP.

                  "Contested Liens" shall mean, collectively any Liens incurred in respect of any charges imposed on or against all or any portion of the Collateral to the extent that the amounts owing in respect thereof are not yet delinquent or have been delinquent for no more than 30 days or are being contested; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Agreement, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced thereby.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

                  "Copyrights" shall have the meaning assigned to that term in
Section 7.20(a).

                  "Covenant Defeasance" shall have the meaning assigned to that term in Section 4.04(c).

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Disqualified Stock" shall mean any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable or is otherwise payable in full, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, at any time, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any capital stock referred to in (i) above, at any time; provided, that no Existing Indebtedness shall be deemed Disqualified Stock for purposes of this Agreement.

                  "Dividend" with respect to any Person, shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or members or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its capital stock or membership interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

                  "Dollars" and the sign "$" shall each mean lawful money of the United States.

                  "Domestic Subsidiary" shall mean each Subsidiary of the Company that is incorporated or organized in the United States, any State thereof, the United States Virgin Islands or Puerto Rico.

                  "Domestic Wholly-Owned Subsidiary" shall mean each Domestic Subsidiary that is a Wholly-Owned Subsidiary of the Company.

                  "Eligible Transferee" shall mean and include a commercial bank, insurance company, financial institution, fund or other Person which regularly purchases interests in notes of the type made pursuant to this Agreement, any other Person which would constitute a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act as in effect on the Closing Date or other institutional "accredited investor" (as defined in Regulation D of the Securities Act).

                  "Employee Benefit Plan" shall have the meaning given thereto in Section 5.14.

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages (including, without limitation, natural resources damages) pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment, or personal injury or property damage, due to the presence of Hazardous Materials.

                  "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Holdings, the Company or any of their respective Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Sections 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of Section 414(b),
(c), (m) or (o) of the Code.

                  "Event of Default" shall have the meaning assigned to that term in Section 11 hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                  "Existing Indebtedness" shall mean the Indebtedness listed on
Schedule 7.21.

                  "Existing Notes" shall have the meaning provided in the preambles hereof.

                  "Existing Purchase Agreement" shall have the meaning provided in the preambles hereof.

                  "Existing Securities" shall have the meaning provided in the preambles hereof.

                  "Existing Series B Notes" shall have the meaning provided in the preambles hereof.

                  "Existing Series B Warrants" shall have the meaning provided in the preambles hereof.

                  "Existing Warrants" shall have the meaning provided in the preambles hereof.

                  "Fees" shall mean any amounts payable by the Company to the Purchasers or the Agent in consideration for the purchase of the Notes and the Warrants.

                  "First Amendment Effective Date" shall have the meaning provided in Section 3.01 of Amendment No. 1.

                  "First Note Warrant" shall mean the First Note Warrant issued by Holdings in favor of United States Filter Corporation pursuant to the Junior Warrant Agreement.

                  "First Refinancing Offer" shall have the meaning provided in
Section 10.04(iii).

                  "First Seller Note" shall mean the First Note dated as of August 30, 2000 in the initial principal amount of $25,000,000 issued by Holdings in favor of United States Filter Corporation.

                  "Foreign Cash Equivalents" shall mean certificates of deposit or bankers acceptances of any bank organized under the laws of Canada, Japan or any country that is a member of the European Economic Community whose short term commercial paper rating from Standard & Poor's Rating Services is at least A-1 or equivalent thereof or from Moody's Investors Service, Inc. is at least P-1 or the equivalent thereof, in each case with maturities of not more than twelve months from the date of acquisition.

                  "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "Foreign Subsidiary" shall mean each Subsidiary of the Company that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof, the United States Virgin Islands or Puerto Rico.

                  "GAAP" shall have the meaning provided in Section 14.06(a).

                  "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Governmental Real Property Disclosure Requirements" shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, mortgagee or assignee of Real Property, or notification, registration, or filing to or with any Governmental Authority, prior to the sale, mortgage or assignment of any Real Property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, storage, treatment, disposal, or handling of Hazardous Material on, at, under or near the Real Property to be sold or the establishment for which control is to be transferred.

                  "Gryphon Partners" shall have the meaning set forth in the definition of Gryphon Purchase Agreement, below.

                  "Gryphon Purchase Agreement" shall mean the Note and Warrant Purchase Agreement dated as of July 17, 2003, among Holdings, the Company and Gryphon Partners II, L.P. and Gryphon Partners II-A, L.P (collectively, "Gryphon Partners") pursuant to which Gryphon Partners purchased $5,250,000 principal amount of the Junior Subordinated Notes.

                  "Guaranteed Obligations" shall have the meaning provided in
Section 13.01.

                  "Guarantor" shall have the meaning assigned to that term in the first paragraph hereof; provided that for purposes of Section 11.08, KH LLC shall be considered a Guarantor by virtue of its obligations under the Parent Non-Recourse Guaranty.

                  "Guaranty" shall mean the guaranty by Holdings and the Subsidiary Guarantors pursuant to Section 13 hereof, the Parent Non-Recourse Guaranty and any other guaranty executed and delivered by a Subsidiary of the Company pursuant to Section 9.12.

                  "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, ureaformaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials" "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants" "contaminants," or "pollutants," under any applicable Environmental Law; and (c) any other chemical, material or substance subject to regulation or which can give rise to liability under Environmental Laws.

                  "Holder" shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.14.

                  "Holdings" shall have the meaning assigned to that term in the first paragraph hereof.

                  "Holdings Notes" means the 15% Convertible Senior Subordinated Notes dated June 6, 2003 and issued by Holdings to (a) MidOcean Capital Investors, L.P. in the original principal amount of $5,379,446.92, (b) Behrman Capital III L.P. in the original principal amount of $4,581,509.11 and (c) Strategic Entrepreneur Fund III, L.P. in the original principal amount of $39,043.97.

                  "Holdings Subordinated Debt" shall mean the $50 million (plus capitalized interest thereon) of non-cash interest paying structurally subordinated debt of Holdings evidenced by the First Seller Note and the Second Seller Note and issued to refinance certain pre-existing intercompany indebtedness of the Company and its Subsidiaries.

                  "Immaterial Subsidiary" shall mean any Subsidiary of the Company who represents less than 2.5% of Net Worth.

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (which term shall include principal, interest, fees, charges and the like relating to the foregoing) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount drawn and/or funded under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv),
(v), (vi) or (vii) of this definition secured by any lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement; provided, however, that notwithstanding anything to the contrary in the foregoing or any other provision of this Agreement, the term "Indebtedness" as used for the calculation of financial covenants set forth in Sections 10.08 through 10.11, inclusive, on any date, (a) shall only include the principal amount of any Indebtedness outstanding on such date, (b) shall not include any obligations under the Liquidation Certificates, Junior Subordinated Notes or the Celerity Junior Subordinated Notes, (c) shall not include any issued, but undrawn amounts under letters of credit referenced in section (ii) of this definition, (d) shall not include undrawn performance guarantees, performance sureties, performance bonds or similar letter of credit obligations permitted under this Agreement, and (e) shall not include any obligations referred to in Section 10.04(xvii).

                  "Intellectual Property" shall have the meaning provided in
Section 7.20(a).

                  "Intercreditor Agreement" shall have the meaning provided in
Section 5.33.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

                  "Investments" shall have the meaning provided in Section
10.05.

                  "Joinder Agreement" shall mean the joinder agreement substantially in the form of Exhibit J.

                  "Junior Subordinated Notes" shall mean those certain 12.5% Junior Subordinated Notes of the Company in favor of certain existing holders of the equity interests of Holdings in the aggregate initial principal amount of up to $15,750,000 issued on July 17, 2003.

                  "Junior Warrant Agreement" shall mean the Warrant Agreement, dated as of August 30, 2000, by and between Holdings and United States Filter Corporation, as in effect on the date hereof.

                  "KH LLC" shall mean KH LLC, a Delaware limited liability company.

                  "KSI" shall mean Kinetic Systems, Inc., a California corporation.

                  "KSI Entities" shall mean the KSI Guarantors and KSI.

                  "KSI Guarantors" shall mean Kinetic Systems Caribe, Inc. and Kinetic Systems International, Inc.

                  "KSI Change of Control" shall mean, at any time, (i) the sale of any shares of capital stock of KSI by KH LLC (other than shares issued pursuant to employee stock plans approved by the Board of Directors of KSI not to exceed 5% in the aggregate of the fully diluted capital stock of KSI) or (ii) the sale of all or substantially all of the assets of KSI.

                  "KSI Junior Subordinated Notes" shall mean those certain 12.5% Junior Subordinated Instruments made by KSI in favor of certain existing holders of the equity interests of Holdings in the aggregate initial principal amount of up to $15,750,000 issued or to be issued by KSI, as the same may be amended, restated or otherwise modified from time to time, to the extent that such amendments, restatements and modifications are permitted by Section 10.12, only to the extent that such notes are the obligation of KSI.

                  "KSI Note" shall mean that certain $13.0 million note dated as of the date hereof issued by the Company in favor of the KSI.

                  "KSI/KGI Revolving Loan Agreement" shall mean that certain revolving facility dated the date hereof issued by KSI in favor of the Company in an amount not to exceed $22.0 million, which is to be repaid by KSI on the earliest of (x) a KSI Change of Control, (y) September 25, 2006 and (z) a Change of Control, which Indebtedness shall be senior in right of payment only to the KSI Junior Subordinated Notes but otherwise fully subordinated to any other Indebtedness of KSI, and which shall be cash pay and bear interest at LIBOR plus 5%.

                  "KSI Spin-Off" shall have the meaning assigned to such term in the Restructuring Agreement.

                  "KTS" shall mean FTS Systems, Inc., formerly known as Kinetics Thermal Systems, Inc.

                  "KTS Sale" shall have the meaning provided in Section 10.02(xiii).

                  "Leases" shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements and any other agreements (including, without limitation, all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

                  "Legal Defeasance" shall have the meaning provided in Section 4.04(b).

                  "Leverage Ratio" shall mean, at any date of determination, the ratio of (i) Consolidated Indebtedness on such date to (ii) Consolidated EBITDA for the Test Period last ended.

                  "LIBOR" shall mean, for any calendar quarter, the rate per annum obtained by dividing (i) (A) the rate per annum (rounded upward to the nearest 1/16 of one percent) that appears on Bloomberg as the interbank offered rate for Dollar deposits with 3 month maturities as of approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such calendar quarter or (B) if such rate is not available at such time for any reason, the rate determined by the Collateral Agent as the rate of interest (rounded upward to the nearest 1/16 of one percent) that would be offered to first class banks in the interbank Eurodollar market by major banks for Dollar deposits of amounts in same day funds comparable to the principal amount of the Notes for which the LIBOR is then being determined with 3 month maturities as of approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such calendar quarter by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on the commencement date of such calendar quarter to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Licenses" shall have the meaning assigned to that term in
Section 7.20(a)(v).

                  "Lien" shall mean, with respect to any property, any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority, claim, charge or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale agreement, capital lease or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, including any easement, right-of-way or other encumbrance on title to Real Property, and any lease having substantially the same effect as any of the foregoing), in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing.

                  "Liquidation Certificates" shall mean the certificates to be issued to the purchasers under the Senior Subordinated Note Purchase Agreement representing the Senior Subordinated Liquidation Preference.

                  "Liquidation Event" shall mean (i) the sale or other disposition (whether by merger, reorganization, sale of assets or otherwise) of all or substantially all of the assets of KH LLC, Holdings, the Company or one or more of their Subsidiaries that, individually or in the aggregate, constitute all or substantially all of the assets of KH LLC, Holdings, the Company and their Subsidiaries taken as a whole or (ii) the liquidation, dissolution or winding up of KH LLC, Holdings, the Company or one or more of their Subsidiaries that, individually or in the aggregate, constitute all or substantially all of the business, operations or assets of KH LLC, Holdings, the Company and their Subsidiaries, taken as a whole. Notwithstanding the foregoing, (a) the dividend of all the equity interest in KSI held by the Company to Holdings and from Holdings to its shareholders, and the merger of any of Holdings, the Company and their direct Subsidiaries solely among themselves, or (b) a KSI Change of Control shall not be deemed to be a Liquidation Event.

                  "Litigation Letter" means that certain letter dated as of even date herewith that provides for the payment by the Permitted Holders of certain expenses and liabilities that have arisen and may arise under the Alfa Laval Litigation.

                  "LLC Agreement" shall have the meaning given thereto in
Section 5.25.

                  "Material Adverse Effect" shall mean a material adverse effect on (x) the financial condition, business, operations or prospects of the Company and its Subsidiaries taken as a whole, (y) the ability of the Restricted Parties (other than the KSI Entities) to pay the Obligations or perform their respective agreements under the Transaction Documents or (z) the validity or enforceability of this Agreement or any of the other Transaction Documents or any of the material rights or remedies of the Purchaser hereunder or thereunder.

                  "Maturity Date" shall mean August 25, 2006.

                  "Mezzanine Purchase Option Agreement" shall mean the Mezzanine Purchase Option Agreement dated as of April 9, 2004 by and among KSI, Kinetic Systems Caribe, Inc. and Kinetic Systems International, Inc., and Ares, SVAR, SVBF, SVBF II, MidOcean, Behrman Capital III, L.P., SEP and Gryphon Partners.

                  "MidOcean" shall mean MidOcean Capital Investors, L.P.

                  "Mortgage" shall mean an agreement, including, but not limited to, a fee or leasehold mortgage, deed of trust or any other document acceptable to the Collateral Agent, creating and evidencing a Lien on a Mortgaged Real Property, which shall be substantially in the form of Exhibit G, with such schedules and including such provisions as shall be necessary to conform such document to applicable Requirements of Law or as shall be customary under such applicable Requirements of Law, as the same may at any time be amended in accordance with the terms thereof and hereof.

                  "Mortgaged Property Collateral" shall have the meaning assigned to the term "Mortgaged Property" in any Mortgage delivered on the Closing Date or thereafter pursuant to Section 9.12.

                  "Mortgaged Real Property" shall mean the Real Property of the Company and any Subsidiary Guarantor specified on Schedule 7.11(b) which shall be subject to a Mortgage, and each additional Real Property which shall be subject to a Mortgage delivered pursuant to the provisions of Section 9.12.

                  "Multiemployer Plan" shall mean any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company or its Subsidiaries or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which the Company or its Subsidiaries maintained, contributed to or had an obligation to contribute to such plan.

                  "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds received by any Restricted Party (including cash proceeds subsequently received (as and when received by any Restricted Party) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes and the Company's good faith estimate of income taxes paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such As-set Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds);
(iii) the Company's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold within 180 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 180 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); (b) with respect to any (x) capital contribution or sale or issuance of any equity interest and (y) any incurrence of Indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith; and (c) with respect to any Recovery Event, the cash insurance proceeds, condemnation awards and other compensation or payment received in respect thereof, together with any interest earned thereon, less the amount of any reasonable third-party expenses incurred in litigating, arbitrating, compromising or settling any claim out of such Recovery Event.

                  "Net Worth" shall mean the amount, computed as of the most recent fiscal quarter of the Company for which financial statements are available and in a manner consistent with Section 14.06(a), equal to the Company's and its Consolidated Subsidiaries' assets minus all of its liabilities.

                  "New Notes" shall mean the New Series B Notes and the Series C Notes.

                  "New Securities" shall mean the New Series B Notes, the Series C Notes and the New Warrants.

                  "New Series B Notes" shall have the meaning provided in
Section 1(b).

                  "New Series B Warrants" shall have the meaning provided in
Section 1(b).

                  "New Warrants" shall have the meaning provided in Section
1(b).

                  "Notes" shall have the meaning provided in Section 1(b).

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Holders or the Collateral Agent or their respective successors, transferees or assignees pursuant to the terms of this Agreement or the Notes or secured by any of the Security Documents, whether or not the right of such person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

                  "Old Mezzanine Notes" shall mean the outstanding senior subordinated notes of the Company issued pursuant to the purchase agreement dated as of August 30, 2000, among Holdings, the Company, certain subsidiaries of the Company and J.H. Whitney Mezzanine Fund, L.P., J.H. Whitney Market Value Fund, L.P., The Northwestern Mutual Life Insurance Company, Albion Alliance Mezzanine, L.P., Albion Alliance Mezzanine Fund II, L.P. and Deutsche Bank Securities, Inc., as amended.

                  "Original Purchase Agreement" shall have the meaning provided in the preambles hereof.

                  "Original Purchase Price" shall have the meaning provided in
Section 2.01(a).

                  "Original Purchasers" shall have the meaning provided in the preambles hereof.

                   "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

                  "Parent Non-Recourse Guaranty" shall have the meaning assigned thereto in Section 5.38.

                  "Parent Pledge Agreement" shall have the meaning assigned thereto in Section 5.38.

                  "Patents" shall have the meaning assigned to that term in
Section 7.20(a).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permitted Acquisition" means any acquisition by the Company or any of its Subsidiaries of property from any Person or of outstanding equity interests in any Person that is approved by the Required Holders.

                  "Permitted Collateral Liens" shall mean (i) with respect to the Mortgaged Real Property (a) Prior Liens (as identified on Schedule B of the applicable Mortgage), (b) the Lien and security interest created by the applicable Mortgage, (c) Contested Liens (as defined in the applicable Mortgage), (d) matters of title shown in the title policy and (e) Leases to the extent permitted pursuant to the provisions of Article V of the applicable Mortgage, and (ii) with respect to Pledged Collateral (a) Prior Liens, (b) the Lien and security interest created by the Se-curity Agreement, (c) Contested Liens and (d) the Liens described in clauses
(v), (x), (xi), (xiii), (xv), (xvi) and (xvii) of Section 10.01.

                  "Permitted Holders" shall mean MidOcean, Behrman Capital, Gryphon Partners and each of their respective Affiliates.

                  "Permitted Liens" shall have the meaning provided in Section 10.01.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA (other than Multiemployer Plans and other than Foreign Pension Plans), which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company or one of its Subsidiaries or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company or one of its Subsidiaries or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Planned Capital Expenditures" means, with respect to the Company and its Subsidiaries, $6.0 million in fiscal year 2004, $6.5 million in fiscal year 2005 and for each fiscal year thereafter, representing the planned amount of Capital Expenditures of the Company and its Subsidiaries for such periods.

                  "Pledged Collateral" shall have the meaning assigned to the term "Pledged Collateral" in any Security Agreement delivered on the Closing Date or thereafter pursuant to Section 9.12.

                  "Prior Liens" shall mean Liens which, pursuant to the provisions of any applicable Security Document, are or may be superior to the Lien of such Security Document.

                  "Projections" shall mean each of the projections described in
Section 9.01(e).

                  "property" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including equity interests or other ownership interests of any Person and whether now in existence or owned or hereafter entered into or acquired.

                  "Purchase Money Obligation" of any Person shall mean (i) Indebtedness for the payment of all or any part of the purchase price of any fixed assets or (ii) any Indebtedness incurred at the time of or within 90 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof.

                  "Purchase Price" shall have the meaning provided in Section 2.01.

                  "Purchasers" shall have the meaning assigned to that term in the first paragraph hereof.

                  "Qualified Capital Stock" of any Person shall mean any capital stock of such Person which is not Disqualified Stock.

                  "Qualified Public Equity Offering" means a bona fide underwritten sale to the public of common stock of Holdings (or any of its Subsidiaries) pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Holdings or any of its Subsidiaries, as the case may be) that is declared effective by the SEC and such offering results in gross cash proceeds to Holdings or any of its Subsidiaries (exclusive of underwriter's discounts and commissions and other expenses) of at least $100.0 million.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Sections 6901 et seq.

                  "Real Property" shall mean, collectively, all right, title and interest (including, without limitation, any Leases) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other use agreement, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

                  "Recovery Event" shall mean, with respect to any property (including Real Property) of Holdings, the Company or any Subsidiary, any loss of title with respect to Real Property or any theft, loss or destruction of or damage to, or any condemnation or other taking (including by any Governmental Authority) of, such property (including Real Property) for which Holdings, the Company or any Subsidiary receives insurance proceeds or proceeds of a condemnation award or other compensation. "Recovery Event" shall include but not be limited to any taking of any Real Property of Holdings, the Company or any Subsidiary or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Real Property of Holdings, the Company or any Subsidiary or any part thereof, by any Governmental Authority, civil or military, but shall not include business interruption insurance.

                  "Redemption Premium" shall have the meaning provided in
Section 4.01(a).

                  "Refinancing Source" shall have the meaning provided in
Section 10.04(iii).

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived.

                  "Required Holders" shall mean the Holders of greater than 50% in aggregate principal amount of the Notes then outstanding.

                  "Requirements of Law" shall mean, collectively, any and all requirements of any Governmental Authority, including, without limitation, any and all laws, ordinances, rules, regulations or similar statutes or case law.

                  "Restated Certificate of Incorporation" shall mean the Restated Certificate of Incorporation, substantially in the form attached hereto as Exhibit I.

                  "Restated Charter" shall mean the amendments to the Certificate of Incorporation of Holdings, setting forth the rights, preferences, privileges and restrictions of the Series A-1 and B-1 Preferred Stock and certain other matters, pursuant to the Restated Certificate of Incorporation.

                  "Restated Shareholders Agreement" shall mean the Fourth Amended and Restated Shareholders Agreement dated as of September 26, 2003 among Holdings, the Purchasers and the other stockholders of Holdings, as amended.

                  "Restricted Party" shall mean each of KH LLC, Holdings, the Company, the KSI Entities, each Subsidiary Guarantor and any other Subsidiary which at any time executes and delivers any Transaction Document as required by this Agreement. For purposes of Section 11 of this Agreement, no KSI Entity will be considered a "Restricted Party". In addition, for purposes of Defaults set forth in Section 11.04, 11.09 and 11.11, KH LLC will not be considered a "Restricted Party".

                  "Restructuring Agreement" shall have the meaning provided in the preamble hereof.

                  "Sale Letter" shall mean that certain letter agreement dated as of the date hereof by and among the Agent hereunder and the Agent under and as defined in the Senior

Subordinated Note Purchase Agreement, KH LLC and KSI regarding the potential sale of KSI.

                  "SEC" shall have the meaning provided in Section 9.01(h).

                  "Second Note Warrants" shall mean the Second Note Warrants issued by Holdings in favor of United States Filter Corporation pursuant to the Junior Warrant Agreement.

                  "Second Seller Note" shall mean the Second Note dated as of August 30, 2000 in the initial principal amount of $25,000,000 issued by Holdings in favor of United States Filter Corporation.

                  "Secured Parties" shall have the meaning assigned that term in the Security Documents.

                  "Securities" shall have the meaning given thereto in Section 1(b).

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder as the same shall be in effect at the time.

                  "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit F, among Holdings, the Company, the Subsidiary Guarantors and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended in accordance with the terms thereof and hereof or such other agreements acceptable to the Collateral Agent as shall be necessary to comply with applicable Requirements of Law and effective to grant to the Collateral Agent a perfected first priority Lien on and security interest in the Pledged Collateral.

                  "Security Documents" shall mean each Mortgage, the Security Agreement, the Parent Pledge Agreement and each other security document or pledge agreement required by applicable Requirements of Law to grant a valid, perfected first priority Lien on and security interest in any property required to be made subject to the Lien of the Security Documents pursuant to Section 9.12, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, the Parent Pledge Agreement or any Mortgage to be filed with respect to the security interests in property created pursuant to the Parent Pledge Agreement, any Security Agreement or any Mortgage and any other document or instrument utilized to pledge or grant a security interest in any property of whatever kind or nature as Collateral for the Obligations, including, without limitation, any and all documents or instruments delivered pursuant to Section 9.12.

                  "Senior Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of December 10, 2002 among Holdings, the Company, the Subsidiary

Guarantors party thereto, the lenders party thereto from time to time, The Bank of Nova Scotia, Deutsche Bank Trust Company Americas, Deutsche Bank Securities, Inc. and Banc One Capital Markets, Inc., as amended, amended and restated, extended, supplemented, refinanced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, by increasing the amount of available borrowings thereunder or adding any Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or documents or any successor or replacement agreement or documents and whether by the same or any other agent, lender or group of lenders, in each case in accordance with the terms of this Agreement including, without limitation, Sections 10.04 and 10.12. This Agreement shall not constitute an agreement refinancing the Indebtedness under the Senior Credit Agreement for purposes of this definition.

                  "Senior Credit Documents" shall mean the Senior Credit Agreement and, after the execution and delivery thereof pursuant to the terms of the Senior Credit Agreement, each note, each security document and, after the execution and delivery thereof, each additional guaranty or security document executed pursuant to Section 8.12 of the Senior Credit Agreement, as the same may be amended from time to time.

                  "Senior Indebtedness" shall mean all Indebtedness currently outstanding or incurred in the future pursuant to the Senior Credit Agreement, this Agreement, the Senior Purchase Option Agreement, the TCP Purchase Option Agreement, any Interest Rate Protection Agreements and any Other Hedging Agreements, and any renewals, extensions, refinancings, modifications or refundings thereof (on terms consistent with Sections 10.04 and 10.12 of this Agreement).

                  "Senior Leverage Ratio" shall mean, at any date of determination, the ratio of (i) Senior Indebtedness on such date to (ii) Consolidated EBITDA for the Test Period last ended.

                  "Senior Purchase Option Agreement" shall mean that certain Senior Purchase Option Agreement, dated as of the date hereof, executed by KSI and its Subsidiaries in favor of the Administrative Agent, on behalf of the Lenders (each under and as defined in the Senior Credit Agreement).

                  "Senior Subordinated Liquidation Preference" shall mean the amount payable by the Company to each of the purchasers under the Senior Subordinated Note Purchase Agreement, in an aggregate amount equal to $10,000,000 on a pro rata basis as evidenced by the Liquidation Certificates.

                  "Senior Subordinated Note Documents" shall mean the Senior Subordinated Notes, the Senior Subordinated Note Purchase Agreement and all other documents executed and delivered with respect to the Senior Subordinated Notes or Senior Subordinated Note Purchase Agreement.

                  "Senior Subordinated Note Purchase Agreement" shall mean the purchase agreement dated as of the date hereof, by and among Holdings, the Company, KSI, certain subsidiaries of the Company, and Ares Corporate Opportunities Fund, L.P., Special Value Absolute Return Fund, LLC, Special Value Bond Fund, LLC, Special Value Bond Fund II, LLC, MidOcean Celerity Investment Partners, L.P., Behrman Capital Partners and Gryphon Investors.

                  "Senior Subordinated Notes" shall mean the Company's 12.5% Senior Subordinated Notes due 2006 issued pursuant to the Senior Subordinated Note Purchase Agreement.

                  "SEP" shall mean Strategic Entrepreneur Fund III L.P.

                  "Series A Notes" shall have the meaning provided in the preambles hereof.

                  "Series A Warrants" shall have the meaning provided in the preambles hereof.

                  "Series B Notes" shall have the meaning provided in the preambles hereof.

                  "Series B Purchase Price" shall have the meaning provided in
Section 2.01(b).

                  "Series B Warrants" shall have the meaning provided in the preambles hereof.

                  "Series C Notes" shall have the meaning provided in Section 1(b).

                  "Series C Warrants" shall have the meaning provided in Section 1(b).

                  "Shareholder Bridge Agreement" shall mean the $5 million bridge financing to Celerity Group, Inc., a California corporation evidenced by the 30 Day Subordinated Secured Note, the Secured Guaranty of KSI and the Security Agreement each dated as of March 8, 2004 between the Company and certain shareholders of Holdings.

                  "Shareholder Bridge Notes" shall mean the notes issued to certain shareholders of Holdings pursuant to the Shareholder Bridge Agreement.

                  "Shareholder Rescission Letter" shall mean that certain letter dated as of even date herewith from KSI to the holders of the Junior Subordinated Notes that provides for the rescission of the contribution of the Junior Subordinated Notes to KSI from the holders thereof.

                  "Shimmon" shall mean David J. Shimmon and Mary Beth Shimmon.

                  "Significant Contracts" shall have the meaning provided in
Section 7.32(a).

                  "Solvent" shall mean (a) with respect to the Company and its Subsidiaries, considered as a whole that (i) the assets and the property of the Company and its Subsidiaries, considered as a whole, exceed the aggregate liabilities (including contingent and unliquidated liabilities) of the Company and its Subsidiaries, considered as a whole, (ii) after giving effect to the Transactions, the Company and its Subsidiaries, considered as a whole, will not be left with unreasonably small capital, and (iii) after giving effect to the Transactions, the Company and its Subsidiaries, considered as a whole, are able to both service and pay their liabilities as they mature; and (b), with respect to the Company or KSI, that (i) the assets and property of that entity exceed the liabilities (including contingent and unliquidated liabilities) of such entity, (ii) after giving effect to the transactions described in the Restructuring Agreement, such entity will not be left with unreasonably small capital, and (iii) after giving effect to the Transactions, such entity is able to both service and pay its liabilities as they mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.

                  "Special Power of Attorney Side Letter" shall mean that side letter of even date herewith whereby KH LLC grants to the Company a special power of attorney to perform certain acts on behalf of KH LLC to ensure satisfaction of the Company's obligations hereunder.

                  "Subordinated Debt" shall mean Indebtedness of the Company or any of its Subsidiaries that is contractually subordinated to any Indebtedness of the Company or any of its Subsidiaries, as applicable.

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. For the avoidance of doubt, for all purposes under this Agreement, no KSI Entity shall be considered a "Subsidiary" of any Restricted Party.

                  "Subsidiary Guarantor" shall mean each Subsidiary of the Company designated as a "Subsidiary Guarantor" on Schedule 7.15(b) hereto or which executes a Joinder Agreement after the Closing Date pursuant to Section
9.12. No KSI Entity shall be considered a Subsidiary Guarantor hereunder.

                  "Support Agreement" has the meaning given to such term in the Restructuring Agreement.

                  "Taxes" shall have the meaning provided in Section 4.03.

                  "Tax Sharing Agreement" shall mean that certain Tax Sharing Agreement dated as of the date hereof between Holdings, KSI and KGI, which agreement shall not be amended without the consent of the Agent.

                  "TCP Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement, dated as of the date hereof, by and among Special Value Absolute Return Fund, LLC, Special Value Bond Fund, LLC, Special Value Bond Fund II, LLC, Holdings, the Company, J.H. Whitney Mezzanine Fund, L.P., The Northwestern Mutual Life Insurance Company, Albion Alliance Mezzanine Fund, L.P., Albion Alliance Mezzanine Fund II, L.P., GoldenTree High Yield Opportunities I L.P., GoldenTree High Yield Master Fund, Ltd. and DB Structured Products, Inc.

                  "TCP Liquidation Certificates" shall have the meaning provided in the preambles hereof.

                  "TCP Purchase Option Agreement" shall mean that certain TCP Purchase Option Agreement dated as of the date hereof, executed by KSI and its Subsidiaries in favor of the holders of the Notes hereunder.

                  "TCP Retained Warrants" shall mean one-half of those warrants issued on August 30, 2000 exercisable at $0.01 held by Special Value Absolute Return Fund, LLC, Special Value Bond Fund, LLC and Special Value Bond Fund II, LLC pursuant to that certain Assignment and Assumption Agreement dated as of February 4, 2004 by and among such parties and J.H. Whitney Market Value Fund, L.P. The aggregate number of shares of Common Stock underlying the TCP Retained Warrants is 118,747.

                   "Test Period" shall mean each period of four consecutive fiscal quarters of the Company, in each case taken as one accounting period, provided, that as it applies to the determination of Consolidated EBITDA, Consolidated Cash Interest Expense and Consolidated Fixed Charges for Minimum EBITDA, for the Consolidated Interest Coverage Ratio, the Consolidated Fixed Charge Coverage Ratio, the Leverage Ratio and the Senior Leverage Ratio, (a) for the fiscal quarter ended on or nearest to March 31, 2004, Test Period shall mean the fiscal quarter of the Company ended on such date with results from such Test Period annualized by multiplying any numbers calculated for such period by four,
(b) for the fiscal quarter ended on or nearest June 30, 2004, Test Period shall mean the period of two consecutive fiscal quarters of the Company ended on such date with results from such Test Period annualized by multiplying any numbers calculated for such period by two, (c) for the fiscal quarter ended on or nearest September 30, 2004, Test Period shall mean the period of three consecutive fiscal quarters of the Company ended on such date with results from such Test Period annualized by multiplying any numbers calculated for such period by 1.333.

                  "Trademarks" shall have the meaning provided in Section
7.20(a).

                  "Trade Secrets" shall have the meaning provided in Section 7.20(a).

                  "Transaction Documents" shall mean this Agreement, as amended, restated, supplemented or otherwise modified from time to time, and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Series A Warrants, the Series B Warrants, the New Warrants, the Intercreditor Agreement, each Security Document, the Parent Non-Recourse Guaranty, the Parent Pledge Agreement, the Sale Letter, the Litigation Letter, the Additional Units Letter, and after the execution and delivery thereof, each additional guaranty or security document executed pursuant to Section 9.12.

                  "Transactions" shall mean, collectively, (i) the Transaction under and as defined in the Restructuring Agreement, (ii) the transactions under the Ares Assignment and Assumption Agreement, (iii) the transactions under the TCP Assignment and Assumption Agreement, (iv) the transactions under the Senior Subordinated Note Purchase Agreement, (v) the transactions and issuances of securities described in this Agreement and (vi) the payment of the fees and expenses owing in connection with the foregoing.

                  "2003 SAFECO Reimbursement Agreement" shall have the meaning assigned to that term in Section 5.36.

                  "2004 SAFECO Reimbursement Agreement" shall mean the Amended and Restated Reimbursement Agreement dated of even date herewith by and among Holdings, the Company, Celerity Group, Inc. (CA), KSI, Deutsche Bank AG, MidOcean Capital Investors L.P., Behrman Capital III LP, Strategic Entrepreneur Fund III L.P., David J. Shimmon, Mary Beth Shimmon, Gryphon Partners II, L.P., Gryphon Partners II-A, L.P., and MidOcean Celerity Investment Partners, LP.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with the actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

                  "United Filter Warrants" shall mean each of the Initial Warrant, First Note Warrant and Second Note Warrant.

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unitholders Agreement" shall have the meaning assigned thereto in Section 5.26.

                  "Unrestricted Cash" shall mean any cash not subject to any Lien in favor of any Person other than the Collateral Agent in favor of the lenders under the Senior Credit Agreement or the Purchasers.

                  "Warrant Shares" shall have the meaning provided in Section 1(b).

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  12.02 Accounting Terms: Financial Statements. The financial statements to be furnished to the Purchasers pursuant hereto shall be made and prepared in accordance with GAAP (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Purchasers); provided that, except as otherwise specifically provided herein, all computations determining compliance with Sections 10.08 through 10.11, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Purchasers pursuant to Section 5.20 unless otherwise requested by the Purchasers from time to time. In addition, except as otherwise specifically provided herein, all computations made with respect to Sections 10.08 through 10.11, inclusive, shall be calculated without giving effect to any impact of FIN 45 (relating to accounting for interests in variable interest entities) or FIN 46 (regarding accounting for guaranteed debt of a guarantor), as issued by the Financial Accounting Standards Board. At the request of the Agent, the Company shall promptly provide a reconciliation of the effects of the foregoing financial pronouncements on the computations required under Section 10.08 through 10.11, inclusive.

                  12.03 Knowledge of Holdings and the Company. All references to the knowledge of Holdings or the Company or to facts known by Holdings or the Company shall mean actual knowledge or notice of the Chairman, Chief Executive Officer, President, Chief Financial Officer, Treasurer, General Counsel or other executive officer of Holdings or the Company, as the case may be, or any of its Subsidiaries or any division of Holdings, the Com-pany or any of its Subsidiaries or knowledge which such Person could reasonably have acquired through the exercise of due inquiry.

                  SECTION 13. Guarantees.

                  13.01 The Guaranty. The Guarantors hereby jointly and severally guarantee as a primary obligor and not as a surety to each Secured Party the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy
Code) on the Notes held by the Holders of, the Company and all other Obligations from time to time owing to the Holders by the Company, under this Agreement and under the Notes and by any Restricted Party under any of the other Transaction Documents, and all Obligations of the Restricted Parties to any Secured Parties, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  13.02 Obligations Unconditional. The obligations of the Guarantors under Section 13.01 are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

                  (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under this Agreement, the Notes or any other Transaction Document or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any Lien or security interest granted to, or in favor of, any Secured Party or the Collateral Agent as security for any of the Guaranteed Obligations shall fail to be perfected or shall fail to have the priority contemplated by the Security Documents; or

                  (v)      the release of any other Guarantor.

                  The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Holders or Affiliate thereof exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party or Affiliate thereof or the Holders upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between the Company and the Holders or Affiliate thereof shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Holders or Affiliate thereof, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Holders or Affiliate thereof or any other Person at any time of any right or remedy against the Company or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Secured Parties, and its successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

                  13.03 Reinstatement. The obligations of the Guarantors under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be oth-erwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Guarantors jointly and severally agree that they will indemnify the Holders or Affiliate thereof on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Holders or Affiliate thereof in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of such Person.

                  13.04 Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 13.01, whether by subrogation or otherwise, against the Company or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of the Company or any other Guarantor now or hereafter owing to any Guarantor by reason of any payment by such Guarantor under the Guaranty in this Section 13 is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of the Company to such Guarantor until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, any Guarantor shall prior to the indefeasible payment in full in cash of the Guaranteed Obligations collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Holders and be paid over to Holders on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guarantee contained herein.

                  13.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Holders, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11.05) for purposes of Section 13.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantors for purposes of Section 13.01.

                  13.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 13 constitutes an instrument for the payment of money, and consents and agrees that the Holders, at their sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

                  13.07 Continuing Guaranty. The guarantee in this Section 13 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  13.08 General Limitation on Guaranty Obligations. In any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 13.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, the Holders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                  13.09 Release of KTS; Release of KSI. (a) Each of the Purchasers and the Agent agrees that upon the receipt by the Company of not less than $5 million in proceeds from the KTS Sale, KTS shall be released from its obligations as a Guarantor hereunder, and any Liens held by the Collateral Agent or the Holders in any Collateral of KTS shall be automatically released and the Company shall be authorized to take whatever steps are reasonably necessary to effect the termination of such Liens, including without limitation, filing UCC-3 lien modifications or terminations in the relevant jurisdictions; provided that any such release of Liens shall be accomplished at the Company's expense.

                  (b) Each of the Purchasers and the Agent agrees that upon the receipt by the Company of proceeds from the sale of KSI in accordance with the Sale Letter, KSI shall be released from its obligations as a Guarantor hereunder, and any Liens held by the Collateral Agent or the Holders in any Collateral of KSI shall be automatically released and the Company shall be authorized to take whatever steps are reasonably necessary to effect the termination of such Liens, including without limitation, filing UCC-3 lien modifications or terminations in the relevant jurisdictions; provided that any such release of Liens shall be accomplished at the Company's expense.

                  SECTION 14. Miscellaneous.

                  14.01 Payment of Expenses, Etc. The Company shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Purchasers and the Agent (including, without limitation, the reasonable fees and disbursements of Milbank, Tweed, Hadley & McCloy LLP and local counsel) in connec-tion with the preparation, execution and delivery of this Agreement and the other Transaction Documents and the documents and instruments referred to herein and therein, (ii) pay for all reasonable out-of-pocket expenses incurred by the Holders and the Agent in connection with any amendment, waiver or consent relating hereto or thereto (whether or not such amendment, waiver or consent shall become effective), and, after an Event of Default, reimburse the Holders and the Agent for all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement incurred in connection with the enforcement of this Agreement, the LLC Agreement, the Unitholders Agreement, the other Transaction Documents and the documents and instruments referred to herein and therein or the collection of any amounts due under any Transaction Documents including pursuant to any insolvency or bankruptcy proceedings (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for the Holders and the Agent); (iii) pay and hold the Holders and the Agent harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save the Holders and the Agent harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Holders and the Agent) to pay such taxes; and (iv) indemnify the Holders and the Agent, and their respective officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Holder or the Agent is a party thereto) related to the entering into and/or performance of this Agreement or any other Transaction Document or the LLC Agreement, the Unitholders Agreement or the Restructuring Agreement or the use of any proceeds of any Notes hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transactions), or in any other Transaction Document, or (b) the exercise of any of their rights or remedies provided herein or in the other Transaction Documents, or (c) the actual or alleged presence or Release of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or at or emanating from any facility or equipment owned or at any time operated by the Company or any of its Subsidiaries, the generation, storage, transportation, handling, disposal or Release of Hazardous Materials by any Restricted Party at any location, whether or not owned or operated by the Company or any of its Subsidiaries, the noncompliance by any Restricted Party or of any Real Property owned or operated by any Restricted Party with Environmental Laws, or any Environmental Claim asserted against the Company, any of its Subsidiaries or any Real Property owned or at any time operated by the Company or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negli-gence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Holders set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. Notwithstanding anything to the contrary in this Section 14.01, the indemnification and contribution provisions of the Restated Shareholders Agreement and/or the Unitholders Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sale made thereunder.

                  14.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Holder is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Guarantor or the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Holders (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Company or any Guarantor but in any event excluding assets held in trust for any such Person against and on account of the Obligations and liabilities of the Company or such Guarantor, as applicable, to the Holders under this Agreement or under any of the other Transaction Documents and all other claims of any nature or description arising out of or connected with this Agreement or any other Transaction Document, irrespective of whether or not the Holders shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  14.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telex, telecopier or cable communication) and mailed, telexed, telecopied, cabled or delivered: if to Holdings, at Holdings address specified below its signature below; if to the Company, at the Company's address specified below its signature below; if to a Purchaser, at its address specified below its signature below; if to the Agent, at its address specified below its signature below; or, as to any Restricted Party or any Holder, at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telexed, telecopied or sent by overnight courier, be effective when deposited in the mails or delivered to the overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to a Purchaser, the Agent or any Restricted Party shall not be effective until received by such Purchaser, the Agent, or such Restricted Party, as the case may be.

                  14.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Restricted Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Transaction Document without the prior written consent of the Required Holders.

                           (b) Any Holder may (x) assign all or a portion of its
Notes to (i) its parent company and/or any affiliate of such Holder which is at least 50% owned by such Holder or its parent company, (ii) in the case of any Holder that is a fund that invests in loans and notes, any other fund that invests in loans and notes and is managed or advised by the same investment advisor of such Holder or by an Affiliate of such investment advisor, (iii) one or more Holders, or (iv) one or more Eligible Transferees (treating any fund that invests in loans and notes and any other fund that invests in loans and notes and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Holder by execution of an assignment and assumption agreement; provided that, (i) new Notes will be issued, at the Company's expense, to such new Holder and to the assigning Holder upon the request of such new Holder or assigning Holder and
(ii) if, after giving effect to any such assignment, the Holders holding the Notes on the Closing Date (together with entities listed under subsection
(x)(i), (x)(ii) and (x)(iii) above) end up holding less than 50% of the total aggregate amount of Notes outstanding on such date of assignment and if no Event of Default has occurred or is occurring hereunder, the consent of the Company shall be required, such consent not to be unreasonably withheld.

                  14.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the holder of any Note in exercising any right, power or privilege hereunder or under any other Transaction Document and no course of dealing between the Company or any other Restricted Party and the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Transaction Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the holder of any Note would otherwise have. No notice to or demand on any Restricted Party in any case shall entitle any Restricted Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the holder of any Note to any other or further action in any circumstances without notice or demand.

                  14.06 Calculations; Computations. (a) The financial statements to be furnished to the Holders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to such Holders); provided that, except as otherwise specifically provided herein, all computations determining compliance with Sections 10.08 through 10.11, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Purchasers pursuant to Section 5.13 (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called "GAAP").

                  (b) All computations of interest on Notes and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Notes or Fees are payable.

                  14.07 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH RESTRICTED PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH RESTRICTED PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH RESTRICTED PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN THE STATE OF NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. EACH RESTRICTED PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY RESTRICTED PARTY AT ITS ADDRESS SET FORTH OPPO-

SITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS UNDER THIS AGREEMENT, THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY RESTRICTED PARTY IN ANY OTHER JURISDICTION.

                  (b) EACH RESTRICTED PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  14.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Agent.

                  14.09 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  14.10 Amendment or Waiver; Etc. Neither this Agreement nor any other Transaction Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Restricted Parties party thereto and the Required Holders.

                  14.11 Survival. All indemnities set forth herein including, without limitation, in Sections 4.04, and 14.01 shall survive the execution, delivery and termination of this Agreement and the Notes.

                  14.12 Confidentiality. (a) Subject to the provisions of clause
(b) of this Section 14.12, each Holder agrees that it will use its best efforts not to disclose without the prior consent of the Company (other than to its employees, auditors, advisors or counsel) any information with respect to the Company or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Transaction Document, provided that each Holder may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section 14.12(a) by such Holder, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Holder or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Holder, (e) to the national association of insurance commissioners or any similar organization or any nationally recognized rating agency that requires access to information about the Holder's investment portfolio in connection with the ratings issued with respect to such Holder, (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or any interest therein by any Holder or any other direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisors; provided that such prospective transferee or contractual counterparty agrees to be bound by the confidentiality provisions contained in this Section 14.12 and
(g) as may be used in good faith by the Agent for its marketing purposes in a manner consistent with customary industry practice (provided that whenever the Agent has received notice that the Company or Holdings is engaged in or reasonably intends to engage in a registered or unregistered offering of its securities, then the Agent agrees, until completion of such offering, not to disclose any terms relating to such offering (except for such terms as already disclosed publicly by the Company or Holdings) and not to engage in any general solicitation or advertising (as used in Rule 502 under the Securities Act) in respect of any securities of the Company or Holdings; and, provided further, that once the Company or Holdings becomes subject to the reporting requirements of Section 13 or 15 of the Securities Exchange Act of 1934, as amended, the Agent agrees not to disclose any material nonpublic information except to persons who agree to maintain such nonpublic information in confidence).

                  Notwithstanding the foregoing, the Agent, the Purchasers and the Restricted Parties (and each of their respective officers, directors, employees, accountants, attorneys and other advisors, agents and representatives) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such person relating to such tax treatment or tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws, and except that, with respect to any document or similar item that in either case contains information concerning the U.S. tax treatment or U.S. tax structure of such transactions as well as other information, this paragraph shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure. The Agent and the Purchasers agree to make commercially reasonable efforts, if to do so would not, in the opinion of counsel to the Agent or Purchasers, violate any law or regulation applicable to the Agent or the Purchasers, to provide notice to the Restricted Parties at least five days prior to disclosing financial statements of the Restricted Parties and other financial information of the Restricted Parties pursuant to this paragraph in order that the Restricted Parties may take such action as they deem appropriate to prevent such disclosure.

                  (b) The Company hereby acknowledges and agrees that any Holder may share with any of its affiliates any information related to the Company or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Company and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 14.12 to the same extent as the Agent).

                  14.13 Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in the United States. The parties hereto acknowledge and agree that the provisions of the Security Agreement executed and delivered by the Restricted Parties require that, among other things, all promissory notes executed by, and all (or 65%, as the case may be) of the capital stock and other equity interests in, various Persons owned by the respective Restricted Party be pledged, and delivered for pledge, pursuant to the Security Agreement. To the extent the Security Agreement requires or provides for the pledge of promissory notes issued by, or capital stock or other equity interests in, any Person organized under the laws of a jurisdiction other than the United States, it is acknowledged that, as of the Closing Date, no actions have been required to be taken to perfect under any local law of the jurisdiction of the Person who issued the respective promissory notes or whose capital stock or other equity interests are pledged, under the Security Documents. The Restricted Parties hereby agree that, following any request by the Required Holders to do so in respect to any such asset that is material, each Restricted Party shall, and shall cause its Subsidiaries to, take such actions under U.S. law or the local law of any jurisdiction with respect to which such actions have not already been taken as are reasonably determined by the Required Holders to be necessary or desirable in order to fully perfect, preserve or protect the security interests in such assets granted pursuant to the Security Agreement under the laws of such jurisdictions. If requested to do so pursuant to this Section 14.13, all such actions shall be taken in accordance with the provisions of this Section 14.13 as promptly as practicable. All conditions and representations contained in this Agreement and the other Transaction Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under U.S. Federal or local law (but only with respect to capital stock of, other equity interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than the United States) not re-quired to be taken in accordance with the provisions of this Section 14.13, provided, that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation or warranty shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this Section 14.13.

                  14.14 Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers or partial transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Upon surrender for registration of transfer or exchange of a Note at the principal offices of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of denominations of at least $1.0 million (except as may be necessary to reflect any principal amount not evenly divisible by $1.0 million) of a like aggregate principal amount, registered in the name of the Holder or a transferee or transferees. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

                  14.15 Restructuring Agreement. . Each Holder shall be bound by the Restructuring Agreement, and any transferee of any Note hereunder shall automatically become subject to the Restructuring Agreement.

                  SECTION 15. Appointment of Agent.

                  15.01 Each of the Holders hereby irrevocably appoints the Agent as its agent hereunder and under the other Transaction Documents, and to act as the Collateral Agent on behalf of the Holders hereunder and under the other Transaction Documents, and in each case authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

                  15.02 The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Holder as any other Holder and may exercise the same as though it were not the Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

                  15.03 The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Agent is required to exercise in writing by the Required Holders, and (c) except as expressly set forth herein and in the other Transaction Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Holders or in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until notice thereof is given to the Agent by the Company or a Holder, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (v) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (w) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (x) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (y) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, or (z) the satisfaction of any condition set forth herein or therein, other than to confirm receipt of items expressly required to be delivered to the Agent.

                  15.04 The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for a Restricted Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  15.05 The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

                  15.06 Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Holders and the Company. Upon any such resignation, the Required Holders shall have the right, in consultation with the

Company, to appoint a successor. If no successor shall have been so appointed by the Required Holders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, upon not less than ten days' notice, on behalf of the Holders, appoint a successor Agent, which institution shall be a bank with an office in Los Angeles, California or New York, New York, with a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  15.07 Each Holder acknowledges that it has, independently and without reliance upon the Agent or any other Holder and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Holder also acknowledges that it will, independently and without reliance upon the Agent or any other Holder and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or any related agreement or any document furnished hereunder or thereunder.

                  15.08 Each Holder agrees to indemnify the Agent for, and hold it harmless against, any loss, liability or expense including taxes incurred without willful misconduct or gross negligence on its part, arising out of or in connection with the acceptance or administration of this Agreement or its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability (whether assessed by a Restricted Party, any Holder or any other Person) in connection with the exercise or performance of any of its powers or duties hereunder.

                  15.09 The Agent may take any action on behalf of the Required Holders that has been approved by the Required Holders. For the avoidance of doubt, the Agent may, with the prior consent of the Required Holders (but not otherwise), consent to any amendment, restatement, supplement, waiver or other modification under any of the Transaction Documents.

                  [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                    KINETICS GROUP, INC.,
                                     as Company

                                    By: /s/ John Goodman
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:
                                    2805 Mission College Blvd.
                                    Santa Clara, CA 95054
                                    Attention: CFO and Treasurer

                                    CELERITY GROUP, INC., as Guarantor

                                    By: /s/ John Goodman
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:
                                    2805 Mission College Blvd.
                                    Santa Clara, CA 95054
                                    Attention: CFO and Treasurer

                 [Signature Page - 2nd Lien Purchase Agreement]

                                    KINETIC SYSTEMS, INC.,
                                     as Guarantor

                                    By: /s/ John Goodman
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:
                                    2805 Mission College Blvd.
                                    Santa Clara, CA 95054
                                    Attention: CFO and Treasurer

                                    KINETIC SYSTEMS CARIBE, INC.,
                                     as Guarantor

                                    By: /s/ John Goodman
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:
                                    2805 Mission College Blvd.
                                    Santa Clara, CA 95054
                                    Attention: CFO and Treasurer

                                    KINETIC SYSTEMS INTERNATIONAL, INC.,
                                      as Guarantor

                                    By: /s/ John Goodman
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:
                                    2805 Mission College Blvd.
                                    Santa Clara, CA 95054
                                    Attention: CFO and Treasurer

                 [Signature Page - 2nd Lien Purchase Agreement]

                                    KINETICS CHEMPURE SYSTEMS, INC.,
                                     as a Subsidiary Guarantor

                                    By: /s/ John Goodman
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:
                                    2805 Mission College Blvd.
                                    Santa Clara, CA 95054
                                    Attention: CFO and Treasurer

                 [Signature Page - 2nd Lien Purchase Agreement]

                                    CELERITY GROUP, INC. (formerly known as
                                      Kinetics Fluid Systems, Inc.), as a
                                      Subsidiary Guarantor

                                    By: /s/ John Goodman
                                        ---------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:
                                    2805 Mission College Blvd.
                                    Santa Clara, CA 95054
                                    Attention: CFO and Treasurer

                                    FTS SYSTEMS, INC. (formerly known as
                                      Kinetics Thermal Systems, Inc.),
                                      as a Subsidiary Guarantor

                                    By: /s/ John Goodman
                                        ---------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:
                                    2805 Mission College Blvd.
                                    Santa Clara, CA 95054
                                    Attention: CFO and Treasurer

                 [Signature Page - 2nd Lien Purchase Agreement]

                                    TENNENBAUM CAPITAL PARTNERS, LLC,
                                      as Collateral Agent and as Agent

                                      By:______________________________________
                                         Name:
                                         Title:

                                    Address for Notices:
                                    11100 Santa Monica Blvd.
                                    Suite 210
                                    Los Angeles, CA 90025
                                    Attention: David A. Hollander

                 [Signature Page - 2nd Lien Purchase Agreement]

                                    SPECIAL VALUE ABSOLUTE RETURN
                                    FUND, LLC, as Purchaser
                                    By:   SVAR/MM, LLC
                                    Its:  Managing Member
                                    By:   Tennenbaum Capital Partners, LLC
                                    Its:  Managing Member
                                    By:   Tennenbaum & Co., LLC
                                    Its:  Managing Member

                                    SPECIAL VALUE BOND FUND, LLC, as Purchaser
                                    By:   SVIM/MSM, LLC
                                    Its:  Manager
                                    By:   Tennenbaum & Co., LLC
                                    Its:  Managing Member

                                    SPECIAL VALUE BOND FUND II, LLC, as
                                    Purchaser
                                    By:   SVIM/MSM II, LLC
                                    Its:  Managing Member
                                    By:   Tennenbaum & Co., LLC
                                    Its:  Managing Member

                                    J.B. FUQUA FAMILY CHARITABLE LEAD
                                    ANNUITY TRUST - 2000, as Holder
                                    By:  Tennenbaum Capital Partners, LLC
                                    Its: Investment Advisor
                                    By:  Tennenbaum & Co., LLC
                                    Its: Managing Member

                                    Each of the above by:

                                    _______________________________________
                                    Name:
                                    Title:

                                    Address for Notices:
                                    11100 Santa Monica Blvd.
                                    Suite 210
                                    Los Angeles, CA 90025

                 [Signature Page - 2nd Lien Purchase Agreement]

                                    Attention: David A. Hollander
                                    ARES LEVERAGED INVESTMENT FUND II, L.P.,
                                    as Holder
                                    By:   Ares Management II, L.P.
                                    Its:  General Partner

                                    By: _______________________________________
                                    Name:
                                    Title:

                                    Address for Notices:
                                    1999 Avenue of the Stars
                                    Suite 1900
                                    Los Angeles, CA 90067
                                    Attention: Masa Takenaga
                                               Kevin Frankel
                                    Fax: 310-201-4157

                                    ARES TOTAL VALUE FUND, L.P., as Purchaser
                                    By:   Ares Total Value Management LLC
                                    Its:  General Partner

                                    By: _______________________________________
                                    Name:
                                    Title:

                                    Address for Notices:
                                    1999 Avenue of the Stars
                                    Suite 1900
                                    Los Angeles, CA 90067
                                    Attention: Masa Takenaga
                                               Kevin Frankel
                                    Fax: 310-201-4157

                 [Signature Page - 2nd Lien Purchase Agreement]

                                    ARES III CLO LTD., as Purchaser
                                    By:  ARES CLO Management LLC
                                    Its: Investment Manager

                                    By: _______________________________________
                                    Name:
                                    Title:

                                    Address for Notices:
                                    1999 Avenue of the Stars
                                    Suite 1900
                                    Los Angeles, CA 90067
                                    Attention: Masa Takenaga
                                               Kevin Frankel
                                    Fax: 310-201-4157

                                    ARES IV CLO LTD., as Purchaser
                                    By:  Ares CLO Management IV, L.P.
                                    Its: Investment Manager
                                    By:  Ares CLO GP IV, LLC
                                    Its: Managing Member

                                    By: _______________________________________
                                    Name:
                                    Title:

                                    Address for Notices:
                                    1999 Avenue of the Stars
                                    Suite 1900
                                    Los Angeles, CA 90067
                                    Attention: Masa Takenaga
                                               Kevin Frankel
                                    Fax: 310-201-4157

                 [Signature Page - 2nd Lien Purchase Agreement]

                                    ARES VII CLO LTD., as Holder
                                    By:  Ares CLO Management VII, L.P.
                                    Its: Investment Manager
                                    By:  Ares CLO GP VII, LLC
                                    Its: General Partner

                                    By: _______________________________________
                                    Name:
                                    Title:

                                    Address for Notices:
                                    1999 Avenue of the Stars
                                    Suite 1900
                                    Los Angeles, CA 90067
                                    Attention: Masa Takenaga
                                               Kevin Frankel
                                    Fax: 310-201-4157

                                    ARES VIII CLO LTD., as Holder
                                    By:  Ares CLO Management VIII, L.P.
                                    Its: Investment Manager
                                    By:  Ares CLO GP VIII, LLC
                                    Its: General Partner

                                    By: _______________________________________
                                    Name:
                                    Title:

                                    Address for Notices:
                                    1999 Avenue of the Stars
                                    Suite 1900
                                    Los Angeles, CA 90067
                                    Attention: Masa Takenaga
                                               Kevin Frankel
                                    Fax: 310-201-4157

                 [Signature Page - 2nd Lien Purchase Agreement]

                                    MASSACHUSETTS MUTUAL
                                    LIFE INSURANCE COMPANY, as Purchaser
                                    By:  David L. Babson & Company Inc.
                                    Its: Investment Adviser

                                    By: /s/ Richard E. Spencer II
                                        ----------------------------------
                                    Name:  Richard E. Spencer II
                                    Title: Managing Director

                                    Address for Notices:
                                    Massachusetts Mutual Life Insurance Company
                                    c/o DL Babson
                                    1500 Main Street
                                    Suite 2200
                                    Springfield, MA 01115
                                    Attention:

                 [Signature Page - 2nd Lien Purchase Agreement]

                                                                         ANNEX 1

                           EXISTING SECURITIES HOLDERS

HOLDERS

                                       PRINCIPAL                   COMMON STOCK                  PREFERRED   PREFERRED
                         PRINCIPAL     AMOUNT OF    COMMON STOCK     WARRANTS     COMMON STOCK     STOCK       STOCK
                         AMOUNT OF     EXISTING     WARRANTS WITH   WITH $0.75   WARRANTS WITH   WARRANTS -  WARRANTS -
                          SERIES A     SERIES B    $0.01 EXERCISE    EXERCISE    $3.00 EXERCISE  SERIES A-1  SERIES B-1
       HOLDER            NOTES HELD   NOTES HELD     PRICE HELD     PRICE HELD     PRICE HELD       HELD        HELD
----------------------  ------------  -----------  --------------  ------------  --------------  ----------  ----------
Special Value Absolute
Return Fund, LLC        $ 37,700,000  $ 4,640,000    7,135,583      3,633,645      1,646,395     1,704,400    1,107,278

Special Value Bond
Fund, LLC               $  7,800,000  $   960,000    1,476,326        751,789        340,633       352,634      229,092

Special Value Bond
Fund II, LLC            $ 19,066,667  $ 2,346,667    3,608,799      1,837,706        832,661       861,994      560,004

J.B. Fuqua Family
Charitable Lead
Annuity Trust - 2000    $    433,333  $    53,333       82,017         41,765         18,924        19,590       12,727

Massachusetts Mutual
Life Insurance Company             -  $ 8,000,000    1,348,244        686,565        311,081       322,041      209,216

Ares Leveraged
Investment Fund II,
L.P.                    $  6,000,000            -    1,109,425        546,959        256,012       257,757      167,454

Ares VII CLO Ltd.       $  2,500,000                   323,084        182,516         74,511        84,411       54,838

Ares VIII CLO Ltd.      $  1,500,000                   252,796        128,731         58,328        60,383       39,228

                                     Annex 1

                                                                         ANNEX 2

                             SCHEDULE OF PURCHASERS

SERIES B PURCHASERS

                           PRINCIPAL       COMMON STOCK      COMMON STOCK      COMMON STOCK     PREFERRED STOCK   PREFERRED STOCK
                           AMOUNT OF       WARRANTS WITH     WARRANTS WITH     WARRANTS WITH        SERIES            SERIES
                          NEW SERIES B     $0.01 EXERCISE    $0.75 EXERCISE   $3.00 EXERCISE      A-1 WARRANTS      B-1 WARRANTS
     PURCHASER          NOTES PURCHASED   PRICE PURCHASED   PRICE PURCHASED   PRICE PURCHASED      PURCHASED         PURCHASED
---------------------   ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Special Value
Absolute Return Fund,
LLC (TCP PURCHASER)     $       800,000       137,849            77,873            31,791            36,015            23,398

Special Value Bond
Fund, LLC (TCP
PURCHASER)              $       400,000        68,924            38,937            15,896            18,008            11,698

Special Value Bond
Fund II, LLC (TCP
PURCHASER)              $       800,000       137,849            77,873            31,791            36,015            23,398

Massachusetts Mutual
Life Insurance
Company (TCP
PURCHASER)              $     2,000,000       344,622           194,683            79,478            90,038            58,494

                                     Annex 2

SERIES C PURCHASERS

                          PRINCIPAL       COMMON STOCK      COMMON STOCK      COMMON STOCK     PREFERRED STOCK   PREFERRED STOCK
                          AMOUNT OF       WARRANTS WITH     WARRANTS WITH     WARRANTS WITH        SERIES            SERIES
                        SERIES C NOTES   $0.01 EXERCISE    $0.75 EXERCISE    $3.00 EXERCISE     A-1 WARRANTS      B-1 WARRANTS
      PURCHASER           PURCHASED      PRICE PURCHASED   PRICE PURCHASED   PRICE PURCHASED      PURCHASED         PURCHASED
---------------------   --------------   ---------------   ---------------   ---------------   ---------------   ---------------
Special Value
Absolute Return Fund,
LLC (TCP PURCHASER)     $   6,000,000         775,400          438,037           178,825           202,586           131,612

Special Value Bond
Fund, LLC (TCP
PURCHASER)              $   3,000,000         387,700          219,018            89,413           101,293            65,806

Special Value Bond
Fund II, LLC (TCP
PURCHASER)              $   6,000,000         775,400          438,037           178,825           202,586           131,612

Massachusetts Mutual
Life Insurance
Company (TCP
PURCHASER)              $  10,000,000       1,292,334          730,061           298,042           337,644           219,353

Ares III CLO Ltd.
(ARES PURCHASER)        $   2,000,000         258,467          146,013            59,609            67,528            43,870

Ares IV CLO Ltd.
(ARES PURCHASER)        $   1,500,000         193,850          109,509            44,706            50,647            32,903

Ares Total Value
Fund, L.P. (ARES
PURCHASER)              $   1,500,000         193,850          109,509            44,706            50,647            32,903

                                     Annex 2

                                                                         ANNEX 3

TCP MEZZANINE LIQUIDATION CERTIFICATE PURCHASERS

                         COMMON STOCK      COMMON STOCK      COMMON STOCK     PREFERRED STOCK   PREFERRED STOCK       TCP
                         WARRANTS WITH     WARRANTS WITH     WARRANTS WITH        SERIES            SERIES        LIQUIDATION
                        $0.01 EXERCISE    $0.75 EXERCISE    $3.00 EXERCISE      A-1 WARRANTS      B-1 WARRANTS    CERTIFICATES
      PURCHASER         PRICE PURCHASED   PRICE PURCHASED   PRICE PURCHASED      PURCHASED         PURCHASED        PURCHASED
---------------------   ---------------   ---------------   ---------------   ---------------   ---------------   ------------
Special Value
Absolute Return Fund,
LLC                         179,964           101,664           41,503             47,019            30,546       $ 333,333.33

Special Value Bond
Fund, LLC                    89,982            50,832           20,753             23,509            15,273       $ 166,666.67

Special Value Bond
Fund II, LLC                179,964           101,664           41,503             47,019            30,546       $ 333,333.33

                                     Annex 3

                                                                         ANNEX 4

                              GROSS-UP ALLOCATIONS

HOLDERS

                              COMMON STOCK          COMMON STOCK          COMMON STOCK      PREFERRED STOCK   PREFERRED STOCK
                           WARRANTS WITH $0.01   WARRANTS WITH $0.75   WARRANTS WITH $3.00     WARRANTS -        WARRANTS -
        HOLDER            EXERCISE PRICE ADDED  EXERCISE PRICE ADDED  EXERCISE PRICE ADDED  SERIES A-1 ADDED  SERIES B-1 ADDED
------------------------  --------------------  --------------------  --------------------  ----------------  ----------------
Special Value Absolute
Return Fund, LLC                18,756                407,964                3,562              164,789           107,057

Special Value Bond
Fund, LLC                        3,880                 84,407                  737               34,094            22,149

Special Value Bond
Fund II, LLC                     9,487                206,327                1,801               83,341            54,144

J.B. Fuqua Family
Charitable Lead
Annuity Trust - 2000               216                  4,689                   40                1,895             1,231

Massachusetts Mutual
Life Insurance Company           3,544                 77,084                  673               31,137            20,228

Ares Leveraged
Investment Fund II, L.P.         3,765                 81,902                  715               33,083            21,492

Ares VII CLO Ltd.                    -                      -                    -                    -                 -

Ares VIII CLO Ltd.                 665                 14,453                  126                5,838             3,793

                                     Annex 4

                                                                         ANNEX 5

                          POST-TRANSACTION ALLOCATIONS

TCP NOTES AND WARRANTS

                                                                COMMON STOCK  COMMON STOCK  COMMON STOCK
                       PRINCIPAL     PRINCIPAL     PRINCIPAL      WARRANTS      WARRANTS      WARRANTS     PREFERRED     PREFERRED
                       AMOUNT OF     AMOUNT OF     AMOUNT OF     WITH $0.01    WITH $0.75    WITH $3.00   STOCK SERIES  STOCK SERIES
                        SERIES A      SERIES B      SERIES C      EXERCISE      EXERCISE      EXERCISE    A-1 WARRANTS  B-1 WARRANTS
     HOLDER            NOTES HELD    NOTES HELD    NOTES HELD    PRICE HELD    PRICE HELD    PRICE HELD       HELD          HELD
--------------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------
Special Value
Absolute Return
Fund, LLC             $ 37,700,000  $  5,440,000  $  6,000,000   8,067,588     4,557,519     1,860,573     2,107,790     1,369,345

Special Value Bond
Fund, LLC             $  7,800,000  $  1,360,000  $  3,000,000   1,936,830     1,094,151       446,679       506,029       328,745

Special Value Bond
Fund II, LLC          $ 19,066,667  $  3,146,667  $  6,000,000   4,531,535     2,559,943     1,045,078     1,183,936       769,158

J.B. Fuqua Family
Charitable Lead
Annuity Trust - 2000  $    433,333  $     53,333                    82,233        46,454        18,964        21,485        13,958

Massachusetts Mutual
Life Insurance
Company                          -  $ 10,000,000  $ 10,000,000   2,988,744     1,688,393       689,274       780,860       507,291

Ares Leveraged
Investment Fund II,
L.P.                  $  6,000,000             -             -   1,113,190       628,861       256,727       290,840       188,946

Ares III CLO Ltd.                -             -  $  2,000,000     258,467       146,013        59,609        67,528        43,870

Ares IV CLO Ltd.                 -             -  $  1,500,000     193,850       109,509        44,706        50,647        32,903

Ares VII CLO Ltd.     $  2,500,000             -             -     323,084       182,516        74,511        84,411        54,838

                                     Annex 5

Ares VIII CLO Ltd.    $  1,500,000      -                    -     253,461       143,184        58,454        66,221        43,021

Ares Total Value
Fund, L.P.                       -      -         $  1,500,000     193,850       109,509        44,706        50,647        32,903

                                     Annex 5

TCP MEZZANINE NOTES AND WARRANTS (EXCLUDING THE TCP RETAINED WARRANTS)

                                                                                        PREFERRED      PREFERRED
                         PRINCIPAL      COMMON STOCK    COMMON STOCK    COMMON STOCK       STOCK         STOCK          TCP
                         AMOUNT OF     WARRANTS WITH   WARRANTS WITH   WARRANTS WITH      SERIES         SERIES     LIQUIDATION
                         MEZZANINE     $0.01 EXERCISE  $0.75 EXERCISE  $3.00 EXERCISE  A-1 WARRANTS   B-1 WARRANTS  CERTIFICATES
      HOLDER             NOTES HELD      PRICE HELD      PRICE HELD      PRICE HELD        HELD           HELD          HELD
---------------------  --------------  --------------  --------------  --------------  ------------  -------------  ------------
Special Value
Absolute Return Fund,
LLC                    $ 2,000,000.00     258,467         146,012          59,608         67,529         43,871     $ 333,333.33

Special Value Bond
Fund, LLC              $ 1,000,000.00     129,233          73,006          29,805         33,764         21,935     $ 166,666.67

Special Value Bond
Fund II, LLC           $ 2,000,000.00     258,467         146,012          59,608         67,529         43,871     $ 333,333.33

                                     Annex 5